    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1999


                                                      REGISTRATION NO. 333-79751
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                NETGATEWAY, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    7373                                   87-0591719
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                                NETGATEWAY, INC.
                                 300 OCEANGATE
                                   5TH FLOOR
                          LONG BEACH, CALIFORNIA 90802
                    (Address of principal place of business)
                         ------------------------------


                               KEITH D. FREADHOFF
                       Chairman of the Board of Directors
                               ROY W. CAMBLIN III
             Chief Executive Officer and Chief Information Officer
                             DONALD M. CORLISS, JR.
                                   President
                             DAVID BASSETT-PARKINS
              Chief Financial Officer and Chief Operating Officer
                                Netgateway, Inc.
                                 300 Oceangate
                                   5th Floor
                          Long Beach, California 90802
                     (562)308 0010/(562)308 0021 (Telecopy)
                           KDFREADHOFF@NETGATEWAY.NET
                            RCAMBLIN@NETGATEWAY.NET
                            DMCORLISS@NETGATEWAY.NET
                            DBPARKINS@NETGATEWAY.NET
 (Name, address, and telephone number of principal executive offices and agent for service)

                         ------------------------------

                                   COPIES TO:


        ROBERT STEVEN BROWN, ESQ.                      STEPHEN WEISS, ESQ.
          AMOS S. EDELMAN, ESQ.                         LINDA MINTZ, ESQ.
        KIM ELLEN LEFKOWITZ, ESQ.                     JEFFERY BAHNSEN, ESQ.
          Brock Silverstein LLC                         Greenberg Traurig
             800 Third Avenue                           Met Life Building
                21st Floor                               200 Park Avenue
         New York, New York 10022                    New York, New York 10166
(212) 371-2000 / (212) 371-5500 (Telecopy)  (212) 801-9200 / (212) 801-6400 (Telecopy)
           RBROWN@BROCKFIRM.COM                          WEISSS@GTLAW.COM
          AEDELMAN@BROCKFIRM.COM                         MINTZL@GTLAW.COM
         KLEFKOWITZ@BROCKFIRM.COM                       BAHNSENJ@GTLAW.COM


                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE
                               SEE ATTACHED PAGE.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                             PROPOSED            PROPOSED
                                                                             MAXIMUM             MAXIMUM
                                                                             OFFERING           AGGREGATE           AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE         PRICE PER            OFFERING          REGISTRATION
           SECURITIES TO BE REGISTERED                  REGISTERED           UNIT(1)             PRICE(1)              FEE
                                                        3,450,000
Common Stock, par value, $.001 per share..........      shares(2)             $10.00           $34,500,000            $9,591
                                                         300,000
Representative's Warrants.........................     warrants(3)            $0.001             $300.00              $0.08
Common Stock, par value, $.001 per share, issuable
  upon exercise of the Representative's
  Warrants........................................  300,000 shares(4)         $16.50            $4,950,000          $1,376.10
Total.............................................          --                  --             $39,450,300        $10,967.18(5)


(1) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.


(2) Includes 450,000 shares of the Common Stock, par value $.001 per share, of the Registrant, which the underwriters have the option to purchase solely to cover over allotments, if any.


(3) To be acquired by the Representative.

(4) Issuable upon exercise of the Representative's Warrants.


(5) A filing fee of $12,908.84 was previously paid.

                 SUBJECT TO COMPLETION, DATED OCTOBER 14, 1999

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS


                                3,000,000 SHARES


 [LOGO]
                                NETGATEWAY, INC.

                                  COMMON STOCK

                               ------------------

    We are a provider of turn-key electronic commerce services designed to enable clients to extend their business to the Internet. Our Internet Commerce Center provides our clients with a variety of features ranging from simple Internet storefronts to complex systems designed to enable them to conduct business-to-business electronic commerce by means of the Internet.


    Our common stock currently trades on the OTC Bulletin Board under the symbol "NGWY." We have applied to have the common stock quoted on the Nasdaq National Market under the symbol "NGWY." On October 12, 1999, the last reported sale price of our common stock on the OTC Bulletin Board was $7.625. We anticipate that the public offering price per share will be between $8.00 and $10.00.



    INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10 OF THIS PROSPECTUS.


                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                 PER SHARE                      TOTAL
Public Offering Price.................................  $                            $
Underwriting Discounts and Commissions................  $                            $
Proceeds, before expenses, to Netgateway..............  $                            $


    The underwriters may, under certain circumstances, for 45 days after the date of this prospectus, purchase up to an additional 450,000 shares of common stock from us at the public offering price, less underwriting discounts and commissions.


                            ------------------------


CRUTTENDEN ROTH INCORPORATED



                       PENNSYLVANIA MERCHANT GROUP, LTD.


               THE DATE OF THIS PROSPECTUS IS             , 1999

                           INSIDE FRONT COVER PAGE 1



   PICTURE OF LIGHTSWITCH FOLLOWED BY "SWITCH ON," PICTURE OF ELECTRICAL PLUG FOLLOWED BY "PLUG INTO," PICTURE OF KEY FOLLOWED BY "UNLOCK," AND PICTURE OF
         FAUCET FOLLOWED BY "TURN ON," ALL FOLLOWED BY ECOMMERCE . . ."



                              INSIDE COVER PAGE 2



        PICTURES OF WEB PAGES OF CUSTOMERS OF NETGATEWAY AND CUSTOMER LOGOS.



                              INSIDE COVER PAGE 3



        MATRIX OF TRANSACTION VOLUME AND BUSINESS RULE COMPLEXITY DESCRIBING NETGATEWAY'S INTERNET COMMERCE CENTER WITH STATEMENT ". . . THE INTERNET
 CONVENTION CENTER-TM- (ICC) COVERS THE ENTIRE SPECTRUM OF ECOMMERCE." FOLLOWED
                      BY LOGOS OF CUSTOMERS OF NETGATEWAY.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
Prospectus Summary.........................................................................................           3
Risk Factors...............................................................................................          10
Use of Proceeds............................................................................................          25
Price Range of Common Stock................................................................................          27
Dividend Policy............................................................................................          27
Capitalization.............................................................................................          28
Dilution...................................................................................................          29
Selected Financial Data....................................................................................          31
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          33
Business...................................................................................................          39
Management.................................................................................................          53
Principal Stockholders.....................................................................................          67
Related Party Transactions.................................................................................          69
Description of Securities..................................................................................          71
Shares Eligible for Future Sale............................................................................          73
Underwriting...............................................................................................          74
Legal Matters..............................................................................................          77
Experts....................................................................................................          77
Additional Information.....................................................................................          78
Index to Financial Statements..............................................................................         F-1

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND OUR BUSINESS AND THIS OFFERING FULLY, YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS AND THE RELATED NOTES BEGINNING ON PAGE F-1. WHEN WE REFER IN THIS PROSPECTUS TO "NETGATEWAY," "THE COMPANY," "WE," "OUR," AND "US," WE MEAN NETGATEWAY, INC., A DELAWARE CORPORATION, TOGETHER WITH OUR SUBSIDIARIES AND THEIR RESPECTIVE PREDECESSORS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO NETGATEWAY. SEE "CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS" ON PAGE 23.


                                   NETGATEWAY

OUR BUSINESS

    We provide turn-key electronic commerce services designed to enable clients to extend their business to the Internet to conduct commercial transactions between business enterprises. The hub of our electronic commerce solution is our proprietary Internet Commerce Center, which consists of the hardware, proprietary and licensed software, and the related technical services necessary for our clients to transact electronic commerce, known in our industry as eCommerce. We also design and build custom interfaces, or SPOKES, to connect business clients to the ICC. Our ICC provides a continuum of increasingly sophisticated and technologically complex solutions, ranging from a simple Internet storefront advertising their products and taking orders through e-mail to a highly complex system of private Websites, known as EXTRANETS. These extranets are accessible only by clients and selected outsiders, such as their customers, suppliers, and vendors, to interact and transact business-to-business electronic commerce.


    In July 1999, we formed CableCommerce, a new operating division which focuses upon providing electronic commerce services and solutions to cable television operators. Typically, CableCommerce will design, develop, host, and manage branded Internet-based shopping malls in the markets served by the cable television system operator featuring businesses local to each of these markets. In addition, CableCommerce offers local and regional classified advertisements, community calendars, and coupons, provides mall content, trains cable television system sales people, and offers storefront creation and maintenance services to the cable television system's subscribers. To date, we have entered into contracts to provide these services with MediaOne, CableOne, Wireless One, and Frontiervision Media Services. See "Prospectus Summary--Significant Strategic Relationships."


OUR SERVICES

    Our services currently include

    - Web site development and design, including the development of electronic storefronts for the conduct of electronic commerce on the Internet,

    - Internet-based "shopping mall" and secure client extranet development and design,

    - transaction processing and clearing through standardized order formats and commercial terms,

    - data warehousing and transaction reporting,

    - customer support services, and

    - connectivity solutions.

    We believe that our electronic commerce services have a number of advantages over other currently available alternatives, in that:


    - our customers do not invest in hardware, software, and staffing, but rather connect to our existing hardware and software infrastructure, which we believe is a highly economical method to obtain and maintain an electronic commerce presence;

    - clients with existing Web sites can maintain their investment in the creation of that presence while seamlessly adding electronic commerce capabilities;

    - because our infrastructure enables our customers to access a continuum of sophisticated and technologically complex electronic commerce solutions, we can offer incremental services to our clients through the activation of additional portions of our proprietary software in response to client growth or commercial requirements quickly and cost-effectively; and

    - because our proprietary and other software resides only on our servers, we can offer clients easy access to additional functionality on a test or temporary basis in order to permit our clients to try new or additional services with their respective customers on their Web sites, and can provide real time updates, patches, and fixes to software with no additional effort by the client.

OUR MARKET

    International Data Corp., an industry research firm, forecasts that the market for Internet and electronic commerce services worldwide will grow from $4.6 billion in 1997 to $43.7 billion by 2002. Forrester Research, another technology industry research firm, estimates that the market for Internet and electronic commerce services will grow from $5.4 billion in 1998 to $32.7 billion by 2002. These projections represent a compound annual growth rate of more than 55% over these periods.

    As a result of the recent growth of electronic commerce and its acceptance as a mainstream medium for commercial transactions, businesses are investing in the strategic use of Internet solutions to transform their core business and technology strategies. This, in turn, has created a significant and growing demand for third-party Internet professional services and has resulted in a proliferation of companies offering specialized solutions, such as connectivity, transaction reporting, security, and Web site design to business customers. This specialization has resulted in a fragmented market that often requires the business customer to seek solutions from a number of different providers using differing, or even contradictory, strategies, models, and designs.


SIGNIFICANT STRATEGIC RELATIONSHIPS



    MEDIAONE. In July 1999, we entered into a strategic relationship with MediaOne, a leading cable television operator, under which we will design, develop, host, and manage Internet-based shopping malls in each of MediaOne's markets. These markets currently consist of more than five million households. These shopping malls will be branded with the MediaOne name, brand, and image, will feature businesses local to each market, and will offer additional online services, such as classified advertisements, local community events calendars, and coupons. MediaOne has agreed to contribute commercial advertising time on their cable systems in order to promote these malls. In connection with this relationship, MediaOne acquired 50,000 shares of our common stock and warrants, to purchase up to an aggregate of 200,000 shares of our common stock, at an exercise price per share equal to the current market price on the date of the vesting of these warrants. These warrants vest in four installments upon the satisfaction of milestones relating to the scope of the launch of these Internet-based shopping malls. See "Business--Clients and Strategic Relationships."



    CABLEONE. In August 1999, we entered into a cable reseller and mall agreement with CableOne, a large cable television operator, under which we will design and develop an Internet-based shopping mall, to be branded with the CableOne name, brand, and image, and will offer our storefront creation and maintenance services to CableOne's subscribers. We will also be responsible for marketing support, including development of mall content, training of CableOne sales people, and production of advertising to promote their services. CableOne will promote this mall with a minimum of 400 cablecasts per broadcast month in each broadcast market where the mall services are offered.



    WIRELESS ONE. In June 1999, we entered into a reseller and mall agreement with Wireless One, Inc. under which we will design and develop an Internet-based shopping mall, to be branded with the

Wireless One name, brand, and image, and will offer our storefront creation and maintenance services to Wireless One's subscribers. We will also be responsible for marketing support, including development of mall content, training of Wireless One sales people, development of Wireless One branded collateral material and periodic distribution and updating of advertising spots to promote their services. Wireless One will promote this mall with a total of 1,000 30-second spots every month jointly developed by us and Wireless One in all systems in which it is able to provide advertising.



    FRONTIERVISION MEDIA SERVICES. In July 1999, we entered into a reseller and mall agreement with Frontiervision Media Services, a provider of cable television programming services, pursuant to which we will design and develop an Internet-based shopping mall, to be branded with the Frontiervision name, brand, and image, and will offer our storefront creation and maintenance services to Frontiervision's subscribers. We will also be responsible for marketing support, including development of mall content, training of Frontiervision sales people, and production of advertising spots to promote their services. Frontiervision will promote this mall with a minimum of 1,000 cablecasts per broadcast month in each broadcast market where the mall services are offered.


    XOOM.COM.  In March 1999, we entered into an agreement with XOOM.com (NMS:
XMCM), an electronic commerce Web portal with over 7.8 million members. Under the terms of the agreement, we are the sole provider of a private labeled version of XOOM.com's products and services which permit its members to create and maintain storefronts on the Web through XOOM.com and are the sole provider of electronic commerce processing services to XOOM.com's electronic commerce customers. In addition, XOOM.com is reselling our electronic commerce services and we are developing XOOM.com's Internet-based shopping mall located at WWW.XOOMMEMBERSTORES.COM.


    CB RICHARD ELLIS. In March 1999, we entered into an electronic commerce services agreement with CB Richard Ellis (NYSE: CBG), one of the world's largest building management and real estate services companies with over 12,000 properties under management and over $1 billion of revenue during 1998. Under this agreement, we have been engaged to develop, manage, and service CB Richard Ellis' Internet-based shopping mall and client extranet. This Web site is designed to permit CB Richard Ellis personnel to conduct all of their corporate materials purchasing, including computers and building and maintenance supplies, and all global facilities management by means of the Internet. In addition, CB Richard Ellis will be able to offer to the tenants in the buildings they manage volume purchasing services on the Internet for a variety of office products and supplies.



    BUYSELLBID.COM In August 1999, we entered into a distributor mall and reseller agreement with BuySellBid.com under which we will design and develop Internet-based shopping malls for BuySellBid.com, which will in turn resell and/or sublicense these Internet-based shopping mall packages, custom-branded, to other resellers, or alternatively brand any such Internet-based mall with the BuySellBid.com name, brand, and image, and offer our storefront creation and maintenance services to its own subscribers. Under this agreement, we will be responsible for marketing support, including development of mall content, and training of BuySellBid.com sales people.



    B2BSTORES.COM INC. In July 1999, we entered into an electronic commerce services agreement with B2BStores.com Inc., a catalogue aggregator and procurement company, under which we will develop, manage, and service an internet commerce site for B2BStores.com which will use the internet commerce site to offer and sell goods and services to businesses.



    RELIANT INNOVATIONS. In June 1999, we entered into an electronic services agreement with Reliant Innovations, under which we will develop an electronic commerce site that will enable Reliant Innovations to sell computer products to clients who are members of specific associations with which Reliant Innovations has formed a partnership. We expect to complete implementation of this agreement by November 30, 1999.

    OTHER RESELLERS. We have also recently entered into reseller agreements, under which the reseller offers our services to their customers, with FedPage (www.fedpage.com), a division of Federal Business Council, Inc., the industry leader in the production of on site federal technology shows, Ayrix Technologies, OKC Webshopper, Country Wide Net, Hill Country Network, Encom Industries, Epicycle Business Solutions, Integrated Systems Solutions, Found.com Inc., Card Service International, and O.T.I. Cable Advertising.


OUR HISTORY AND STRUCTURE


    We were incorporated under the laws of the State of Nevada on April 13, 1995 under the name Video Calling Card, Inc. and on June 2, 1998 acquired all of the outstanding capital stock of Netgateway, a Nevada corporation (formerly, eClassroom.com) in exchange for 5,900,000 shares of our common stock. Simultaneously with this acquisition, we acquired the assets of Infobahn, LLC d/b/a Digital Genesis, an electronic commerce applications developer, in exchange for 400,000 shares of our common stock. As of January 15, 1999, through our subsidiary StoresOnline.com, Ltd., an Alberta, Canada corporation, we acquired Spartan Multimedia, Inc., an Internet storefront developer and storefront service provider, in exchange for 371,429 shares of Class B common stock of StoresOnline.com, which shares are exchangeable for an aggregate of 371,429 shares of our common stock. We were reincorporated under the laws of the State of Delaware prior to the date of this prospectus. Our executive offices are located at 300 Oceangate, 5th Floor, Long Beach, California 90802 and our telephone number is (562) 308-0010. Our website is located at www.netgateway.net. Information contained on our website is not part of this prospectus.



OUR RECENT FINANCIAL DATA



    For a discussion of our preliminary unaudited consolidated revenues for the three months ended September 30, 1999, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Financial Data."


                            ------------------------

    UNLESS OTHERWISE STATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO

    - THE REPRESENTATIVE'S WARRANTS OR THEIR EXERCISE,

    - THE UNDERWRITERS' OVER-ALLOTMENT OPTION OR ITS EXERCISE,


    - UP TO 8,000,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS WHICH MAY BE GRANTED PURSUANT TO OUR EXISTING STOCK OPTION PLANS, OF WHICH, OPTIONS EXERCISABLE FOR AN AGGREGATE OF 2,054,066 SHARES OF COMMON STOCK ARE OUTSTANDING ON THE DATE OF THIS PROSPECTUS, AND



    - UP TO AN AGGREGATE OF 1,634,174 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUTSTANDING WARRANTS OR UPON THE CONVERSION OF CONVERTIBLE SECURITIES OR UPON THE EXCHANGE OF EXCHANGEABLE SECURITIES.


    UNLESS OTHERWISE STATED, THE INFORMATION IN THIS PROSPECTUS REFLECTS


    - ANY STOCK SPLITS TO DATE,



    - THE ISSUANCE OF 50,000 SHARES OF COMMON STOCK VALUED AT $400,000 TO A CUSTOMER IN JULY 1999,



    - OUR SUMMER 1999 PRIVATE PLACEMENT OF SECURITIES,



    - THE ISSUANCE OF 962,444 SHARES OF COMMON STOCK UPON THE EXERCISE OF OUTSTANDING WARRANTS ON A CASHLESS BASIS DURING OCTOBER 1999; AND



    - THE ISSUANCE OF 1,200,000 SHARES OF COMMON STOCK SUBJECT TO FORFEITURE IN EXCHANGE FOR OUTSTANDING STOCK OPTIONS UNDER OUR EXISTING STOCK OPTION PLANS.



    PLEASE SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--LIQUIDITY AND CAPITAL RESOURCES" AND
"MANAGEMENT--EXECUTIVE COMPENSATION."

                                  THE OFFERING


Common stock offered............  3,000,000 shares

Common stock outstanding
  immediately prior to this
  offering......................  12,482,598 shares(1)

Common stock outstanding
  immediately following this
  offering......................  15,482,598 shares(1)

Use of proceeds.................  We intend to use the net proceeds of this offering to repay indebtedness, to increase marketing and research and development, to acquire additional capital equipment, and
                                  for general corporate and working capital purposes,
                                  including possible acquisitions of, and investment in,
                                  businesses and technologies. See "Use of Proceeds."

Proposed Nasdaq National Market
  trading symbol................  NGWY

OTC Bulletin Board trading
  symbol........................  NGWY

Risk factors....................  An investment in our common stock is highly speculative and involves a high degree of risk. You should read the
                                  "Risk Factors" section beginning on page 10.


------------------------


(1) Does not reflect the representative's warrants or their exercise, the underwriters' over-allotment option or its exercise, up to 8,000,000 shares of common stock reserved for issuance upon the exercise of options which may be granted pursuant to our existing stock option plans, of which options exercisable for an aggregate of 2,054,066 shares of common stock are outstanding on the date of this prospectus, up to an aggregate of 1,182,745 shares of common stock issuable upon the exercise of outstanding warrants, and up to 451,429 shares of common stock issuable upon the conversion of convertible securities or upon the exchange of exchangeable securities.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


    The following selected statements of operations data for the period from our inception on March 4, 1998 through June 30, 1998 and the year ended June 30, 1999 and the selected balance sheet data as of June 30, 1998 and 1999 are derived from our consolidated financial statements and related notes included elsewhere in this prospectus audited by KPMG LLP, our independent auditors. The selected statement of operations data for the period from our inception on March 4, 1998 through June 30, 1998 includes the results of operations of Infobahn Technologies, LLC (dba Digital Genesis) from June 2, 1998, its date of acquisition, and the pro forma selected statement of operations data for such period includes the operations of Digital Genesis and Spartan Multimedia as if they were acquired by us on March 4, 1998. The selected statement of operations data for the year ended June 30, 1999 includes the results of operations of Spartan Multimedia from January 15, 1999, its date of acquisition, and the pro forma selected statement of operations data for such period includes the operations of Spartan Multimedia as if it was acquired by us on July 1, 1998. The pre-offering pro forma balance sheet data as of June 30, 1999 is adjusted to reflect:



    - the issuance of 50,000 shares of common stock valued at $400,000 to a customer in July 1999;



    - our receipt of $3.2 million of the net proceeds from our Summer 1999 private placement of securities received by us after June 30, 1999;



    - the issuance of 962,444 shares of common stock upon the exercise of outstanding warrants on a cashless basis during October 1999; and



    - the issuance of 1,200,000 shares of common stock subject to forfeiture in exchange for outstanding stock options under our stock option plans.



The post-offering pro forma, as adjusted balance sheet data as of June 30, 1999 is adjusted to reflect:



    - the issuance of 50,000 shares of common stock valued at $400,000 to a customer in July 1999;



    - our receipt of $3.2 million of the net proceeds from our Summer 1999 private placement of securities received by us after June 30, 1999;



    - the issuance of 962,444 shares of common stock upon the exercise of outstanding warrants on a cashless basis during October 1999;



    - the issuance of 1,200,000 shares of common stock subject to forfeiture in exchange for outstanding stock options under our stock option plans; and



    - the receipt of estimated net proceeds of approximately $20.3 million from the sale of our common stock at the assumed public offering price of $8.00 per share and the initial application of these proceeds as described under "Use of Proceeds."


    The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

                                   PERIOD FROM MARCH 4, 1998
                                      (INCEPTION) THROUGH                YEAR ENDED
                                         JUNE 30, 1998                 JUNE 30, 1999
                                  ----------------------------  ----------------------------
                                     ACTUAL                        ACTUAL
                                  -------------                 -------------                 CUMULATIVE PERIOD
                                                                                              FROM MARCH 4, 1998
                                                                                                 (INCEPTION)
                                                                                 PRO FORMA     THROUGH JUNE 30,
                                                   PRO FORMA                   -------------       1999(2)
                                                 -------------                  (UNAUDITED)   ------------------
                                                  (UNAUDITED)                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues........................  $       2,800  $     124,325  $     143,426  $     146,867    $      146,226
Total operating expenses........      4,555,459      4,711,795     10,047,975     10,225,882        14,603,434
Interest expense................         19,277         19,277        523,045        523,045           542,322
Loss before extraordinary
  item..........................     (4,571,936)    (4,606,747)   (10,482,323 (1)   (10,656,789 (1)      (15,054,259)(1)
Loss before extraordinary item
  per weighted average common
  share outstanding (basic and
  diluted)......................          (0.84)         (0.81)         (1.18 (1)         (1.20 (1)            (1.87)(1)
Weighted average common shares
  outstanding (basic and
  diluted)......................      5,416,242      5,721,327      8,912,041      8,912,041         8,058,886



                                                                                      JUNE 30, 1999
                                                                        -----------------------------------------
                                                                                        PRO FORMA    PRO FORMA,
                                                         JUNE 30, 1998     ACTUAL      -----------   AS ADJUSTED
                                                         -------------  -------------  (UNAUDITED)  -------------
                                                                                                     (UNAUDITED)
BALANCE SHEET DATA:
Current assets.........................................  $     371,467  $   1,375,282  $ 5,203,828  $  18,361,317
Total assets...........................................        871,552      3,052,937    6,881,483     20,038,972
Working capital (deficit)..............................     (1,959,776)    (2,207,681)     905,165     16,944,354
Long-term debt.........................................        367,892             --           --             --
Stockholders' equity (deficit).........................     (1,827,583)      (530,026)   2,582,820     18,622,009


------------------------


 (1) Before extraordinary gain of $1,653,232 relating to extinguishment of indebtedness of $0.19, $0.19, and $0.21 per weighted-average common shares outstanding during the year ended June 30, 1999 actual, pro forma, and the cumulative period from March 4, 1998 (inception) through June 30, 1999, respectively.



 (2) The cumulative period statement of operations data is included in accordance with applicable generally accepted accounting principles since we are a development stage company.

                                  RISK FACTORS

    AN INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK, AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD A COMPLETE LOSS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES, BEFORE YOU DECIDE TO BUY OUR COMMON STOCK.

RISKS SPECIFIC TO NETGATEWAY

    WE HAVE HAD A DEFICIT IN STOCKHOLDERS' EQUITY; WE ANTICIPATE FUTURE LOSSES


    We have incurred substantial losses since our inception and we anticipate continuing to incur substantial losses for the foreseeable future. As of June 30, 1998 and 1999, we had a working capital (deficit) of $(1,959,776) and $(2,207,681), respectively, and stockholders' deficit of $(1,827,583) and $(530,026) at June 30, 1998 and 1999, respectively. See our financial statements and the related notes. We generated revenues of $2,800 during the period from our inception on March 4, 1998 through June 30, 1998, and $143,426 for the year ended June 30, 1999. For the period from our inception on March 4, 1998 through June 30, 1998 and the year ended June 30, 1999, we incurred net losses of $(4,571,936), and $(8,829,091), respectively. We may never achieve profitability. In addition, during the period from our inception on March 4, 1998 through June 30, 1998 and during the year ended June 30, 1999, we recorded negative cash flows from operations of $(253,119) and $(4,552,912), respectively. To succeed, we must leverage our existing relationships and develop new relationships to substantially increase our revenue derived from more comprehensive electronic commerce services. We have expended and will continue to expend significant resources to build our internal systems, to grow our infrastructure, to add additional participating companies and employees, and to establish access to the ICC platform for participating companies, directly and as resellers. These development expenses must be incurred well in advance of the recognition of revenue. Under generally accepted accounting principles during our fiscal year ended June 30, 1999 we recognized revenue only upon completion of a customer transaction through the ICC. This required the realization of expenses in advance of associated related revenue. Our performance will depend in large part upon our ability to estimate accurately these resource requirements and the revenues generated by customers engaging in the transactions through the ICC. To date, the volume of our transactions has been limited, and, accordingly, the revenue recognized has been minimal. We intend to continue to invest heavily in acquisitions, infrastructure, development, and marketing. As result, we may not be able to achieve or sustain profitability.


    OUR AUDITORS HAVE QUALIFIED THEIR REPORT ON OUR FINANCIAL STATEMENTS WITH
     RESPECT TO OUR ABILITY TO CONTINUE AS A GOING CONCERN


    The report of KPMG LLP, our independent auditors, with respect to our financial statements and the related notes, indicate that, at the date of their report, we were in the development stage, had generated minimal revenues since inception, and were continuing to incur losses. Accordingly, KPMG LLP qualified their report to indicate that these matters raise substantial doubt, at such date, about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes.


    BECAUSE WE HAVE BEEN IN BUSINESS FOR A SHORT PERIOD OF TIME, THERE IS
     LIMITED INFORMATION UPON WHICH INVESTORS CAN EVALUATE OUR BUSINESS

    We began our operations in March 1998 and are currently a development stage company. Consequently, we have a very limited operating history upon which you may base an evaluation of our business and determine our prospects for achieving our intended business objectives. Although we have recently entered into agreements with electronic commerce resellers providing us with access to more than eight million potential clients, we are currently providing electronic commerce transaction processing services to only approximately 1,600 clients. We are prone to all of the risks inherent to the establishment of any new business venture, including unforeseen changes in our business plan. For example, in June 1998, we changed our business plan to the development of technology to enable businesses and other organizations to engage in electronic commerce, whereas our prior efforts focused on the licensing and distribution of software support materials for the governmental and educational markets. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks, and complications frequently encountered by similarly situated companies in the early stages of development, particularly companies in new and rapidly evolving markets, such as electronic commerce. To address these risks, we must, among other things,


    - maintain and increase our client base,

    - implement and successfully execute our business and marketing strategy,

    - continue to develop and upgrade our technology and transaction processing systems,

    - continually update and improve our service offerings and features,

    - provide superior customer service,

    - respond to industry and competitive developments, and

    - attract, retain, and motivate qualified personnel.

    We may not be successful in addressing these risks. If we are unable to do so, our business prospects, financial condition, and results of operations would be materially and adversely affected.

    FLUCTUATIONS IN OUR OPERATING RESULTS MAY AFFECT OUR STOCK PRICE

    As a result of our limited operating history and the emerging nature of the markets in which we compete, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

    - our ability to retain existing clients and electronic commerce resellers, to attract new clients and electronic commerce resellers at a steady rate, and to maintain client satisfaction;


    - our ability to motivate our existing clients, and the ability of certain of our clients to motivate their customers, to begin to conduct certain portions of their business on the Internet;



    - the ability of our resellers to resell our StoresOnline services;


    - the announcement or introduction of new services and products by us and our competitors;

    - price competition or higher prices in the industry;

    - pricing of hardware and software required for the transaction of electronic commerce;

    - the level of use of the Internet and online services and the rate of market acceptance of the Internet and other online services for transacting commerce;

    - our ability to upgrade and develop our systems and infrastructure in a timely and effective manner;

    - our ability to attract, train, and retain skilled management, strategic, technical, and creative professionals;

    - technical difficulties, system downtime, or Internet brownouts;


    - the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure;


    - unanticipated technical, legal, and regulatory difficulties with respect to use of the Internet; and

    - general economic conditions and economic conditions specific to Internet technology usage and electronic commerce.

    OUR MARKETING STRATEGY HAS NOT BEEN TESTED AND MAY NOT RESULT IN SUCCESS

    To date, we have conducted limited marketing efforts directly and have relied substantially upon the marketing efforts of the electronic commerce resellers with which we have contracts or strategic relationships. All of our marketing efforts, including our marketing through these resellers, have been largely untested in the marketplace, and may not result in sales of our products and services. To penetrate our market, we will have to exert significant efforts to create awareness of, and demand for, our products and services. With respect to our marketing efforts conducted directly, we intend to begin to do the following after this offering:

    - advertise on the Internet;

    - advertise on television in selected markets;

    - direct mail;


    - conduct targeted e-mail campaigns;


    - advertise in technology, financial, and business publications having wide readership; and

    - expand our sales staff.

With respect to our marketing efforts conducted through resellers, we intend to do the following after this offering:

    - create a group within our sales staff trained to assist resellers in marketing our products and services to their customers, members, employees, and relationships;

    - create branded promotional brochures and other marketing materials to inform resellers and their constituencies as to our products and services, and

    - advertise in trade publications in strategic industries.

    Our failure to further develop our marketing capabilities and successfully market our products and services could have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Use of Proceeds," "Business--Business Strategy," "Business--Clients and Strategic Relationships," and "Business--Sales and Marketing."

    IF WE ARE UNABLE TO UPGRADE OUR INFRASTRUCTURE, WE MAY BE UNABLE TO PROCESS
     AN INCREASED VOLUME OF TRANSACTIONS

    A key element of our strategy is to provide on a cost-effective basis the means by which our clients can generate a high volume of electronic commerce transactions through the use of our hardware and software infrastructure. If the volume of transactions through our infrastructure substantially increases, we will have to expand and further upgrade our technology, transaction processing systems, and hardware and software infrastructure to accommodate these increases or our systems may suffer from

    - unanticipated system disruptions,

    - slower response times,

    - degradation in levels of customer service,

    - impaired quality and speed of transaction processing, and

    - delays in reporting accurate financial information.

    We may be unable to effectively upgrade and expand our hardware and software infrastructure or to integrate smoothly any newly developed or purchased software with our existing systems, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Business--Business Strategy."

    WE RELY ON INTERNALLY DEVELOPED SYSTEMS WHICH ARE INEFFICIENT, WHICH MAY PUT
     US AT A COMPETITIVE DISADVANTAGE


    We use an internally developed system for a portion of our transaction processing software, as well as the software required to interconnect our clients' systems with our own. As we developed these systems primarily to support the rapid growth of transaction submission volume and customer service and less on traditional accounting, control, and reporting, these systems are inefficient and require a significant amount of manual effort to prepare information for financial and accounting reporting. Such manual effort is time-consuming and costly and may place us at a competitive disadvantage when compared to competitors with more efficient systems. We intend to upgrade and expand our transaction processing systems and to integrate newly-developed and purchased software with our existing systems in order to improve the efficiency of our reporting methods and support increased transaction volume, although we are unable to predict whether these upgrades will improve our competitive position when compared to our competitors.



    IF WE CHANGE OUR REVENUE RECOGNITION PRINCIPLES, OUR RESULTS OF OPERATIONS
     FOR PRIOR PERIODS MAY CHANGE



    We currently recognize revenues using the completed contract method. We intend to consider using the percentage of completion method to recognize revenues when we meet the criteria necessary to use that method. Under the completed contract method, revenue is recognized upon completion or substantial completion of the contract. Under the percentage of completion method, revenue is recognized on a pro rata basis as work progresses on the contract, and percentage of completion is determined on the basis of cost incurred to total estimated costs. Under the percentage of completion method, in the period in which one determines that a loss will result from a performance of a contract, the entire amount of the estimated loss is recognized. In the event that we should make this change, we will be required to restate comparative prior periods. We cannot guarantee that any amendments to our financial statements as a result of this change will not be material.


    BECAUSE OUR MANAGEMENT WILL CONTINUE TO OWN A SUBSTANTIAL PORTION OF OUR
     COMMON STOCK FOLLOWING THIS OFFERING, INVESTORS MAY HAVE DIFFICULTY OBTAINING THE NECESSARY STOCKHOLDER VOTE FOR CORPORATE ACTIONS CONTRARY TO THE WISHES OF MANAGEMENT


    Upon the completion of this offering, our current directors and executive officers will together beneficially own approximately 4,746,427 shares, or 30.7% of the outstanding shares of common stock, or approximately 29.1% of the outstanding shares of our common stock if the underwriters' over-allotment option is exercised in full. As a result of their stock ownership:


    - our current officers and directors will have the ability to substantially influence the outcome of all matters on which stockholders are entitled to vote, including the elections of our directors and the approval of significant corporate transactions; and

    - investors in this offering may have difficulty obtaining the necessary stockholder vote required for corporate actions contrary to the wishes of management.

See "Principal Stockholders."

    INVESTORS WILL NOT HAVE THE OPPORTUNITY TO REVIEW THE SPECIFIC ALLOCATION OF
     THE NET PROCEEDS OF THIS OFFERING IN DECIDING WHETHER TO PURCHASE OUR COMMON STOCK


    Management has allocated approximately $10.2 million, or 50.2%, of the estimated net proceeds of this offering for marketing, research and development, and general corporate and working capital purposes. Accordingly, our management will have broad discretion in how to use the net proceeds of this offering, and investors will not have the opportunity to review the specific allocation of our net proceeds in deciding whether to purchase our common stock. The failure of management to apply these proceeds effectively could have a material adverse affect on our business, prospects, financial condition, and results of operation. See "Use of Proceeds."


    OUR MANAGEMENT TEAM IS RELATIVELY NEW; MANY OF OUR EMPLOYEES HAVE RECENTLY
     JOINED US AND MUST BE INTEGRATED INTO OUR OPERATIONS


    From our inception on March 4, 1998 to June 30, 1998, during the year ended June 30, 1999, and during the three months ended September 30, 1999, we expanded from seven to 16 employees, from 16 to 68 employees, and from 68 to 101 employees, respectively. Some of our officers have no prior senior management experience in public companies and have only recently joined us. Our new employees include a number of key managerial, technical, financial, marketing, and operations personnel who have not yet been fully integrated into our operations, and we expect to add additional key personnel in the near future. Our failure to fully integrate our new employees into our operations could have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Business-- Employees" and "Management."


    WE HAVE LIMITED HUMAN RESOURCES; WE NEED TO ATTRACT AND RETAIN HIGHLY
     SKILLED PERSONNEL; AND WE MAY BE UNABLE TO EFFECTIVELY MANAGE OUR GROWTH WITH OUR LIMITED RESOURCES

    We expect that the expansion of our business will place a significant strain on our limited managerial, operational, and financial resources. We will be required to expand our operational and financial systems significantly and to expand, train, and manage our work force in order to manage the expansion of our operations. Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. If we are not successful in attracting and retaining these personnel, our business, prospects, financial condition, and results of operations will be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Business Strategy," and "Business-- Employees."

    WE DEPEND UPON OUR SENIOR MANAGEMENT AND THEIR LOSS OR UNAVAILABILITY COULD
     PUT US AT A COMPETITIVE DISADVANTAGE


    Our success depends largely on the skills of certain key management and technical personnel. The loss or unavailability of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition, and results of operations. We have obtained, own, and are the sole beneficiary of, key-person life insurance in the amount of $1,000,000 on the life of Keith D. Freadhoff, our Chairman of the Board of Directors. We cannot guarantee that we will be able to replace this key individual in the event his services become unavailable. See "Management--Employment Agreements."



    AS OUR CHAIRMAN OF THE BOARD OF DIRECTORS HAS PLEDGED HIS STOCK, WE MAY
     EXPERIENCE A CHANGE OF CONTROL



    Keith D. Freadhoff, our Chairman of the Board of Directors, has pledged 825,000 shares of our common stock held by him as security for his personal financial obligations, which, at the date of this prospectus, are approximately $1,100,000. These financial obligations are due on demand. If Mr. Freadhoff defaults on these obligations, Mr. Freadhoff may lose ownership of these shares, including the right to vote these shares, which could result in a change of control of Netgateway and would have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Principal Stockholders."



    WE MAY BE REQUIRED TO USE FUNDS WHICH WE WOULD OTHERWISE USE FOR GROWTH TO
     RESCIND OUR SUMMER 1999 PRIVATE PLACEMENT



    During the summer of 1999, we completed a private placement of notes and common stock for aggregate gross proceeds of approximately $6,608,500. Pursuant to the Securities Act, the rules and regulations under the Securities Act, and the interpretations of the Commission, we may be required to offer the investors in this private placement the opportunity to require us to repurchase the securities which they purchased in this private placement for a price equal to the amount they paid for these securities when they were purchased from us. If we are required to offer the investors this opportunity to rescind these investments and all of these investors determine to exercise these rescission rights, we would be required to refund all of the gross proceeds of this private offering to the investors. These proceeds would be paid in part with the net proceeds of this offering. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


    WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND WE MAY BE
     LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS


    Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our services and technologies, including our proprietary software and the proprietary software of others with which we have entered into software licensing agreements. Although we have one patent application pending we hold no patents and rely on a combination of trade secrets and copyright laws, nondisclosure, and other contractual agreements and technical measures to protect our rights in our technological know-how and proprietary services. We depend upon confidentiality agreements with our officers, directors, employees, consultants, and subcontractors to maintain the proprietary nature of our technology. These measures may not afford us sufficient or complete protection, and others may independently develop know-how and services similar to ours, otherwise avoid our confidentiality agreements, or produce patents and copyrights that would materially and adversely affect our business, prospects, financial condition, and results of operations. We believe that our services are not subject to any infringement actions based upon the patents or copyrights of any third parties; however, our know-how and technology may in the future be found to infringe upon the rights of others. Others may assert infringement claims against us, and if we should be found to infringe upon their patents or copyrights, or otherwise impermissibly utilize their intellectual property, our ability to continue to use our technology could be materially restricted or prohibited. If this event occurs, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our products and services so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Licenses or royalty agreements required in order for us to use this technology may not be available on terms acceptable to us, or at all. These claims could result in litigation, which could materially adversely affect our business, prospects, financial condition, and results of operations. See "Business--Intellectual Property."

    WE MAY BE HELD LIABLE FOR ONLINE CONTENT PROVIDED BY THIRD PARTIES

    We may face potential liability for defamation, negligence, copyright, patent, or trademark infringement and other claims based on the nature and content of the materials that appear on storefronts and Web pages that utilize our services. Claims of this type have been brought, and sometimes successfully pursued, against online services. Although we carry general liability insurance, our insurance may not cover all claims or may not be adequate to indemnify us for any liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of our insurance coverage, could have a material adverse effect on our reputation, business, prospects, financial condition, and results of operations.


    WE INTEND TO USE FUNDS WHICH WE WOULD OTHERWISE USE FOR GROWTH TO REPAY
     INDEBTEDNESS TO INVESTORS IN OUR SUMMER 1999 PRIVATE PLACEMENT, WHICH COULD LIMIT OUR ABILITY TO EXPAND



    We intend to use approximately $6.8 million, or 33.5%, of the net proceeds of this offering to repay the promissory notes issued in our private placement which closed during summer 1999. As a result, we will be unable to utilize these funds for growth, which could limit our ability to implement our current plans for expansion. See "Use of Proceeds" "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


    WE CANNOT PREDICT OUR FUTURE CAPITAL NEEDS AND WE MAY NOT BE ABLE TO SECURE
     ADDITIONAL FINANCING

    We believe that the net proceeds from this offering, together with anticipated revenues from operations, will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for at least the next 18 months. Our belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect. As a result, our financial resources may not be sufficient to satisfy our capital requirements for this period. In addition, we may need to raise significant additional funds sooner in order to support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in complementary or competitive businesses or technologies, or take advantage of unanticipated opportunities. If our financial resources are insufficient and, in any case, after this 18-month period, we will require additional financing in order to meet our plans for expansion. We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any additional debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced, our stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences, or privileges senior to those of our existing stockholders. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Use of Proceeds," "Dilution," and "Business--Business Strategy."

    WE COULD LOSE REVENUES AND INCUR SIGNIFICANT COSTS IF OUR SYSTEMS OR
     MATERIAL THIRD PARTY SYSTEMS ARE NOT YEAR 2000 COMPLIANT

    Many currently installed computer systems and software products are coded to accept only two-digit entries to identify a year in the date code field. Consequently, on January 1, 2000, many of these systems could fail or malfunction because they may not be able to distinguish between 20th century dates and 21st century dates. Accordingly, in the coming year, many companies, including our customers, potential customers, vendors, and strategic partners, may need to upgrade their systems to comply with applicable "Year 2000" requirements.

    Because we and our clients are dependent, to a very substantial degree, upon the proper functioning of our and their computer systems, a failure of our or their systems to correctly recognize dates beyond December 31, 1999 could materially disrupt our operations, which could materially adversely affect our business, prospects, financial condition, and results of operations. Additionally, our failure to provide Year 2000 compliant products and services to our clients could result in financial loss, harm to our reputation, and legal liability. Likewise, the failure of the computer systems and products of the third parties with which we transact business to be Year 2000 compliant could materially disrupt their and our operations, which could materially adversely affect our business, prospects, financial condition, and results of operations. We have already completed an internal review, and we are conducting a formal assessment to determine the Year 2000 readiness of our proprietary software. We are also in the process of contacting third party vendors, licensors of hardware, software, and services and clients regarding their Year 2000 readiness. Following our assessment and after contacting these third parties, we will be able to make an evaluation of our state of readiness, risks, and costs, and determine whether a contingency plan is necessary. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

    BECAUSE WE WILL NOT PAY CASH DIVIDENDS, INVESTORS MAY HAVE TO SELL THEIR
     SHARES IN ORDER TO REALIZE THEIR INVESTMENT


    We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements into which we may enter with institutional lenders may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that the board of directors decides is relevant. As a result, investors may have to sell their shares of common stock to realize their investment. See "Dividend Policy" and "Description of Securities--Common Stock."


    BECAUSE WE DEPEND UPON A SINGLE SITE FOR OUR COMPUTER AND COMMUNICATIONS
     SYSTEMS, WE ARE MORE VULNERABLE TO THE EFFECTS OF NATURAL DISASTERS, COMPUTER VIRUSES, AND SIMILAR DISRUPTIONS

    Our ability to successfully process transactions and provide high-quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Our proprietary and licensed software resides solely on our servers, all of which, as well as all of our communications hardware, are located in a monitored server facility in Irvine, California. Our systems and operations are in a secured facility with hospital-grade electrical power, redundant telecommunications connections to the Internet backbone, uninterruptible power supplies, and generator back-up power facilities. In addition, we maintain redundant systems for backup and disaster recovery. Despite these safeguards, we remain vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake, and similar events. In addition, we do not, and may not in the future, carry sufficient business interruption insurance to compensate us for losses that may occur. Despite our implementation of Internet security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, loss of data, or the inability to process client transactions. The occurrence of any of these events could have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Business--Facilities."

    USERS MAY CONFUSE OTHER COMPANIES' DOMAIN NAMES WITH OUR OWN


    We have registered with the InterNIC registration service the Internet domain names: netgateway.net, netgateway.org, federalbuyersmall.com, storesonlinemall.com, solint.net, Clevelandstores.com, Clevelande-mall.com, Clevelandemall.com, Cleveland-emall.com, E-Cart.com, cablecommerce.net, cablenetmall.com, citdmall.com, frontiervisionmall.com, mikesofamerica.com, northshorestores.com, otimall.com, showcasestores.com, cconnections.com, entchat.com, golfmate.com, openemail.net, opentrade.net, eknowledge.net, dgenesis.com, communicationsgroup.com, quickgrill.com, flashgrill.com, afisteaks.com, and storesonline.com. We have registered with Internic.com the Internet domain names: millenniumemall.com AND millenniumemall.net. However, there are other substantially similar domain names which are registered by companies which may compete with us, which may cause potential users and advertisers to confuse our domain name with other similar domain names. In addition, new domains may be added in the future, allowing combinations and similar domain names that may be confusingly similar to our own. If that confusion occurs,


    - we may inadvertently lose business to a competitor,

    - we may have to adjust our advertising rates and service fees accordingly, or

    - some users of our services may have negative experiences with other companies on their Web sites that those users erroneously associate with us. See "Business--Intellectual Property."

    SOME PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS MAY DETER
     TAKEOVER ATTEMPTS, WHICH MAY LIMIT THE OPPORTUNITY OF OUR STOCKHOLDERS TO SELL THEIR SHARES AT A PREMIUM TO THE THEN MARKET PRICE


    Some of the provisions of our certificate of incorporation and our by-laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares at a premium to the then market price. Our by-laws contain provisions which regulate the introduction of business at annual meetings of our stockholders by other than the board of directors. These provisions may have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of the Company or a change in control of the Company. In addition, our certificate of incorporation authorizes the board of directors to issue up to 4,000,000 shares of preferred stock, which may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors, without further action by stockholders, and may include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion, and redemption rights, and sinking fund provisions. No shares of preferred stock are currently outstanding, and we have no present plans for the issuance of any preferred stock. However, the issuance of any preferred stock could materially adversely affect the rights of holders of our common stock, and, therefore, could reduce its value. In addition, specific rights granted to future holders of preferred stock could be used to restrict the Company's ability to merge with, or sell its assets to, a third party. The ability of the board of directors to issue preferred stock could have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of us or a change in our control thereby preserving our control by the current stockholders. See "Description of Securities."

RISKS SPECIFIC TO OUR INDUSTRY

    INTERNET SECURITY POSES RISKS TO OUR ENTIRE BUSINESS

    The processing of electronic commerce transactions by means of our hardware and software infrastructure involves the transmission and analysis of confidential and proprietary information of the consumer, the merchant, or both, as well as our own confidential and proprietary information. The compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, prospects, financial condition, and results of operations. We rely on encryption and authentication technology licensed from other companies to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit information and proprietary consumer information. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations, as well as the operations of the merchant. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. Concerns over the security of the Internet and other electronic transactions and the privacy of consumers and merchants may also inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may have a material adverse effect on our business, prospects, financial condition, and results of operations.

    WE WILL ONLY BE ABLE TO EXECUTE OUR BUSINESS PLAN IF ELECTRONIC COMMERCE
     CONTINUES TO GROW

    Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by merchants and consumers. If use of the Internet and other online services does not continue to grow or grows more slowly than we expect, if the infrastructure for the Internet and other online services does not effectively support the growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, our business, prospects, financial condition, and results of operations could be materially adversely affected. Rapid growth in the use of, and interest in, the Internet, the Web, and online services is a recent phenomenon, and may not continue on a lasting basis. In addition, customers may not adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and few services and products have generated profits. For us to be successful, consumers of both retail and business to business services must be willing to accept and use novel and cost efficient ways of conducting business and exchanging information.

    In addition, the public in general may not accept the Internet and other online services as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and other online retail and business to business services continue to experience significant growth in the number of users, their frequency of use, or in their bandwidth requirements, the infrastructure for the Internet and online services may be unable to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Significant issues concerning the commercial use of the Internet and online services technologies, including security, reliability, cost, ease of use, and quality of service, remain unresolved and may inhibit the growth of Internet business solutions that utilize these technologies. Changes in, or insufficient availability of, telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services generally and our product and services in particular.

    WE MAY NOT BE ABLE TO ADAPT AS THE INTERNET, ELECTRONIC COMMERCE, THE
     ELECTRONIC COMMERCE SERVICES INDUSTRY, AND CUSTOMER DEMANDS CONTINUE TO EVOLVE

    We may not be able to adapt as the Internet, electronic commerce, the electronic commerce services market, and consumer demands continue to evolve. Our failure to respond in a timely manner to changing market conditions or client requirements would have a material adverse effect on our business, prospects, financial condition, and results of operations. The Internet, the electronic commerce, and the electronic commerce services industry are characterized by:

    - rapid technological change;

    - changes in user and customer requirements and preferences;

    - frequent new product and service introductions embodying new technologies; and

    - the emergence of new industry standards and practices that could render proprietary technology and hardware and software infrastructure obsolete.

Our success will depend, in part, on our ability to:

    - enhance and improve the responsiveness and functionality of our online transaction processing services;


    - license or develop technologies useful in our business on a timely basis, enhance our existing services, and develop new services and technology that address the increasingly sophisticated and varied needs of our prospective or current customers; and


    - respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

    See "Business--Business Strategy."

    WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN OUR INDUSTRY

    While the market for electronic commerce services is relatively new, it is already highly competitive and characterized by an increasing number of entrants that have introduced or developed products and services similar to those offered by us. We believe that competition will intensify and increase in the future. Our target market is rapidly evolving and is subject to continuous technological change. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. We compete on the basis of a number of factors, including the attractiveness of the electronic commerce services offered, the breadth and quality of these services, creative design and systems engineering expertise, pricing, technological innovation, and understanding clients' strategies and needs. A number of these factors are beyond our control. Existing or future competitors may develop or offer electronic commerce services that provide significant technological, creative, performance, price, or other advantages over the services offered by us.

    Our competitors can be divided into several groups:

    - large systems integrators;

    - Internet service providers and portals;

    - large information technology consulting services providers;

    - computer hardware and service vendors; and

    - strategic consulting firms.


    We also may compete with telecommunications companies. Although most of these types of competitors to date have not offered a full range of Internet professional services, many are currently offering these services or have announced their intention to do so. These competitors at any time could elect to focus additional resources in our target markets, which could materially adversely affect our business, prospects, financial condition, and results of operations. Many of our current and potential competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than we do. Competitors that have established relationships with large companies, but have limited expertise in providing Internet solutions, may nonetheless be able to successfully use their client relationships to enter our target market or prevent our penetration into their client accounts. We believe that our primary competitors currently include, without limitation, Broadvision, Open Market, Commerce One, Ariba, VerticalNet, Intel, Microsoft, AT&T, Intershop, MCI Worldcom, Yahoo! Stores, ICAT, GE Information Services, IBM, and smaller Internet services providers.


    Additionally, in pursuing acquisition opportunities we may compete with other companies with similar growth strategies, certain of which may be larger and have greater financial and other resources than we have. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition.


    There are relatively low barriers to entry in our business. Although we have one patent application pending at this time, we have no patented, and only a limited amount of other proprietary, technology that would preclude or inhibit competitors from entering the electronic commerce services market. Therefore, we must rely on the skill of our personnel and the quality of our client service. The costs to develop and provide electronic commerce services are relatively low. Therefore, we expect that we will continually face additional competition from new entrants into the market in the future, and we are subject to the risk that our employees may leave us and may start competing businesses. The emergence of these enterprises could have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Business--Industry Background--Electronic Commerce Services Industry" and "Business--Competition."


    REGULATORY AND LEGAL UNCERTAINTIES COULD HARM OUR BUSINESS

    We are not currently subject to direct regulation by any government agency other than laws or regulations applicable generally to electronic commerce. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could have a material adverse effect on our business, prospects, financial condition, and results of operations. Due to the increasing popularity and use of the Internet and other online services, federal, state, and local governments may adopt laws and regulations, or amend existing laws and regulations, with respect to the Internet or other online services covering issues such as taxation, user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. In 1998, the United States Congress established the Advisory Committee on Electronic Commerce which is charged with investigating, and making recommendations to Congress regarding, the taxation of sales by means of the Internet. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws to impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations upon the recommendation of this Advisory Committee or otherwise may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business, or otherwise have a material adverse effect on our business, prospects, financial condition, and results of operations. Moreover, the relevant governmental authorities have not resolved the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership and personal privacy and it may take time to resolve these issues definitively.

RISKS SPECIFIC TO THIS OFFERING

    OUR COMMON STOCK TRADES SPORADICALLY, THE OFFERING PRICE OF OUR COMMON STOCK
     IS ARBITRARY, THE MARKET PRICE OF OUR SECURITIES MAY BE VOLATILE, AND WE MUST SATISFY THE APPLICABLE REQUIREMENTS FOR OUR COMMON STOCK TO TRADE ON THE NASDAQ NATIONAL MARKET.

    Our common stock currently trades sporadically on the OTC Bulletin Board. We have applied to have our common stock quoted on the Nasdaq National Market commencing on the date of this prospectus. Even if our common stock were quoted on the Nasdaq National Market, the market for our common stock may not be an active market. Accordingly, unless and until an active public market develops, you may have difficulty selling your shares of common stock at a price that is attractive to you.


    The initial public offering price of the shares was arbitrarily determined by negotiations between the underwriters and us principally on the basis of the market price for our common stock prior to the date of this prospectus. See "Underwriting." From time to time after this offering, the market price of our common stock may experience significant volatility. Our quarterly results, failure to meet analysts expectations, announcements by us or our competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. This type of litigation, regardless of the outcome, could result in substantial costs and a diversion of management's attention and resources, which could materially adversely affect our business, prospects, financial condition, and results of operations.


    Under the currently effective criteria for initial listing of securities on the Nasdaq National Market, a company must have at least $75 million in market capitalization, a minimum bid price of $5.00 per share, and securities in the hands of the public with a market value of at least $20 million. For continued listing, a company must maintain $50 million in market value, a minimum bid price of $5.00, and a public float of at least $15 million. If we cannot maintain the standards for continued listing, our common stock could be subject to delisting from the Nasdaq National Market. Trading, if any, in our common stock would then be conducted in either the Nasdaq SmallCap Market or in the over-the-counter market on the OTC Bulletin Board established for securities that do not meet the Nasdaq SmallCap Market listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our shares.

    YOU MAY HAVE DIFFICULTY SELLING YOUR SHARES OF COMMON STOCK AND THE MARKET
     PRICE OF OUR COMMON STOCK MAY DECLINE IF CRUTTENDEN ROTH OR PENNSYLVANIA MERCHANT GROUP DISCONTINUES MAKING A MARKET FOR ANY REASON



    A significant number of the shares sold in this offering may be sold to customers of the underwriters. These customers may engage in transactions for the sale or purchase of the shares through or with the underwriters. Although they have no obligation to do so, Cruttenden Roth and Pennsylvania Merchant Group intend to make a market in our shares and may otherwise effect transactions in our common stock. If Cruttenden Roth and Pennsylvania Merchant Group participate in the market, it may influence the market, if one develops, for our common stock. Either of these firms may discontinue making a market in the common stock at any time. Moreover, if either of these firms sells the shares of common stock issuable upon exercise of the representatives' warrants, that firm may be required under the Exchange Act to temporarily suspend its market-making activities. The price and liquidity of the common stock may be significantly affected by the degree, if any, of the direct or indirect participation of that firm in the market.


    INVESTORS WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION

    The public offering price per share in this offering exceeds the net tangible book value per share of our outstanding common stock immediately after the offering. Accordingly, if you purchase shares in this offering, you will

    - pay a price per share which substantially exceeds the value of our assets after subtracting our intangible assets and liabilities and


    - contribute 60.0% of the total amount invested to date to fund us, but will only own 19.4% of the shares of common stock outstanding.



    SIGNIFICANT ADDITIONAL DILUTION IF OUTSTANDING OPTIONS AND WARRANTS ARE
     EXERCISED



    We also have outstanding stock options to purchase approximately 2.1 million shares of common stock and warrants and convertible securities to purchase approximately 1.6 million shares of common stock, some of which with exercise prices significantly below the public offering price of our common stock in this offering. To the extent such options or warrants are exercised, there will be further dilution. In addition, in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution. See "Dilution."


    FUTURE SALES OF COMMON STOCK BY OUR EXISTING STOCKHOLDERS COULD ADVERSELY
     AFFECT OUR STOCK PRICE


    The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. After this offering, we will have outstanding 15,482,598 shares of common stock. Of these shares, an aggregate of 5,481,567 shares, including the 3,000,000 shares being offered in this offering, will be freely tradeable. Our directors and officers and a number of our stockholders who hold together an aggregate of 5,916,135 shares in the aggregate have entered into lock-up agreements by which they have agreed that they will not sell, directly or indirectly, any shares of common stock without the prior written consent of the underwriters for a period of six months from the date of this prospectus. Giving effect to these lock-up agreements and applicable legal restrictions, the number of shares of common stock and the dates when these shares will become freely tradeable in the market is as follows:



NUMBER OF SHARES   DATE
-----------------  -----------------------------------------------------------------------------------------------
     5,481,567     At the date of this prospectus (including the 3,000,000 shares of common stock in this offering)
     1,944,408     Within six months from the date of this prospectus
     8,056,623     Between six and twelve months from the date of this prospectus



    As of the date of this prospectus, we have reserved an aggregate of 1,634,174 shares of common stock issuable upon the exercise of outstanding warrants and convertible or exchangeable securities. Following this offering, we intend to file a registration statement to register for issuance and resale the 8,000,000 shares of common stock reserved for issuance under our existing stock option plans described in "Management--Stock Option Plans." We expect that registration statement to become effective immediately upon filing. Shares issued upon the exercise of stock options granted under our stock option plans will be eligible for resale in the public market from time to time subject to vesting and, in the case of some options, the expiration of the lock-up agreements referred to in the preceding paragraph. We also intend to file a registration statement to register the resale of approximately 480,000 of the shares of common stock which we issued in October 1999 upon the exercise of outstanding warrants on a cashless basis, as well as 400,000 shares of common stock which we issued or are issuable upon the conversion of our convertible debentures.



    Some of our stockholders, holding approximately 1,511,429 shares of common stock or holding securities convertible into or exercisable or exchangeable for shares of common stock, have the right, subject to a number of conditions and limitations, to include their shares in registration statements relating to our securities. Stockholders holding these shares have waived this right with respect to this offering. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these holders may cause the market price of the common stock to fall. In addition, any demand to include these shares in our registration statements could have an adverse effect on our ability to raise needed capital.


              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

    This prospectus contains forward-looking statements and information relating to Netgateway. We intend to identify forward-looking statements in this prospectus by using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," "estimates," "predicts," "potential," "continue," or similar terminology. These statements are based on our beliefs as well as assumptions we made using information currently available to us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause such a difference include those which we discuss in the Risk Factors section of this prospectus beginning on page 10.

                                USE OF PROCEEDS


    We estimate that we will receive net proceeds of approximately $20.3 million from the sale of the common stock offered by us in this offering, assuming a public offering price of $8.00 per share. If the underwriters exercise their over-allotment option in full, we will receive net proceeds of approximately $23.5 million. These estimates are after deducting estimated underwriting discounts and commissions and other fees and expenses payable by us.



    We intend to use approximately $6.8 million, or 33.5%, of the net proceeds of this offering to repay indebtedness incurred in connection with our Summer 1999 private placement of $6,458,500 principal amount of Series A 12% Senior Notes due 2000 and 660,850 shares of common stock and $150,000 principal amount of notes issued to settle a financial obligation in May 1999. The notes are due on the earlier of April 30, 2000 or completion of this offering and accrue interest at the rate of 12% per annum. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."



    We intend to use approximately $3.7 million, or 18.2%, of the estimated net proceeds of this offering to expand our marketing efforts. With respect to our marketing efforts conducted directly, we intend to begin to do the following:


    - advertise on the Internet;

    - advertise on television in selected markets;

    - direct mail;


    - conduct targeted e-mail campaigns;


    - advertise in technology, financial, and business publications having wide readership; and

    - expand our sales staff.

With respect to our marketing efforts conducted through resellers, we intend to do the following:

    - create a group within our sales staff trained to assist resellers in marketing our products and services to their customers, members, employees, and relationships;

    - create branded promotional brochures and other marketing materials to inform resellers and their constituencies as to our products and services, and

    - advertise in trade publications in strategic industries.

See "Risk Factors--Our Marketing Strategy Has Not Been Tested and May Not Result in Success."


    We intend to use approximately $1.3 million, or 6.4%, of the estimated net proceeds of this offering for research and development and for the continued enhancement of our ICC eCommerce transaction processing system. See "Business--Research and Development."



    We intend to use approximately $3.6 million, or 17.7%, of the estimated net proceeds of this offering for the acquisition of capital equipment to purchase or otherwise acquire computers, servers, communication hardware and software, and networking equipment.



    The balance of the net proceeds, estimated to be approximately $4.9 million, or 24.2%, of the estimated net proceeds of this offering will be used for general corporate and working capital purposes to fund the ongoing cash flow and capital requirements associated with our growth, including the retention and training of additional personnel. We may also use a portion of the net proceeds allocated for general corporate and working capital purposes to acquire, or invest in, businesses and technologies. From time to time we evaluate such potential acquisitions and we anticipate continuing to make such evaluations. In this regard, we are currently evaluating certain acquisition and investment opportunities;

however, we cannot assure you that we will identify suitable acquisition or investment candidates or that we will, in fact, complete any acquisition or investment.


    Under the Securities Act, the rules and regulations under the Securities Act, and the interpretations of the Commission, we may be required to offer rescission to investors in our Summer 1999 private placement. These investors hold $6,608,500 principal amount of our 12% Senior Notes due 2000, which notes we are required to repay with a portion of the net proceeds of this offering. See "Risk Factors--We May Be Required To Use Funds Which We Would Otherwise Use For Growth To Rescind Our Summer 1999 Private Placement."


    We believe that the net proceeds from this offering, together with anticipated revenues from operations, will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for at least the next 18 months. Our belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect. As a result, our financial resources may not be sufficient to satisfy our capital requirements for this period. In addition, we may need to raise significant additional funds sooner in order to support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in complementary or competitive businesses or technologies, or take advantage of unanticipated opportunities. If our financial resources are insufficient and, in any case, after this 18-month period, we will require additional financing in order to meet our plans for expansion. We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any additional debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced, our stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences, or privileges senior to those of our existing stockholders. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Risk Factors--We Cannot Predict Our Future Capital Needs And May Not Be Able to Secure Additional Financing," "Use of Proceeds," "Dilution," and "Business--Business Strategy."

    Although, based upon our contemplated operations, business plan, and current economic and industry conditions, the above is our best estimate of the amount, timing, and allocation of the expenditures of the net proceeds of this offering, such estimated amounts are subject to reallocation within the listed categories or to new categories in response to a number of unanticipated events. These may include changes in our business plans, new government regulations, changing industry conditions, and future revenues and expenditures.

                          PRICE RANGE OF COMMON STOCK

    Our common stock has been traded on the OTC Bulletin Board since July 6, 1998. The following table sets forth, for the fiscal periods indicated, the quarterly high and low sales prices for our common stock, as reported by Nasdaq.


                                                                                                    HIGH        LOW
                                                                                                  ---------  ---------
FISCAL YEAR ENDED JUNE 30, 1999
First Quarter (from July 6, 1998)...............................................................  $  11 1/8  $   6 3/8
Second Quarter..................................................................................      9 3/4      2 1/4
Third Quarter...................................................................................     13 1/4      4 3/4
Fourth Quarter..................................................................................     15 5/8      9 1/4

FISCAL YEAR ENDING JUNE 30, 2000
First Quarter (through October 12, 1999)........................................................   11 15/16      6 7/8



    The last reported sale price of our common stock on the OTC Bulletin Board on October 12, 1999 was $7.625 per share. As of September 21, 1999, there were 415 holders of record of our common stock.


                                DIVIDEND POLICY

    We have never paid or declared any cash dividends. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Therefore, we do not anticipate paying any cash dividends on our shares in the foreseeable future.

                                 CAPITALIZATION


    The following table sets forth, as of June 30, 1999:


    - our actual short-term debt and capitalization,


    - our pre-offering as adjusted short-term debt and capitalization, which gives effect to (1) the issuance of 50,000 shares of common stock valued at $400,000 to a customer in July 1999, (2) $3.2 million of the net proceeds from our Summer 1999 private placement of securities received by us after June 30, 1999, (3) the issuance of 962,444 shares of common stock upon the exercise of outstanding warrants on a cashless basis during October 1999, and (4) the issuance of 1,200,000 shares of common stock subject to forfeiture in exchange for outstanding options under our existing stock option plans, and



    - our post-offering as adjusted short-term debt and capitalization, which give effect to (1) the issuance of 50,000 shares of common stock valued at $400,000 to a customer in July 1999, (2) $3.2 million of the net proceeds from our Summer 1999 private placement of securities received by us after June 30, 1999, (3) the issuance of 962,444 shares of common stock upon the exercise of outstanding warrants on a cashless basis during October 1999,
      (4) the issuance of 1,200,000 shares of common stock subject to forfeiture in exchange for outstanding options under our existing stock option plans, and (5) our receipt of net proceeds of approximately $20.3 million from the sale of the shares in this offering at the assumed public offering price of $8.00 per share and the initial application of the net proceeds of this offering as described under the heading "Use of Proceeds."


    The data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes and other financial information included elsewhere in this prospectus.


                                                                                   JUNE 30, 1999
                                                                   ----------------------------------------------
                                                                                    PRE-OFFERING   POST-OFFERING
                                                                       ACTUAL       AS ADJUSTED     AS ADJUSTED
                                                                   --------------  --------------  --------------
Short-term debt..................................................  $    2,367,799  $    3,083,499  $      201,799
Long-term debt...................................................              --              --              --
Stockholders' equity
  Common stock--$0.001 par value, authorized-- 40,000,000 shares;
    issued and outstanding--9,912,304 shares, actual; 12,482,598 shares as adjusted; and 15,482,598 shares, as further
    adjusted.....................................................           9,913          12,483          15,483
Additional paid-in capital.......................................      12,864,686      25,574,962      45,921,962
Deferred compensation............................................              --      (9,600,000)     (9,600,000)
Accumulated other comprehensive loss.............................          (3,598)         (3,598)         (3,598)
Accumulated deficit..............................................     (13,401,027)    (13,401,027)    (17,711,838)
                                                                   --------------  --------------  --------------
Total stockholders' equity (deficit).............................        (530,026)     (2,582,820)     18,622,009
                                                                   --------------  --------------  --------------
Total short-term debt and capitalization.........................  $    1,837,773  $    5,666,319  $   18,823,808
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                                    DILUTION


    As of June 30, 1999, our net tangible net book value (deficit) was $(2,090,619) or approximately $(0.20) per share of common stock based on 9,912,304 shares of common stock outstanding. The net tangible book value per share represents the amount of our total assets less the amount of our intangible assets and our liabilities, divided by the number of shares of common stock outstanding at June 30, 1999.



    After giving effect to



    - the issuance of 50,000 shares of common stock to a customer in July 1999 valued at $400,000,



    - our receipt after June 30, 1999 of estimated net proceeds of $3.2 million from our Summer 1999 private placement,



    - the issuance of 962,444 shares of common stock upon the exercise of outstanding warrants on a cashless basis during October 1999, and



    - the issuance of 1,200,000 shares of common stock subject to forfeiture in exchange for outstanding stock options under our existing stock option plans,



our pre-offering pro-forma net tangible book value at June 30, 1999 would have been $838,071 or approximately $0.10 per share of common stock.


    After giving effect to


    - the issuance of 50,000 shares of common stock to a customer in July 1999 valued at $400,000,



    - our receipt after June 30, 1999 of net proceeds of $3.2 million from our Summer 1999 private placement of securities



    - the issuance of 962,444 shares of common stock upon the exercise of outstanding warrants on a cashless basis during October 1999, and



    - the issuance of 1,200,000 shares of common stock subject to forfeiture in exchange for outstanding stock options under our existing stock option plans, and



    - our receipt of estimated net proceeds of approximately $20.3 million from our sale of 3,000,000 shares of common stock offered in this offering at the assumed public offering price per share of $8.00 and the initial application of those proceeds as described under the heading "Use of Proceeds,"



    Our post-offering pro forma as adjusted net tangible book value at June 30, 1999 would have been $17,263,016 or approximately $1.10 per share of common stock. This represents an increase in the pro forma as adjusted net tangible book value of $1.00 per share to existing stockholders and an immediate dilution in the pro forma as adjusted net tangible book value of $6.90 per share, or 86%, to investors in this offering. The following table illustrates the per share dilution:



                                                                                                     PER SHARE OF
                                                                                                        COMMON
                                                                                                        STOCK
                                                                                                 --------------------
Assumed public offering price..................................................................             $    8.00
  Actual tangible book value at June 30, 1999..................................................  $   (0.20)
  Increase in net tangible book value, giving effect to the July 1999 stock issuance
    and Summer 1999 private placement and October stock issuances..............................        .30
                                                                                                 ---------
  Pre-offering pro forma net tangible book value ..............................................        .10
  Increase in net tangible book value..........................................................       1.00
                                                                                                 ---------
Post-offering pro forma net tangible book value after this offering............................                  1.10
                                                                                                            ---------
Dilution of net tangible book value to new investors...........................................             $    6.90
                                                                                                            ---------
                                                                                                            ---------

    The following table sets forth, as of the date of this prospectus:

    - the number of shares of common stock purchased,

    - the percentage of total shares of common stock purchased,

    - the total consideration paid,

    - the percentage of total consideration paid, and

    - the average price per share of common stock paid by the investors in this offering and our current stockholders.


                                                       SHARES OF COMMON
                                                       STOCK PURCHASED           TOTAL CONSIDERATION        AVERAGE
                                                  --------------------------  --------------------------   PRICE PER
                                                     NUMBER      PERCENTAGE      AMOUNT      PERCENTAGE      SHARE
                                                  -------------  -----------  -------------  -----------  -----------
Existing stockholders...........................     12,482,598        80.6%  $  15,987,445        40.0%   $    1.23
New investors...................................      3,000,000        19.4%     24,000,000        60.0         8.00
                                                  -------------       -----   -------------       -----   -----------
Total...........................................     15,482,598       100.0%  $  39,987,445       100.0%   $    2.54
                                                  -------------       -----   -------------       -----   -----------
                                                  -------------       -----   -------------       -----   -----------

                            SELECTED FINANCIAL DATA


    The following selected statements of operations data for the period from our inception on March 4, 1998 through June 30, 1998 and the year ended June 30, 1999 and the selected balance sheet data as of June 30, 1998 and 1999 are derived from our consolidated financial statements and related notes included elsewhere in this prospectus audited by KPMG LLP, our independent auditors. The selected statement of operations data for the period from our inception on March 4, 1998 through June 30, 1998 includes the results of operations of Infobahn Technologies LLC (dba Digital Genesis) from June 2, 1998, its date of acquisition, and the pro forma selected statement of operations data for such period includes the operations of Digital Genesis and Spartan Multimedia, Inc. as if they were acquired by us on March 4, 1998. The selected statement of operations data for the year ended June 30, 1999 includes the results of operations of Spartan Multimedia, Inc. from January 15, 1999, its date of acquisition, and the pro forma selected statement of operations data for such period includes the operations of Spartan Multimedia, Inc. as if it was acquired by us on July 1, 1998. The pre-offering pro forma balance sheet data as of June 30, 1999 is adjusted to reflect:



    - the issuance of 50,000 shares of common stock valued at $400,000 to a customer in July 1999;



    - the receipt of $3.2 million of net the proceeds from our Summer 1999 private placement of securities received by us after June 30, 1999;



    - the issuance of 962,444 shares of common stock upon the exercise of outstanding warrants on a cashless basis during October 1999; and



    - the issuance of 1,200,000 shares of common stock subject to forfeiture in exchange for outstanding stock options under our existing stock option plans.



    The post-offering proforma, as adjusted balance sheet as of June 30, 1999 is adjusted to reflect:



    - the issuance of 50,000 shares of common stock valued at $400,000 to a customer in July 1999;



    - the receipt of $3.2 million of the net proceeds from our Summer 1999 private placement of securities received by us after June 30, 1999;



    - the issuance of 962,444 shares of common stock upon the exercise of outstanding warrants on a cashless basis during October 1999;



    - the issuance of 1,200,000 shares of common stock subject to forfeiture in exchange for outstanding stock options under our existing stock option plans; and



    - the receipt of estimated net proceeds of approximately $20.3 million from the sale of our common stock at the assumed public offering price of $8.00 per share and the initial application of these proceeds as described under "Use of Proceeds."

    The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.


                                                PERIOD FROM
                                               MARCH 4, 1998                                 CUMULATIVE PERIOD
                                            (INCEPTION) THROUGH           YEAR ENDED         FROM MARCH 4, 1998
                                               JUNE 30, 1998            JUNE 30, 1999           (INCEPTION)
                                          -----------------------  ------------------------   THROUGH JUNE 30,
                                            ACTUAL                   ACTUAL                       1999(2)
                                          ----------               -----------   PRO FORMA   ------------------
                                                       PRO FORMA                -----------
                                                      -----------               (UNAUDITED)
                                                      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues................................  $    2,800   $ 124,325   $   143,426  $   146,867     $    146,226
Total operating expenses................   4,555,459   4,690,167    10,047,975   10,225,882       14,603,434
Interest expense........................      19,277      19,277       523,045      523,045          542,322
Net loss before extraordinary item......  (4,571,936) (4,606,747)  (10,482,323 (1) (10,656,789 (1)     (15,054,259)(1)
Loss before extraordinary item per
  weighted average common share
  outstanding (basic and diluted).......       (0.84)      (0.81)        (1.18 (1)       (1.20 (1)           (1.87)(1)
Weighted average common shares
  outstanding (basic and diluted).......   5,416,242   5,721,327     8,912,041    8,912,041        8,058,886



                                                                                       JUNE 30, 1999
                                                                           --------------------------------------
                                                                                        PRE-OFFERING POST-OFFERING
                                                            JUNE 30, 1998    ACTUAL      PRO FORMA    PRO FORMA
                                                            -------------  -----------  -----------  ------------
                                                                                        (UNAUDITED)  (UNAUDITED)
BALANCE SHEET DATA:
Current assets............................................   $   371,467    $1,375,282   $5,203,828   $18,361,317
Total assets..............................................       871,552    3,052,937    6,881,483     20,038,972
Working capital (deficit).................................    (1,959,776)  (2,207,681)     905,165     16,944,354
Long-term debt............................................       367,892           --           --             --
Stockholders' equity (deficit)............................    (1,827,583)    (530,026)   2,582,820     18,622,009


------------------------


 (1) Before extraordinary gain of $1,653,232 relating to extinguishment of indebtedness of $0.19, $0.19, and $0.21 per weighted-average common shares outstanding during the year ended June 30, 1999 actual, pro forma and the cumulative period from March 4, 1998 (inception) through June 30, 1999, respectively.


 (2) The cumulative period statement of operations data is included in accordance with generally accepted accounting principles since we are a development stage company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND OTHER PORTIONS OF THIS PROSPECTUS CONTAIN FORWARD-LOOKING INFORMATION THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THIS FORWARD-LOOKING INFORMATION. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER THE HEADING "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

IN GENERAL


    We provide turn-key electronic commerce services designed to enable clients to extend their business to the Internet to conduct commercial transactions between business enterprises.



    As of June 30, 1999, we had a working capital deficiency of $2,207,681 and stockholders' deficit of $530,026. We generated revenues of $2,800 during the period from our inception on March 4, 1998 through June 30, 1998, and revenues of $143,426 during the year ended June 30, 1999. We have incurred net losses since inception and expect to continue to generate operating losses for the foreseeable future. We may never achieve profitability. In addition, during the period from our inception on March 4, 1998 through June 30, 1998, and the year ended June 30, 1999, we incurred negative cash flows from operations of $253,119 and $4,552,912, respectively.



    We are in the early stage of operations and, as a result, the relationships between revenue, cost of revenue, and operating expenses reflected in the financial information included in this prospectus do not represent future expected financial relationships. Much of the cost of revenue and operating expenses reflected in our financial statements are relatively fixed costs. We expect that these expenses will increase with the escalation of sales and marketing activities and transaction volumes, but at a much slower rate of growth than the corresponding revenue increase. Accordingly, we believe that, at our current stage of operations, period to period comparisons of results of operations are not meaningful.



    During the year ended June 30, 1999, we estimate that approximately 95% of our revenues were attributable to Web site development and design and the development of electronic storefronts, and 5% were attributable to transaction processing. We anticipate that, over the next three years, as we implement our operating and expansion plan, approximately



    - 20% of our revenues will be attributable to Web site development and design and the development of electronic storefronts,



    - 50% of our revenues will be attributable to Internet-based shopping mall development and design,



    - 25% of our revenues will be attributable to transaction processing, and



    - the remainder will be attributable to data warehousing and transaction reporting, customer support services, advertising, and provision of connectivity solutions.



    During the year ended June 30, 1999, we expended our resources principally in development of our technology. We anticipate that, over the next three years, as we implement our operating and expansion plan, approximately



    - 30% of our expenditures will be attributable to Web site development and design and the development of electronic storefronts,

    - 45% of our expenditures will be attributable to Internet-based shopping mall development and design,


    - 20% of our expenditures will be attributable to transaction processing, and


    - the remainder will be attributable to data warehousing and transaction reporting, customer support services, advertising, and provision of connectivity solutions.


    Based on our operating and expansion plan, we anticipate that, over the next three years,

    - greater revenue growth as a percentage of revenues will be attributable to transaction processing than to Web site development and design and Internet-based shopping mall development and design, and


    - as transaction volume through our ICC increases, our gross margins and operating margins will increase as the relatively fixed costs associated with these activities is spread over such larger volume of transactions.



    From our inception on March 1, 1998 until June 1998, our business plan was to engage in the licensing and distribution of software support materials for the governmental and educational markets. The principal licenses into which we entered during this time period were related to the proprietary courseware of Pro-Soft I-Net, a software and Internet training solutions provider. As a result of changes in the software market and the related training and support materials market, we determined to change our business plan to the development of technology to enable businesses and other organizations to engage in electronic commerce. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Related Party Transactions."



    Our strategic focus is on the business-to-business Internet commerce market, and we believe that our success will depend in large part on



    - our ability to develop products and technologies that enable businesses to transact business-to-business Internet commerce efficiently and effectively,



    - our ability to identify and position ourselves as a significant participant in the business-to-business Internet commerce market, and



    - the willingness of the market place to adapt and engage in electronic commerce.


    Accordingly, we intend to continue to invest in product, technology, and operating infrastructure development, as well as in the acquisition of companies that offer development or technological resources.

    Because we have a limited operating history, given planned investment levels, our achieving profitability depends upon our ability to obtain sufficient numbers of new customers and sufficient numbers of Internet commerce transactions using our services. This can be accomplished by signing up sufficient numbers of customers for services through our ICC and/or attaining a significant volume of transactions through our ICC. Our revenues will also be dependent on determining and obtaining sufficient levels of fees for the services offered. In the event that we are unable to attain one or more of these goals, we may continue to incur substantial operating losses for the foreseeable future.

FLUCTUATIONS IN QUARTERLY RESULTS AND SEASONALITY

    In view of the rapidly evolving nature of our business and its limited operating history, we believe that period-to-period comparisons of our operating results, including our gross profit and operating expenses as a percentage of net sales, are not necessarily meaningful and should not be relied upon as an indication of future performance. See "Risk Factors--Fluctuations In Our Operating Results May Affect Our Stock Price."

    We cannot predict the degree to which we will experience seasonality in our business because of our limited operating history, and the fact that we cannot identify which companies, if any, we will acquire in the foreseeable future.


RECENT FINANCIAL DATA



    Although unaudited consolidated financial statements as of and for the three months ended September 30, 1999 are not yet available, based upon our preliminary review of our unaudited results of operations for the three months ended September 30, 1999, we estimate that our revenues for such period were approximately $200,000. This estimate is preliminary and may differ from our actual results based upon our review of our final results for this period. In addition, we may determine to change our revenue recognition method during the year ending June 30, 2000. See "Risk Factors--If We Change Our Revenue Recognition Principles, Our Results of Operations For Prior Periods May Change."


RESULTS OF OPERATIONS


    We had no meaningful operating results through June 30, 1999, as we focused on the development of our ICC services and technology.


    SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES


    Selling, general, and administrative expenses consist of payroll and related expenses for executive, sales, marketing, accounting, and administrative personnel, recruiting, professional fees, research and development, and other general corporate expenses. We expect selling, general, and administrative expenses to increase in absolute dollars as we expand our staff and incur additional costs related to the growth of our business.


    INTEREST EXPENSE


    Interest expense of $523,045 was incurred during the year ended June 30, 1999, primarily related to amortization of debt issuance costs.


    INCOME TAXES

    We have not generated any taxable income to date and therefore have not paid any federal income taxes since our inception. Utilization of our net operating loss carry forwards, which begin to expire in 2013, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended.

LIQUIDITY AND CAPITAL RESOURCES


    At June 30, 1999, our cash was $569,472. Net cash used by operating activities was $4,552,912 for the year ended June 30, 1999.


    MARCH 4, 1998 (INCEPTION) THROUGH JUNE 30, 1998

    Net cash used in operations was $253,119 from March 4, 1998 (inception) through June 30, 1998, which resulted from net losses of $4,571,936 from inception adjusted principally for non-cash expenses of $3,822,000 in amortization and write-off of license fees and $371,680 of stock based compensation. See "Related Party Transactions."

    We were established as eClassroom and, shortly thereafter, acquired two exclusive sublicenses to sell proprietary ProSoft I-Net Solutions courseware to governmental and educational markets. To date, we have not been successful at generating any revenue from these sublicenses. These licenses have since been terminated and we believe that we have no further obligations to make additional payments under such licenses. We wrote off $3,822,000 in the period ended June 30, 1998, representing the carrying cost of such licenses. In May 1999, the sublicensors paid an additional $200,000 to ProSoft to terminate these license agreements and to settle all obligations relating to them. See "Related Party Transactions."



    Net cash used in investing activities from March 4, 1998 (inception) through June 30, 1998, was related principally to the purchase of $102,034 of fixed assets and $75,000 of loans to customers. Net cash provided by financing activities from March 4, 1998 (inception) through June 30, 1998 of $681,429 resulted from $649,000 of private placements of common stock, $132,429 from the issuance of notes payable to related parties, and reduced by the repayment of notes payable in the amount of $100,000.



    YEAR ENDED JUNE 30, 1999



    Net cash used in operations was $4,552,912 during the year ended June 30, 1999, which resulted principally from net losses of $8,829,091 for such period adjusted for non-cash items of gain on extinguishment of indebtedness of $1,653,232 common stock issued for services in the amount of $989,500, compensation expense for contributed capital of $400,000, interest and amortization of debt issue costs of $478,483, options and warrants issued for services in the amount of $2,069,390, the provision for doubtful accounts of $23,876, and the write-off of an $800,000 note receivable. Accounts payable and accrued liabilities increased by $1,208,227.



    Net cash used in investing activities for the year ended June 30, 1999 was related to the purchase of equity securities in the amount of $100,733, a loan to Admor of $800,000, a loan to an officer of $30,000, and the purchase of $250,579 of fixed assets. Net cash provided by financing activities during the year ended June 30, 1999 of $5,951,912 resulted from $3,603,942 of private placements of common stock, $264,200 from the exercise of warrants, $3,176,000 from the issuance of notes payable and convertible debentures, $100,000 from the issuance of notes payable to related parties, $201,600 of cash paid for debt issue costs and the repayment of notes payable in the amount of $990,630.



    In June 1998, we commenced an offering of 1,022,800 units, each consisting of one share of common stock at $2.00 per share and one warrant, expiring on October 9, 1998, to purchase one additional share of common stock at $4.00 per share. By June 30, 1998, $146,000 had been received. During the three months ended September 30, 1998, 949,800 units were issued for $1,899,600. In January and February 1999, we received $1,000,000 from the sale of convertible debentures at a conversion price of $2.50 per share. During March through May 1999, we sold 326,334 shares in a private placement for $3.00 per share and received gross proceeds of $979,000.



    In May and June 1999, we sold in a private placement a total of $2,880,000 principal amount of our 12% promissory notes due on the earlier of April 30, 2000 or completion of this offering. As part of this transaction, we issued to the investors a total of 288,000 shares of our common stock and 144,000 warrants with a fair value of $114,192. In May 1999, the Company issued $150,000 of 12% notes due on the earlier of April 30, 2000 or completion of this offering as settlement for a financial obligation. Additionally, 15,000 shares of common stock were issued as part of the settlement agreement. See "Risk Factors--We May Be Required To Use Funds Which We Would Otherwise Use For Growth To Rescind Our Summer 1999 Private Placement."



    In connection with the ProSoft licenses, we assumed notes issued by the previous holders of those licenses in the amount of $3,300,000. In December 1998, the remaining balance of $1.8 million due on the notes was cancelled. See "Related Party Transactions."

    In March 1999, Keith D. Freadhoff, our Chairman of the Board of Directors, loaned $100,000 to us on an interest-free basis. We repaid the loan in May 1999.



    As of June 30, 1999, our principal sources of liquidity consisted of $569,472 in cash. As of that date, our principal commitments consisted of operating leases and commitments for advertising and promotional arrangements. Although we have no material commitments for capital expenditures, we anticipate a substantial increase in our capital expenditures and lease commitments consistent with anticipated growth in operations, infrastructure, and personnel.



RECENT ACTIVITY



    In August and September 1999, we sold in a private placement a total of $3,578,500 principal amount of our 12% promissory notes due on the earlier of April 30, 2000 or completion of this offering. As part of this transaction, we issued to the investors a total of 357,850 shares of our common stock and 149,375 warrants with a fair value of $586,569. See "Risk Factors--We May Be Required To Use Funds Which We Would Otherwise Use For Growth To Rescind Our Summer 1999 Private Placement."



    In July 1999, we issued a customer 50,000 shares of common stock valued at $400,000.



    In September 1999, we began offering to holders of certain of our outstanding warrants the right to exercise these warrants on a cashless basis. At October 13, 1999, warrants exercisable for an aggregate of 1,184,730 shares of common stock were exercised on a cashless basis for an aggregate of 962,444 shares of our common stock.



    In October 1999, we issued 1,200,000 shares of common stock subject to forfeiture in exchange for an aggregate of 1,980,000 stock options outstanding under our existing stock option plans and terminated additional stock options under these plans exercisable for an aggregate of 316,667 shares of common stock. See "Management--Executive Compensation."


YEAR 2000 COMPLIANCE

    Many currently installed computer systems and software products are unable to distinguish between 20th century dates and 21st century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced to comply with these "Year 2000" requirements. Our business is dependent on the operation of numerous systems that could potentially be impacted by Year 2000 related problems. Those systems include, among others:

    - hardware and software systems used by us to process transactions and deliver other services to our clients, including our proprietary software systems, as well as hardware and software supplied by third parties;

    - communications networks, such as the Internet and private intranets, on which we depend to permit electronic commerce transactions by our clients;

    - the internal systems of our clients and suppliers;

    - the hardware and software systems used internally by us in the management of our business; and

    - non-information technology systems and services used by us in our business, such as telephone systems and building systems.

    We have internally reviewed the proprietary software systems we use to process transactions and deliver other services to our clients. Although we believe that our internally developed applications and systems are designed to be Year 2000 compliant, we utilize third-party equipment and software that may not be Year 2000 compliant. Failure of third-party or currently owned equipment or software to operate properly with regard to the Year 2000 could require us to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. We believe that our expenditures to upgrade our internal systems and applications and replace non-compliant systems will not exceed $100,000 and will not be material to our business, prospects, financial condition, and results of operations. To date, we have incurred $20,000 in connection with our Year 2000 compliance activities. We have utilized, and intend to continue to utilize, general working capital in order to fund these activities. We have not had to defer any information technology projects as a result of these activities.


    Furthermore, the success of our efforts may depend on the success of our clients in dealing with their Year 2000 issues. Many of these organizations are not Year 2000 compliant, and the impact of widespread client failure on our systems is difficult to determine. Customer difficulties due to Year 2000 issues could interfere with electronic commerce transactions or information, which might expose us to significant potential liability. If client failures result in the failure of our systems, our business, prospects, financial condition, and results of operations would be materially adversely affected. Furthermore, the purchasing patterns of these customers or potential customers may be affected by Year 2000 issues as companies expend significant resources to become Year 2000 compliant. The costs of becoming Year 2000 compliant for current or potential customers may result in reduced funds being available to purchase and implement our applications and services.



    We have implemented a Year 2000 program to assess and monitor Year 2000 issues with all of our significant clients, suppliers, and other third parties. We have appointed a single individual to head our Year 2000 program. The following significant parties, which provide us with essential or critical systems, have certified through Year 2000 compliance testing or vendor certification that such systems are Year 2000 compliant: Exodus Communications, PAJO, Dell Computers, Intel, PAL Employer Services, Inc., Verisign, Inc., and Thawte, Inc. We have identified and have contacted the following significant parties by letter or telephone: PaymentNet, Cardservice International, Authorizenet, eCommerce Exchange, Clear Exchange, XOOM.com, Inc., CB Richard Ellis, Reliant Innovations, Inc., Wireless One, Inc., Found.com, Inc., On Track Inc. (O.T.I. Cable Advertising), and Power Enterprises, Inc. We intend to continue to contact these significant parties until there is either a satisfactory determination that the significant party has reasonably addressed any Year 2000 issues or, in the absence of such determination, until one or more replacement parties are identified and engaged.


    We have conducted a formal assessment of our Year 2000 exposure in order to determine what steps beyond those identified by our internal review may be advisable. We are presently developing a contingency plan for handling Year 2000 problems that are not detected and corrected prior to this occurrence and anticipate completing this plan by October 1999. Our most likely worst case Year 2000 scenario is unknown at this time. Our failure to address any unforeseen Year 2000 issue could materially adversely affect our business, prospects, financial condition, and results of operations.

                                    BUSINESS

IN GENERAL

    We provide turn-key electronic commerce services designed to enable clients to extend their business to the Internet to conduct commercial transactions between business enterprises. The HUB of our electronic commerce solution is our proprietary ICC, which consists of the hardware, proprietary and licensed software, and the related technical services necessary for our clients to transact electronic commerce. We also design and build custom interfaces, or SPOKES, to connect business clients to the ICC. Our ICC permits a continuum of sophisticated and technologically complex, or scalable, solutions ranging from a simple Internet storefront advertising their products and taking orders through e-mail to a highly complex system of secure client extranets allowing vendors to interact and transact business-to-business electronic commerce with one or more specific customers.


    In July 1999, we formed CableCommerce, a new operating division which focuses upon providing electronic services and solutions to cable television operators. Typically, CableCommerce will design, develop, host, and manage branded Internet-based shopping malls in the markets served by the cable television system operator featuring businesses local to each of these markets. In addition, CableCommerce offers local and regional classified advertisements, community calendars, and coupons, provides mall content, trains cable television system sales people, and offers storefront creation and maintenance services to the cable television system's subscribers. To date, we have entered into contracts to provide these services with MediaOne, CableOne, Wireless One, and Frontiervision Media Services.


INDUSTRY BACKGROUND

    THE INTERNET

    The Internet has grown rapidly in recent years, spurred by developments such as

    - inexpensive, readily available, and user-friendly Web browsers,

    - a large and growing installed base of advanced personal computers,

    - the adoption of faster and more cost efficient networks,

    - the emergence of compelling Web-based content and commerce applications, and

    - the growing sophistication of the user base.

    According to International Data Corp. ("IDC"), a leading research firm, the number of Internet users was 98 million worldwide at the end of 1998 and will continue to grow to 320 million by the end of 2002.

    The broad acceptance of the Internet has led to the emergence of secure Web sites accessible only within a given company, known as INTRANETS, and specialized intranets also available to select outsiders, such as clients, suppliers, or vendors, known as EXTRANETS, as new global communications and commerce environments, representing a significant opportunity for enterprises to interact in new, different, and highly efficient ways with customers, employees, suppliers, and partners.

    ELECTRONIC COMMERCE

    The Internet presents opportunities to transform businesses and entire industries as organizations exploit their potential to extend and enhance their business activities and gain competitive advantage. Companies are using the Internet to communicate and transact business on a one-to-one basis with existing customers and to target and acquire new customers. At the same time, companies are using the Internet to collaborate with their supply-chain partners and manage distribution and other strategic relationships. The Internet has also allowed businesses to identify new product and service offerings which extend and complement their core markets.

    A number of organizations have projected that the volume of business transacted by means of electronic commerce will grow substantially from present levels. The United States Department of Commerce has estimated that business-to-business commerce by means of the Internet will be a $300 billion dollar marketplace by the year 2002. IDC has estimated that the total value of goods and services purchased over the Internet grew from $318 million in 1995 to an annualized amount of $5.4 billion in December 1996, and that sales are projected to increase to $95 billion in 2000 and to $400 billion by 2002. This firm has also projected that by the year 2002, 78% of all Internet commerce will occur in the business-to-business sector. Currently, KPMG estimates that business to business Internet commerce doubles approximately every 90 days.

    ELECTRONIC COMMERCE SERVICES MARKET

    IDC forecasts that the market for Internet and electronic commerce services worldwide will grow from $4.6 billion in 1997 to $43.7 billion by 2002. Forrester Research, another technology industry research firm, estimates that the market for Internet and electronic commerce services will grow from $5.4 billion in 1998 to $32.7 billion by 2002. These projections represent a compound annual growth rate of more than 55% over these periods.

    As a result of the recent growth of electronic commerce and its acceptance as a mainstream medium for commercial transactions, businesses are investing in the strategic use of Internet solutions to transform their core business and technology strategies. This, in turn, has created a significant and growing demand for third-party Internet professional services and has resulted in a proliferation of companies offering specialized solutions, such as connectivity, transaction reporting, security, and Web site design to business customers. This specialization has resulted in a fragmented market that often requires the business customer to seek solutions from a number of different providers using differing, or even contradictory, strategies, models, and designs.

    The successful adoption of, and adaptation to, the Internet by companies and the conduct of commerce by means of the Internet pose significant challenges, including systems engineering, technical, commercial, strategic, and creative design challenges and an understanding of how the Internet transforms relationships between businesses and their internal organizations, customers, and business partners. Companies facing technology investment decisions often need outside technical expertise to recognize viable Internet tools, develop feasible architectures, and implement strategies. Companies must also be able to integrate new Internet applications with their existing systems. Finally, a successful solution requires that the Internet application, particularly the user interface, be engaging and easy to use.


    We believe that few of the existing electronic commerce service providers have the range of skills required to assist their clients in a coordinated transformation of the way they use technology and implement Internet solutions. Accordingly, we believe that organizations are increasingly searching for professional services firms offering turn-key electronic commerce solutions, including integrated strategy, technology and creative design, connectivity, transaction processing, data warehousing, transaction reporting, help desk, consulting, and training. Furthermore, we believe that organizations will increasingly look to Internet solutions providers that can leverage industry and client practices, increase predictability of success for Internet solutions, and decrease risks associated with implementation by providing low-cost, scalable solutions with minimal lead-time.

THE NETGATEWAY SOLUTION

    IN GENERAL


    We have structured the ICC to provide scalable, fully integrated, turn-key solutions. We develop customized interfaces to connect our clients' Web sites, whether created and maintained by us or others on behalf of the clients, with the ICC and our electronic commerce servers. As a result of our HUB and SPOKE structure, we can offer rapidly deployed, low cost electronic commerce services, which incorporate the sales and other practices of our clients and their industries, as well as maintain our clients' prior investment in creating and maintaining a Web presence.


    THE ICC HUB

    The ICC consists of hardware and proprietary and licensed software, as well as related technical services, which are necessary in order to transact electronic commerce. We have developed the ICC based upon an object-oriented, modular strategy. As a result, we are able to reuse functional software components of the ICC across different clients and industries, as well as allow introduction of new capabilities and services without adversely effecting existing systems.

    The following features are designed to provide more complete electronic commerce services by overcoming limitations in external systems.

- INVENTORY MANAGEMENT
- ORDER STATUS AND HISTORY
- CUSTOMER SUPPORT FORUMS
- PURCHASE ACTIVITY REPORTING
- SECURE, WEB BROWSER BASED SYSTEM
   ADMINISTRATION

- REPORTING
- UNIVERSAL CLIENT DIRECTORY MANAGEMENT

- SALES AUTOMATION
- CUSTOMER SURVEY SYSTEM
- BUDGET REPORTING
- CUSTOMER SELF-ADMINISTRATION
- ORDER MANAGEMENT
- SYSTEM STATUS MONITORING
- PRODUCT CATALOG MANAGEMENT

    THE INTERFACE SPOKE

    We have the capability to rapidly design and deploy proprietary software interfaces which permit client Web sites, networks, and enterprise resource planning systems to connect with, receive relevant information from, and provide relevant information to, the ICC. Data integration between the ICC and the buyer or seller is managed in the SPOKE. Product catalogs, order information, order status, customer data, etc. can be transferred between the HUB and the buyer/seller by means of the SPOKE. Each interface or SPOKE is specific to a client and industry and contains knowledge about specific products and services as well as processes and business rules, including

- CUSTOM PRICING
- PURCHASING WORKFLOW
- UNIQUE ORDER HEADER FOR EACH CUSTOMER
- PRODUCT CONFIGURATION

- GRAPHICAL INTERFACE
- SPECIAL REPORTING NEEDS
- PRODUCT VARIATION RULES
- WORKFLOW WITH ROUTING AND APPROVALS

    All spokes are developed according to a common methodology so that, as clients in similar industries are added to the ICC, the cost and time of development is reduced by duplicating previously created modules. We have developed a substantial library of SPOKES which are available for future use. Customization, or SPOKE development, for clients can include:

- WEB SITE INTEGRATION
- THIRD PARTY AND CUSTOMER DEVELOPED SYSTEMS
- ORDER MANAGEMENT

- ACCOUNTING
- SHIPPING
- ENTERPRISE RESOURCE PLANNING SYSTEMS

    ADVANTAGES

    We believe that the following are significant advantages of our electronic commerce solution over other currently available alternatives:

    - Our customers do not invest in hardware, software, and staffing, but rather connect to our existing Netgateway infrastructure, which we believe is a highly economic method to obtain and maintain an electronic commerce presence.

    - Clients with existing Web sites can maintain their investment in the creation of that presence while seamlessly adding electronic commerce capabilities.

    - Because our infrastructure permits scalable electronic commerce solutions, we can offer incremental services to our clients through the activation of additional proprietary software in response to client growth or commercial requirements quickly and cost-effectively.

    - Because our proprietary and other software resides only on our servers, we can offer clients easy access to additional functionality on a test or temporary basis in order to permit our clients to try new or additional services with their respective customers on their Web sites, and can provide real time updates, patches, and fixes to software with no additional effort by the client.

BUSINESS STRATEGY

    Key elements of our strategy are described below.

    - IMPLEMENT COST EFFECTIVE SERVICES WITH BROAD APPEAL. We have designed our operations and business model to focus upon the electronic commerce services of highest value to our clients. These are services which require high levels of investment of resources or technical expertise by clients in the event that these clients were to decide to provide these services themselves. By offering these services to a number of clients simultaneously and by creating and utilizing reusable software modules, we are able to spread the relatively fixed costs associated with the creation, purchase, or customization of the software, processes, procedures, or computer hardware over a larger volume of electronic commerce transactions, permitting us to offer these services to our clients on a highly cost effective basis.


    - LEVERAGE RELATIONSHIPS WITH RESELLERS TO MAXIMIZE GROWTH. We have embraced a channel strategy for distribution of our Internet storefront services. We have found that this particular service offering matches well with any organization that has existing business relationships whereby adding an electronic commerce solution will strengthen the relationship. Examples of our resellers include Internet portal companies, telecommunications companies, Internet service providers, cable television companies, banks, and computer hardware manufactures. See "Business--Clients and Strategic Relationships."


    - PROVIDE EASY ACCESS TO SCALABLE ELECTRONIC COMMERCE FUNCTIONALITY. We have designed the ICC and our hardware and software infrastructure to permit scalable electronic commerce solutions and can offer incremental services to our clients through the activation of additional proprietary software which provide additional services and added functionality in response to client growth or commercial requirements quickly.

    - OFFER ADDITIONAL FUNCTIONALITY OF ICC SERVICES. Our HUB and SPOKE approach constantly generates new features for our ICC clients. For example, as the SPOKE features become dominant in a particular industry, that feature is integrated into the HUB to become a new standard feature of the ICC, benefitting all ICC users in that industry.

    - USE OF TECHNOLOGY TO CREATE ELECTRONIC COMMERCE HUBS. We have improved the attractiveness of our services by creating electronic commerce HUBS in the form of (1) private label Internet-based "shopping malls", where electronic commerce sites sponsored by a common reseller or of similar product offerings are grouped together for convenient retail use by the public, or (2) secure client extranets.

    - INCORPORATE CLIENT AND INDUSTRY PRACTICES AND MAINTAIN CLIENTS' PRIOR INVESTMENT. We have structured the ICC and our hardware and software infrastructure, and have developed proprietary software, to permit the easy interconnection of client Web sites, whether prepared and maintained by us or others on behalf of our clients, with our electronic commerce servers. As a result, we can offer electronic commerce services which incorporate the sales and other practices of our clients and their industries, as well as maintain the clients' prior investment in creating and maintaining a Web presence.


    - SEEK STRATEGIC ACQUISITIONS AND INVESTMENTS. We intend to seek strategic acquisitions of, and investments in, businesses and technologies which we believe will enhance the functionality of our services, operations, and competitive position. In May 1999, we consummated the acquisition of the technology of Shopping Planet, an electronic commerce applications developer, which we believe will enhance our functionality. In exchange for their technology, we agreed to the following:


       - we issued to Shopping Planet 35,000 shares of our common stock; and

       - leased the technology, including the right to enhancements, back to Shopping Planet on a non-transferable basis for nominal consideration. As a condition to this acquisition, we entered into an employment agreement with the head developer of the Shopping Planet technology.

See "Risk Factors" and "Use of Proceeds."

SERVICES OFFERED

    We offer our electronic commerce services which range, in general, from simple Internet storefronts to highly complex systems. We currently offer the following specific services to our clients:

    - WEB SITE DEVELOPMENT AND DESIGN; DEVELOPMENT OF ELECTRONIC STOREFRONTS. We believe that a professionally designed Web site is critical to the success of business customers desiring to transact electronic commerce. We offer Web site development, design, and maintenance solutions to our business customers, including the development and design of the graphical interfaces and applications necessary to fully integrate each customer's Web site with its order and payment processing, order confirmation, and fulfillment centers. Our proprietary software for Web site and electronic storefront development features its own template system, multiple product search engines, multiple price sets and catalogues, and support for multiple currencies. Following this offering, we intend to further develop and enhance this solution and to aggressively market these services through our channel marketing strategy.

    - INTERNET-BASED "SHOPPING MALL" DEVELOPMENT AND DESIGN. We believe that the use of Internet-based shopping malls is critical to create an effective electronic commerce marketplace. Through the creation and use of private labeled Internet malls, users of our services can take advantage of both the pre-existing relationships and marketing efforts of the reseller sponsoring the private labeled mall, thereby increasing traffic to, and exposure of, their site. In addition, we have developed and feature a proprietary electronic commerce search engine that searches within each Internet mall, as well as across all Internet malls served by our ICC. We believe the use of malls and the availability of our robust electronic commerce search engine adds substantial value to individual stores and resellers alike. For our customers not otherwise affiliated with any mall, we provide access to our own mall as a value-added service.

    - TRANSACTION PROCESSING. We offer solutions which capture and transact customer orders according to the business rules and specific "back office" needs of the particular client. Our electronic commerce system solution allows us to receive and process orders and payments, provide order confirmation and reporting, and organize order fulfillment. We also have the ability to provide support for electronic commerce transactions using checks, credit cards, electronic funds transfers, purchase orders, and other forms of payment. We are currently providing this capability in conjunction with certain third-party vendors, including Payment Net in San Jose, California, Authorize Net in Salt Lake City, Utah, Clear Commerce in Austin, Texas, eCommerce Exchange in Laguna Hills, California, and Card Services International in Agoura Hills, California. Following this offering, we plan to pursue our own secured transaction clearing solutions as well as a strategic alliance or acquisition of a secured transaction-processing center.


    - DATA WAREHOUSING AND TRANSACTION REPORTING. We anticipate that, as our business continues to grow, we will compile large amounts of transactional and other data with respect to our clients and their businesses, markets, customers, and electronic commerce transactions. We have the capability to automatically generate reports relating to order confirmation, inventory tracking, fulfillment, transaction details, customer data, market research, and other sophisticated management reports based on the transactions facilitated through our hardware and software infrastructure. Following this offering, we plan to further develop these capabilities.

    - CUSTOMER SUPPORT SERVICES. We provide our clients with 24 hour per day and seven day per week customer service and support through our customer support staff of six individuals.

    - ADVERTISING. We have signed an agreement with 24/7, Inc. to manage national banner advertising in our Internet-based shopping malls. We share advertising revenues with the respective mall owner on whose Web site the advertisement resides.


    - CONNECTIVITY SOLUTIONS. In order for business customers to effectively engage in electronic commerce, they must be connected to the Internet. We assist our business customers in structuring and obtaining high-speed Internet connectivity solutions to improve their business-to-business communication by means of the Internet. We provide these connectivity solutions to our business customers in conjunction with third party Internet access providers. Our connectivity solutions also include the ability to host clients' Web sites and provide clients with security measures necessary for secure transmissions over the Internet. We support our hosted Web sites by a connectivity enhancing, high-performance, high-bandwidth server system.



    - CABLECOMMERCE SOLUTIONS. In July 1999, we formed CableCommerce, a new operating division which will focus on providing electronic commerce services and solutions to cable television operators. See
      "Business--Client and Strategic Relationships."


SALES AND MARKETING

    IN GENERAL


    We sell and market our services by means of a combination of direct sales and authorized resellers. We maintain a direct sales force of 11 full-time employees. We anticipate increasing our sales force substantially following this offering, including creating a group within our sales force trained to assist resellers in marketing our products and services. If a client requiring these more sophisticated services is provided by a Netgateway reseller, we ordinarily pay a finders fee to the reseller.


    For entry level ICC services, such as simple Internet storefronts, we have developed, and are continuing to develop, a series of channel partners to distribute these services. Potential resellers include telecommunication companies, value-added resellers, cable companies, Internet portals, and Internet service providers. Reseller pricing has generally been dependent upon volume and commitments from the reseller. We will "private label" the Internet storefront service and establish private branded Internet-based shopping malls for resellers in order to provide the resellers with the means to drive traffic to these storefronts. The storefronts and mall will have a customized "look and feel" of the reseller. For purposes of branded equity, such as XOOM.com's Internet-based shopping mall located at WWW.XOOMMEMBERSTORES.COM, all sites will have the "STORESONLINE.COM" logo as well as "POWERED BY NETGATEWAY" designation. We will establish and maintain the mall for the reseller as long as the reseller drives traffic to the mall by means of their marketing and advertising efforts.


    In July 1999, we established our call center in American Fork, Utah. The center has immediate capacity for 40 telephone salespeople, with future expansion capabilities to add up to 130 telephone sales stations. The primary focus of the call center is to produce revenues by means of outbound sales call campaigns and selling our products and services. We believe that the center will also produce revenues by performing outbound calling services for our reseller channel partners charging hourly fees and for other clients requiring inbound or outbound services by charging a combination of development, activation, and hourly fees. The center also supports inbound technical questions from the Company's user base 24 hours per day, seven days per week. The center is equipped with the latest technology, affording the operators digital capabilities such as queue control over voice, e-mail, and fax in digital format, rapid development and deployment of outbound marketing campaigns, database integration into the outbound queuing system, Web-based monitoring tools, and drastically reduced costs as compared to other standard telephone technologies.

    PACKAGED SERVICES

    While clients can select ICC services and particular features individually, we generally market our services through the use of packaged services. Below is a table which summarizes the features of each of our service packages followed by a detailed description of each package.

                                                                                        PACKAGE THREE
                                                                                         BUSINESS TO
                                                  PACKAGE ONE        PACKAGE TWO          BUSINESS
                                                 INTRODUCTORY     STORESONLINE.COM       ELECTRONIC
FEATURES                                            PACKAGE            PACKAGE            COMMERCE
----------------------------------------------  ---------------  -------------------  -----------------
---------------------------------------------------------------------------
Web Account Access............................         -                  -                   -
Static Webpages...............................         -                  -                   -
---------------------------------------------------------------------------
24/7 E-Mail support...........................         -                  -                   -
Custom Templates..............................         -                  -                   -
---------------------------------------------------------------------------
WYSIWYG.......................................         -                  -                  n/a
24/7 Phone Technical Support..................                            -                   -
---------------------------------------------------------------------------
Shopping Cart.................................                            -                   -
Real-Time Credit Card Transactions............                            -                   -
---------------------------------------------------------------------------
Multiple Price-Sets...........................                            -                   -
Custom Shipping Rules.........................                            -                   -
---------------------------------------------------------------------------
Order Status and Tracking.....................                            -                   -
Store Statistical Reporting...................                            -                   -
---------------------------------------------------------------------------
Unique Domain Name/Virtual Hosting............                            -                   -
Custom Forms..................................                            -                   -
---------------------------------------------------------------------------
Import and Export Data........................                            -                   -
Search and Browse Functionality...............                            -                   -
---------------------------------------------------------------------------
E-Mail Confirmation to Customers..............                            -                   -
Featured Products and Sale Items..............                            -                   -
---------------------------------------------------------------------------
Printable Coupons.............................                            -                   -
Unlimited Products and Categories.............                            -                   -
---------------------------------------------------------------------------
Inventory Tracking............................                            -                   -
Integration with Existing Web Site............                            -                   -
---------------------------------------------------------------------------
Custom Price Discount Methods.................                            -                   -
Multimedia Support............................                                                -
---------------------------------------------------------------------------
Unique Catalog Per Customer...................                                                -
Assigned Access Rights........................                                                -
---------------------------------------------------------------------------
Multiple Order Methods........................                                                -
Integration with External System..............                                                -

                  SERVICE PACKAGE ONE -- INTRODUCTORY PACKAGE

    Clients can design a professional three page Web site, choosing from a selection of over 25 templates. This entry level service is available through our resellers as an introduction to electronic commerce, and the sites are static in nature. While we do not offer free help desk support or credit card processing with this package, e-mail based customer support is available.

                 SERVICE PACKAGE TWO--STORESONLINE.COM PACKAGE

    This package is sold by means of authorized Netgateway resellers and permits clients to have a fully functional electronic commerce store quickly and easily. This service requires no investment in hardware or software and clients can quickly and dynamically generate sales.

        SERVICE PACKAGE THREE--BUSINESS TO BUSINESS ELECTRONIC COMMERCE

    For businesses that need more robust electronic commerce services for business to business applications, the Netgateway ICC offers additional highly customized features, including those described under the heading "Business--The Netgateway Solution--The ICC Hub," designed to meet the requirements of our clients in an extranet setting. These features are sold directly by our sales professionals as each business to business opportunity involves different uses of these features.

CLIENTS AND STRATEGIC RELATIONSHIPS


    We view our clients as both the sponsor or owner of the electronic commerce site in question and our resellers. We are currently processing electronic commerce transactions for over 1,600 clients. The clients are geographically dispersed and represent a mix of businesses.


    We require each client using our services to enter into a standard subscription agreement. Each subscription agreement provides that the client pays us both monthly subscription fees for the services requested and specified fees per transaction. These contracts are terminable by the client upon 30 days prior written notice. In addition, we enter into agreements with its resellers. These agreements vary significantly by reseller based on the levels of service the reseller will distribute and other factors.


    The following are descriptions of a number of the contracts into which we have recently entered:



    MEDIAONE. In July 1999, we entered into a strategic relationship with MediaOne, a leading cable television operator, under which we will design, develop, host, and manage Internet-based shopping malls in each of MediaOne's markets. These markets currently consist of more than five million households. These shopping malls will be branded with the MediaOne name, brand, and image, will feature businesses local to each market, and will offer additional online services, such as classified advertisements, local community events calendars, and coupons. MediaOne has agreed to contribute commercial advertising time on their cable systems in order to promote these malls. As a term of this relationship, MediaOne acquired 50,000 shares of our common stock and warrants, exercisable for up to an aggregate of 200,000 shares of our common stock, which vests in four installments upon the satisfaction of milestones relating to the scope of the launch of these Internet-based shopping malls. See "Business--Clients and Strategic Relationships."



    CABLEONE. In August 1999, we entered into a cable reseller and mall agreement with CableOne, a large cable television operator, under which we will design and develop an Internet-based shopping mall, to be branded with the CableOne name, brand, and image, and will offer our storefront creation and maintenance services to CableOne's subscribers. We will also be responsible for marketing support, including development of mall content, training of CableOne sales people, and production of advertising to promote their services. CableOne will promote this mall with a minimum of 400 cablecasts per broadcast month in each broadcast market where the mall services are offered.



    WIRELESS ONE. In June 1999, we entered into a reseller and mall agreement with Wireless One, Inc. under which we will design and develop an Internet-based shopping mall, to be branded with the Wireless One name, brand, and image, and will offer our storefront creation and maintenance services to Wireless One's subscribers. We will also be responsible for marketing support, including development of mall content, training of Wireless One sales people, development of Wireless One branded collateral material and periodic distribution and updating of advertising spots to promote their services. Wireless One will promote this mall with a total of 1,000 30-second spots every month jointly developed by us and Wireless One in all systems in which it is able to provide advertising.



    FRONTIERVISION MEDIA SERVICES. In July 1999, we entered into a reseller and mall agreement with Frontiervision Media Services, a provider of cable television programming services, pursuant to which we will design and develop an Internet-based shopping mall, to be branded with the Frontiervision name, brand and image, and will offer our storefront creation and maintenance services to Frontiervision's subscribers. We will also be responsible for marketing support, including development of mall content, training of Frontiervision sales people, and production of advertising spots to promote their services. Frontiervision will promote this mall with a minimum of 1,000 cablecasts per broadcast month in each broadcast market where the mall services are offered.


    XOOM.COM.  In March 1999, we entered into an agreement with XOOM.com (NMS:
XMCM), an electronic commerce Web portal with over 7.8 million members. Under the terms of the agreement:

       - we are the sole provider of a private labeled version of XOOM.com's products and services which permit its members to create and maintain storefronts on the Web through XOOM.com;

       - we developed XOOM.com's Internet-based shopping mall located at WWW.XOOMMEMBERSTORES.COM;

       - we are the sole provider of electronic commerce processing services to XOOM.com's electronic commerce customers; and

       - we will utilize XOOM.com as a Netgateway reseller to provide electronic commerce solutions and services to its member companies.


    BUYSELLBID.COM In August 1999, we entered into a distributor mall and reseller agreement with BuySellBid.com under which we will design and develop Internet-based shopping malls for BuySellBid.com, which will in turn resell and/or sublicense these Internet-based shopping mall packages, custom-branded, to other resellers, or alternatively brand any such Internet-based mall with the BuySellBid.com name, brand, and image, and offer our storefront creation and maintenance services to its own subscribers. Under this agreement, we will be responsible for marketing support, including development of mall content, and training of BuySellBid.com sales people.



    B2BSTORES.COM INC. In July 1999, we entered into an electronic commerce services agreement with B2BStores.com Inc., a catalogue aggregator and procurement company, under which we will develop, manage, and service an Internet commerce site for B2BStores.com which will use the Internet commerce site to offer and sell goods and services to businesses.



    CB RICHARD ELLIS. In March 1999, we entered into an electronic commerce services agreement with CB Richard Ellis (NYSE: CBG), one of the world's largest building management and real estate services companies with over 12,000 properties under management and over $1 billion in revenue during 1998. Under this agreement, we have been engaged to develop, manage, and service CB Richard Ellis' Internet-based shopping mall and client extranet. This Web site is designed to permit CB Richard Ellis personnel to conduct all of their corporate materials purchasing, including computers and building and maintenance supplies, and all global facilities management by means of the Internet. In addition, CB Richard Ellis will offer to the tenants in the buildings they manage volume purchasing services on the Internet for a variety of office products and supplies.



    RELIANT INNOVATIONS. In June 1999, we entered into an electronic services agreement with Reliant Innovations under which we will develop an electronic commerce site that will enable Reliant Innovations to sell computer products to clients who are members of specific associations with which Reliant Innovations has formed a partnership.

    OTHER RESELLERS. We have also recently entered into reseller agreements, under which the reseller offers our services to their customers, with FedPage (WWW.FEDPAGE.COM), a division of Federal Business Council, Inc., the industry leader in the production of on site federal technology shows, Ayrix Technologies, OKC Webshopper, Country Wide Net, Hill Country Network, Encom Industries, Epicycle Business Solutions, Integrated Systems Solutions, Found.com Inc., Card Service International and O.T.I. Cable Advertising.



    Initial customer service and support for our customers will be provided through our customer support staff of ten individuals that provides telephone customer service and support 24 hours a day, 365 days a year. We can also provide customers with access to information and customer support services by means of the Internet.


RESEARCH AND DEVELOPMENT


    Since June 1998, we have conducted extensive research and development with respect to our technology. During the year ended June 30, 1999, we invested approximately $499,000 in the research and development of our technology. Our research and development efforts have:


    - emphasized the development of advanced technology and new services and the enhancement and refinement of existing services in response to rapidly changing client specifications and industry needs, and

    - included introducing support for evolving communications methodologies and protocols, software methodologies and protocols, and computer hardware technologies, as well as improving functionality, flexibility, ease of use and enhancing the quality of documentation, training materials, and technical support tools.


    We intend to conduct additional research and development to, among other things, further our strategy of developing cost effective services with broad appeal, to provide easy access to scalable electronic commerce services, and to offer additional functionality of our ICC services. At June 30, 1999, our research and development activities utilized 22 computer programmers and technicians.


COMPETITION

    The electronic commerce services market is intensely competitive and characterized by rapidly evolving technologies. We currently face substantial competition in all of our product and service lines. We expect such competition to continue and to increase in the future, as new competitors enter the Internet market and existing competitors expand their product and service offerings. Our target market is rapidly evolving and is subject to continuous technological change. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. We compete on the basis of a number of factors, including the attractiveness of the electronic commerce services offered, the breadth and quality of these services, creative design, engineering expertise, pricing, technological innovation, and understanding clients' strategies and needs.

    A number of these factors are beyond our control. Existing or future competitors may develop or offer electronic commerce services that provide significant technological, creative, performance, price, or other advantages over the services offered by us.

    Our current and potential competitors include:

    - Internet integrators and Web presence providers, such as IBM, iXL, Organic Online, Proxicom, and USW;

    - large information technology consulting service providers, such as Andersen Consulting, Cambridge Technology Partners, and EDS;

    - Internet commerce providers, such as Yahoo! Stores, Ariba, and VerticalNet;


    - software development companies, such as Microsoft, Broadvision, Open Market, and InterShop;

    - telecommunications companies, such as AT&T and MCI;

    - application service providers, such as US Internetworking and the recently announced EDS/SAP relationships, and

    - Internet and online service providers, such as America Online, Lycos, and Earthlink.

    Although most of these types of competitors to date have not offered a full range of Internet professional services, many are currently offering these services or have announced their intention to do so. These competitors at any time could elect to focus additional resources in our target markets, which could materially adversely affect our business, prospects, financial condition, and results of operations. Many of our current and potential competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than we do. Competitors that have established relationships with large companies, but have limited expertise in providing Internet solutions, may nonetheless be able to successfully use their client relationships to enter our target market or prevent our penetration into their client accounts.

    Additionally, in pursuing acquisition opportunities, we may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than we have. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition.

    There are relatively low barriers to entry into our business. We have limited proprietary technology that would preclude or inhibit competitors from entering the electronic commerce services market. Therefore, we must rely on the skill of our personnel and the quality of our client service. The costs to develop and provide electronic commerce services are low. Therefore, we expect that we will continually face additional competition from new entrants into the market in the future, and we are subject to the risk that our employees may leave us and start competing businesses. The emergence of these enterprises could have a material adverse effect on our business, prospects, financial condition, and results of operations.

INTELLECTUAL PROPERTY


    Our success is dependent upon our proprietary technology and other intellectual property and on our ability to protect our proprietary technology and other intellectual property rights. In addition, we must conduct our operations without infringing on the proprietary rights of third parties. We also intend to rely upon unpatented trade secrets and the know-how and expertise of our employees. To protect our proprietary technology and other intellectual property, we rely primarily on a combination of the protections provided by applicable copyright, trademark, and trade secret laws as well as on confidentiality procedures and licensing arrangements. We have one patent application pending with the United States Patent and Trademark Office for our electronic commerce system and method. We also have trademark applications pending with the United States Patent and Trademark Office for NETGATEWAY, NETGATEWAY ICC, NETGATEWAY INTERNET COMMERCE CENTER, NETGATEWAY "WHERE BUSINESS DOES BUSINESS ON THE INTERNET," STORESONLINE, STORESONLINE.COM, STORESONLINE.COM "WHERE MERCHANTS DO BUSINESS ON THE INTERNET", NETGATEWAY KNOWLEDGE AND COMMERCE OF THE DIGITAL AGE, NETGATEWAY, THE POWER OF ORGANIZED INTERNET COMMERCE, CABLECOMMERCE and two NETGATEWAY logos. Although we believe that we have taken appropriate steps to protect our unpatented proprietary rights, including requiring that our employees and third parties who are granted access to our proprietary technology enter into confidentiality agreements with us, there can be no assurance that these measures will be sufficient to protect our rights against third parties. Others may independently develop or otherwise acquire unpatented technologies or products similar or superior to ours.

    We license from third parties certain software and Internet tools that we include in our services and products. If any of these licenses were terminated, we could be required to seek licenses for similar software and Internet tools from other third parties or develop these tools internally. We may not be able to obtain such licenses or develop such tools in a timely fashion, on acceptable terms, or at all. Companies participating in the software and Internet technology industries are frequently involved in disputes relating to intellectual property. We may in the future be required to defend our intellectual property rights against infringement, duplication, discovery, and misappropriation by third parties or to defend against third-party claims of infringement. Likewise, disputes may arise in the future with respect to ownership of technology developed by employees who were previously employed by other companies. Any such litigation or disputes could result in substantial costs to, and a diversion of effort by, us. An adverse determination could subject us to significant liabilities to third parties, require us to seek licenses from, or pay royalties to, third parties, or require us to develop appropriate alternative technology. Some or all of these licenses may not be available to us on acceptable terms or at all, and we may be unable to develop alternate technology at an acceptable price or at all. Any of these events could have a material adverse effect on our business, prospects, financial condition, and results of operations.

EMPLOYEES


    As of the date of this prospectus, we had 101 full-time employees: 35 engaged in sales and marketing, 39 engaged in the development of our electronic commerce solutions, six in customer support, and 21 in general administration and finance. We intend to hire additional key personnel in the near future.


FACILITIES

    Our headquarters are located at 300 Oceangate, Suite 500, Long Beach, California 90802. These premises, which occupy 9,100 square feet, are subject to a lease between Netgateway and an unaffiliated third party. The lease expires on July 9, 2001 and our monthly payments under this lease are currently approximately $10,000. We believe that, in the event alternative or larger offices are required, such space is available at competitive rates.

    To house and support the ICC, Netgateway maintains its equipment in Exodus' state-of-the-art data center, which provides a 24 hour per day, seven day per week accessible operating environment with multiple redundant high-speed connections to the Internet backbone. This data center features raised floors, HVAC temperature control systems, and seismically braced racks. All systems are connected to high capacity uninterruptable power supplies, which are in turn backed by a high output diesel generator. Main power is provided to the facility through connectivity to two separate power grids. Non-stop connectivity is provided through multiple fiber egresses using different bandwidth providers. Facility security includes 24 hour per day, seven day per week keycard access, video monitors, motion sensors, and staff members on-site.

GOVERNMENTAL REGULATION


    We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to, or commence on, the Internet. However, due to the increasing popularity and use of the Internet, it is possible that various laws and regulations may be adopted with respect to the Internet, covering issues such as taxation, user privacy, pricing, and characteristics and quality of products and services. In 1998, the United States Congress established the Advisory Committee on Electronic

Commerce which is charged with investigating, and making recommendations to Congress regarding, the taxation of sales by means of the Internet. The adoption of any such laws or regulations upon the recommendation of this Advisory Committee or otherwise may decrease the growth of the Internet, which could in turn decrease the demand for our products or services, our cost of doing business or otherwise have an adverse effect on our business, prospects, financial condition, or results of operations. Moreover, the applicability to the Internet of existing laws governing issues, such as property ownership, libel, and personal privacy is uncertain. Future federal or state legislation or regulation could have a material adverse effect on our business, prospects, financial condition, and results of operations.

LEGAL MATTERS

    We are not a party to any material litigation or legal proceeding relating to our products and services or otherwise. Except as described below, we are not aware of any material legal proceedings threatened against us.

    In January 1999, we entered into a binding letter of intent to acquire the assets and technology of iShopper, an Internet-based shopping mall. The purchase price in the letter of intent was (1) $50,000, (2) 50,000 shares of our common stock upon closing, and (3) up to an additional 100,000 shares of our common stock based upon meeting designated financial milestones. The letter of intent included a number of conditions to our obligation to consummate the acquisition, including:

    - our satisfaction with our due diligence review of iShopper; and

    - that iShopper's technology permitted the portability of the stores in their mall to our technology.


In June 1999, we terminated this letter of intent because these conditions were not satisfied. iShopper contacted us contesting this termination and alleging bad faith. We afforded iShopper the opportunity to demonstrate that these conditions can be met. We were later informed that iShopper sold its assets to a third party. iShopper has claimed they have been damaged by us. To date, no litigation has been commenced.

                                   MANAGEMENT

OUR DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of Netgateway, their ages, and their positions held with Netgateway are as follows:


NAME                                         AGE                         POSITION
---------------------------------------      ---      ----------------------------------------------
Keith D. Freadhoff.....................          40   Chairman of the Board
Roy W. Camblin III.....................          52   Chief Executive Officer, Chief Information
                                                        Officer, and Director Nominee
Donald M. Corliss, Jr. ................          49   President and Director
David Bassett-Parkins..................          38   Chief Financial Officer, Chief Operating
                                                        Officer, and Director
Hanh Ngo...............................          28   Executive Vice President--Operations
John W. Wendel.........................          42   Senior Vice President
Craig Gatarz...........................          37   General Counsel
Scott Beebe............................          47   Director
William Brock..........................          49   Director
Ronald Spire...........................          49   Director
James Demetriades......................          37   Director Nominee
John Dillon............................          50   Director Nominee


    The following is certain summary information with respect to the directors, director-nominee, and executive officers of Netgateway.


    KEITH D. FREADHOFF, has served as Chairman of the Board of Directors of Netgateway since our inception and has also served as Chief Executive Officer of Netgateway since our inception through September 1999. From November 1994 to November 1997, Mr. Freadhoff was the co-founder, Chairman of the Board of Directors, and Chief Executive Officer of Prosoft I-Net Solutions, a public company engaged in development and provision of software and Internet training solutions. From November 1993 to November 1994, Mr. Freadhoff has served as the Executive Director of Career Planning Center, a community based organization serving disadvantage populations with job training and social services. From 1993 to 1994, he also served as President of the Focus Institute, a California based Microsoft Authorized Training and Education Center. From 1991 to 1992, Mr. Freadhoff served as a Vice President of Frojen Advertising, an advertising and marketing firm. From 1987 to 1991, Mr. Freadhoff founded and served as President of Oasis Corporate Education and Training, a customized training company that developed courseware for manufacturing, financial, service, and public organizations. Mr. Freadhoff completed graduate level work at the University of Southern California and earned his undergraduate degree at the University of Nebraska.



    ROY W. CAMBLIN III, has served as Chief Executive Officer of Netgateway commencing on October 1, 1999. Mr. Camblin has also served as Chief Information Officer of Netgateway since July 1999. Prior to joining Netgateway, from May 1998 until July 1999, Mr. Camblin was the Chief Information Officer and an Executive Vice President of CB Richard Ellis. From January 1996 to April 1998, Mr. Camblin was the Head of Global Operations and Technology and a Vice President at Citibank. From July 1993 to December 1995, Mr. Camblin was the Chief Information Officer and Senior Vice President of Oracle Corporation.



    DONALD M. CORLISS, JR., joined Netgateway in January 1998 and has served as the President and a Director of Netgateway since March 1998. From 1993 to June 1998, Mr. Corliss was an independent investor and owned, developed, and served in senior management positions with several business and development ventures. From July 1993 through June 1998, Mr. Corliss served as a vice president and a director of Westover Hills Development, Inc., a real estate development company. From August 1993 through June 1998, Mr. Corliss served as a vice president and a director of the general partner of Brentwood Development, a residential real estate development company, which was charged with management of the development projects undertaken by the partnership. From August 1994 through March 1998, Mr. Corliss served as a consultant and was a founder of Ice Specialty Entertainment, a developer of ice arena complexes, which was charged with the structuring and negotiation of the business and projects undertaken by ICE Specialty Entertainment. From June 1995 to date, Mr. Corliss served as a director and secretary of SHH Properties, Inc., a real estate investment company. From 1996 to June 1998, Mr. Corliss served as a vice president and a director of, Brentwood Development III, Inc., a real estate development company, which was one of two corporate general partners of Inglehave Farm L.P. From 1997 through May 1998, Mr. Corliss served as a vice president and a director of Executive Property Management Services, Inc. a provider of executive management services relating to real estate development. As co-founder in many of these projects, responsibilities included the operation, management, structuring, and implementation of business strategies and plans, as well as the development and implementation of the general business and accounting systems necessary for such business operations. From 1977 to 1993, Mr. Corliss was engaged in private law practice. Mr. Corliss earned a LLM in Taxation from New York University, his Juris Doctorate degree from the University of Santa Clara, and a Bachelor of Arts degree from the University of California at Santa Barbara. Of the ventures of Mr. Corliss, two real estate development ventures, Westover Hills Development, Inc. and Inglehame Farms L.P. sought protection from creditors pursuant to Chapter 11 of the United States Bankruptcy Code in 1997 and 1998, respectively. Westover has since emerged from Chapter 11 and has commenced operations.



    DAVID BASSETT-PARKINS, has served as Chief Financial Officer, Chief Operating Officer, and a Director of Netgateway since our inception in March 1998. From February 1992 to May 1998, Mr. Bassett-Parkins held various senior management positions at Wedbush Morgan Securities, a privately held regional securities firm, including Vice President of Management Information Systems, Vice President of Customer Services, and Vice President of Client Banking Services. From 1988 to February 1992, Mr. Bassett-Parkins served as a Director of Automation for ISD, a privately held Interior Architecture firm based in Chicago. From 1985 to 1988, Mr. Bassett-Parkins was managing partner for Architectural CADD Systems, a privately held software developer and reseller. Mr. Bassett-Parkins holds a B.S. in Management from California State Polytechnic University, Pomona and an Executive Education Certificate from University of California at Los Angeles.


    HANH NGO, has served as Executive Vice President--Operations of Netgateway since June 1998. Prior to joining Netgateway, Ms. Ngo held the position in Financial Planning and Analysis as a Financial Analyst for Nissan Motor Corporation from June 1997 to June 1998. From March 1992 to June 1997, Ms. Ngo worked in various capacities at Wedbush Morgan Securities, a privately held regional securities firm, including as a business analyst for the vice president and as a client banking officer and licensed stockbroker. Ms. Ngo holds a M.B.A. in Finance from California State University, Northridge, and a B.A. in Economics from University of California, Irvine.


    JOHN W. WENDEL, has served as Senior Vice President since June 1999. Mr. Wendel directs marketing, sales and call center support operations. Mr. Wendel served as the Executive Vice President and General Manager of Sento Training, a training solutions and information technology support solutions company from June 1998 to June 1999. Mr. Wendel served as Executive Vice President from January 1996 to June 1998 of Interactive Teleservices Corporation and as Senior Worldwide Director of Sykes Enterprises from 1994 to January 1996. Mr. Wendel has consulted with and/or published help desk strategies for such organizations as SSI (Matrixx), Stream, MicroAge, and Unisys. Mr. Wendel worked at Microsoft where he directed National Accounts and Strategies.


    CRAIG GATARZ, has served as General Counsel of Netgateway since April 1999. From 1987 until April 1999, Mr. Gatarz was an attorney at Jones, Day, Reavis & Pogue, a law firm, and specialized in corporate law, particularly corporate restructurings and asset-based lending transactions. Mr. Gatarz received his law degree in 1987 from the University of Virginia School of Law and is admitted to practice in New York, New Jersey, and California. Mr. Gatarz serves on the board of directors of BBMG Entertainment, Inc., a California-based film production company.


    SCOTT BEEBE, has served as a Director of Netgateway since June 1998. From April 1987 through June 1998, Mr. Beebe served as the managing partner of Steps, an investment and consulting firm specializing in high tech growth companies. Mr. Beebe was a registered representative in the securities industry from 1982 through 1998. Mr. Beebe graduated from the University of California at Berkeley in 1973.

    WILLIAM BROCK has served as a Director of Netgateway since July 1999. Since May 1999, Mr. Brock has served as the President and Chief Operating Officer of Marketplace Technologies, Inc., a corporate finance electronic commerce company. From September 1996 to April 1999, Mr. Brock served as vice president and Head of the Structured Note Group in the Fixed Income Division of Salomon Smith Barney. From December 1994 to August 1996, Mr. Brock served as Managing Director of Blizzard Capital Markets, a leveraged buyout company. From 1987 to November 1994, Mr. Brock served as Vice President and Co-Head of Medium Term Notes at Goldman, Sachs & Co. From 1980 to 1987, Mr. Brock served as Vice President, Short Term Debt at The First Boston Corporation. Since April 1996, Mr. Brock has served as a Director and owner of Middleton's, a mill working company.

    RONALD SPIRE has served as a Director of Netgateway from September 1998 to December 1998 and since April 1999. Since September 1989 Mr. Spire has been retired. From June 1984 to September 1989, Mr. Spire was the co-founder and an executive of PCI Group, Inc., a subcontractor for aerospace manufacturers. From December 1981 to June 1984 Mr. Spire was a partner with Wolfgang Puck in Chinois on Main, Inc. and other restaurants in the Los Angeles area. Mr. Spire earned his Juris Doctorate degree from Southwestern University School of Law, and his Bachelor or Arts degree from the University of California at Los Angeles.


DIRECTOR NOMINEES



    The following individuals are nominees to our Board of Directors and will be appointed as a Director upon the closing of this offering.



    ROY W. CAMBLIN III. See "Management--Our Directors and Executive Officers."



    JAMES DEMETRIADES. In 1991, Mr. Demetriades formed Software Technologies Corporation, a provider of solutions for integrating applications, databases and legacy systems, in real-time and batch, across the entire enterprise. He has served as Chairman, Chief Executive Officer and President of Software Technologies Corporation. Mr. Demetriades graduated from Loyola Marymount in 1985 with majors in Computer Science and Economics and a minor in Business.



    JOHN DILLON. In September 1999, Mr. Dillon joined Salesforce.com, a second generation Internet ASP start-up company focused on business application services, as President and Chief Executive Officer. Mr. Dillon served as the interim President and Chief Executive Officer of Perfecto Technologies, a start-up company delivering products for insuring Internet application security from May 1999 to September 1999. Mr. Dillon served as President and Chief Executive Officer for Hyperion Solutions, the global company formed through the merger of Arbor Software and Hyperion Software from May 1998 to May 1999. From December 1993 through May 1998, Mr. Dillon worked at Arbor Software, first as vice president of sales and then as President and Chief Executive Officer. Mr. Dillon received a Bachelor of Science degree in engineering from the United States Naval Academy at Annapolis and an MBA from Golden Gate University. He served for five years on active duty in the United States Navy nuclear submarine service and retired with the rank of Commander from the Naval Reserve.

ELECTION OF OFFICERS

    Officers are elected annually by the board of directors and hold office at the discretion of the board of directors. There are no family relationships among our directors and executive officers.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS



    During our fiscal year ended June 30, 1999, our Board of Directors held one meeting and took action an additional 22 times by written consent.



    In September 1998, the board of directors created a compensation committee, which will, upon the closing of the offering, be comprised of Messrs. Brock, Beebe, and Spire. The compensation committee has (1) full power and authority to interpret the provisions of, and supervise the administration of, our stock option plans and (2) the authority to review all of our compensation matters.



    In April 1999, the board of directors created an audit committee, which is currently comprised of Messrs. Corliss, Brock, and Spire. The audit committee is responsible for reviewing the results of the audit engagement with the independent auditors; reviewing the adequacy, scope, and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors' fees; and recommending the engagement of auditors to the full board of directors.


EXECUTIVE COMPENSATION


    None of our executive officers received cash compensation during the period from our inception on March 4, 1998 to June 30, 1998.

    The following table sets forth the compensation earned during the fiscal year ended June 30, 1999, by our Chief Executive Officer and our six other most highly compensated executive officers for services rendered in all capacities for that fiscal year.



                SUMMARY COMPENSATION TABLE FOR LAST FISCAL YEAR



                                                                      LONG TERM
                                                                  COMPENSATION AWARD
                                                         ------------------------------------
                                   ANNUAL COMPENSATION     RESTRICTED         SECURITIES
                                  ---------------------       STOCK           UNDERLYING
NAME AND PRINCIPAL POSITION       SALARY($)   BONUS($)      AWARDS(1)         OPTIONS(#)
--------------------------------  ----------  ---------  ---------------  -------------------
Keith D. Freadhoff, ............
  Chairman of the Board of
  Directors                       $  100,625  $  57,500   $   3,200,000(2)              0(2)

Roy W. Camblin III .............
  Chief Executive Officer,
  Chief Information Officer,
  and Director-Nominee                     0          0               0                0

Donald M. Corliss, Jr. .........
  President and Director              96,250     50,000       3,200,000(3)              0(3)

David Bassett-Parkins ..........
  Chief Financial Officer,
  Chief Operating Officer,
  And Director                        87,500     50,000       3,200,000(4)              0(4)

Hahn Ngo .......................
  Executive Vice
  President--Operations               75,000     25,000               0           75,000(5)

John W. Wendel .................
  Senior Vice President               10,833          0               0                0

Craig Gatarz ...................
  General Counsel                     30,000      7,500               0           40,455(6)


------------------------


(1) Subsequent to June 30, 1999, we terminated performance-based stock options exercisable for an aggregate of 780,000 shares of common stock and other stock options exercisable for an aggregate 1,200,000 shares of common stock granted to Messrs. Freadhoff, Corliss, and Bassett-Parkins and issued in lieu of these options restricted stock awards of an aggregate of 1,200,000 shares of common. Subsequent to June 30, 1999, we terminated performance-based stock options exercisable for an aggregate of 200,000 shares of common stock and other stock options exercisable for an aggregate of 116,667 shares of common stock granted to Ms. Ngo.



(2) During the year ended June 30, 1999, Mr. Freadhoff earned performance-based stock options exercisable for an aggregate of 69,000 shares of common stock and other options exercisable for an aggregate of 200,000 shares of common stock. Subsequent to June 30, 1999, all performance and other options granted to Mr. Freadhoff, including the options referenced in the preceding sentence, were terminated. In lieu of these options, Mr. Freadhoff received a restricted stock award of 400,000 shares of common stock.



(3) During the year ended June 30, 1999, Mr. Corliss earned performance-based stock options exercisable for an aggregate of 64,000 shares of common stock and other options exercisable for an aggregate of 200,000 shares of common stock. Subsequent to June 30, 1999, all performance and other options granted to Mr. Corliss, including the options referenced in the preceding sentence, were terminated. In lieu of these options, Mr. Corliss received a restricted stock award of 400,000 shares of common stock.



(4) During the year ended June 30, 1999, Mr. Bassett-Parkins earned performance-based stock options exercisable for an aggregate of 60,000 shares of common stock and other options exercisable for an aggregate of 200,000 shares of common stock. Subsequent to June 30, 1999, all performance and other options granted to Mr. Bassett-Parkins, including the options referenced in the preceding sentence, were terminated. In lieu of these options, Mr. Bassett-Parkins received a restricted stock award of 400,000 shares of common stock.



(5) During the year ended June 30, 1999, Ms. Ngo earned performance-based stock options exercisable for an aggregate of 50,000 shares of common stock and other options exercisable for an aggregate of 133,333 shares of common stock. Subsequent to June 30, 1999, all performance options granted to Ms. Ngo, including the performance options referenced in the preceding sentence, were terminated and all other options awarded to Ms. Ngo were reduced so as to be exercisable for an aggregate of 150,000 shares of common stock.



(6) Subsequent to June 30, 1999, we amended performance-based stock options exercisable for an aggregate of 250,000 shares of common stock granted to Mr. Gatarz so as to provide that these warrants would vest over a period of two years and not as a result of the satisfaction of performance milestones. As a result of this amendment, of such options, options exercisable for an aggregate of 40,455 shares of common stock were deemed to have vested by June 30, 1999.



    For further information with respect to the employment agreements of these individuals, see "Management--Employment Agreements."



                       OPTION GRANTS IN LAST FISCAL YEAR



    The following table sets forth each grant of stock options during the fiscal year ended June 30, 1999 to our Chief Executive Officer and our six other most highly compensated executive officers. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Commission and do not represent our estimate or projection of our common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions, and the option holders' continued employment through the vesting period. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to these executive officers. The potential realizable values shown in the table are calculated by assuming that the estimated fair market value of our common stock on the date of grant increases by 5% and 10%, respectively, during each year of the option term. The fair market value of our common stock was determined on the basis of the closing sales price of our common stock on June 30, 1999. Each of the options has a ten-year term. However, the options will terminate earlier if the optionee ceases service with us unless the option is an employee terminated without cause and certain instances in cases of changes in control of Netgateway.


                                                                                                                   POTENTIAL
                                                                                                                   REALIZABLE
                                                                                                                   VALUE AT
                                                                                                                    ASSUMED
                                                                                                                    ANNUAL
                                                                                                                   RATES OF
                                                                                                                     STOCK
                                   INDIVIDUAL GRANTS                                                                 PRICE
                              ----------------------------                                                         APPRECIATION
                               NUMBER OF     PERCENT OF                                                               FOR
                              SECURITIES    TOTAL OPTIONS                                                           OPTION
                              UNDERLYING     GRANTED TO                                                             TERM($)
                                OPTIONS     EMPLOYEES IN       EXERCISE OR                            CLOSING      ---------
NAME                          GRANTED(#)   FISCAL YEAR(6)     BASE PRICE($)     EXPIRATION DATE    SALE PRICE($)      5%
----------------------------  -----------  ---------------  -----------------  -----------------  ---------------  ---------
Keith D. Freadhoff .........   276,000(1)           7.7              2.50      December 15, 2008          4.87     1,499,430
                               400,000(1)          11.1              4.87      December 15, 2008          4.87     1,225,087

Roy W. Camblin III (2) .....          --             --                --                     --            --            --

Donald M. Corliss, Jr. .....   264,000(3)           7.3              2.50      December 15, 2008          4.87     1,434,237

                               400,000(3)          11.1              4.87      December 15, 2008          4.87     1,225,087

David Bassett-Parkins ......   240,000(4)           6.7              2.50      December 15, 2008          4.87     1,303,852

                               400,000(4)          11.1              4.87      December 15, 2008          4.87     1,225,087

Hahn Ngo ...................   200,000(5)           5.6              2.50      December 15, 2008          4.87     1,086,543

                               266,667(5)           7.4              4.87      December 15, 2008          4.87       816,729

John W. Wendel .............          --             --                --                     --            --            --

Craig Gatarz ...............     161,812            4.5              6.50          April 4, 2009         12.88     2,343,064


NAME                             10%       0%(6)
----------------------------  ---------  ---------
Keith D. Freadhoff .........  2,796,301  1,262,560
                              3,104,610         --
Roy W. Camblin III (2) .....         --         --
Donald M. Corliss, Jr. .....  2,674,723  1,207,666
                              3,104,610         --
David Bassett-Parkins ......  2,431,566         --
                              3,104,610         --
Hahn Ngo ...................  2,026,305    914,898
                              2,069,743         --
John W. Wendel .............         --         --
Craig Gatarz ...............  4,353,941  1,958,918


----------------------------------


*   Less than one percent.



(1) Subsequent to June 30, 1999, all of these options granted to Mr. Freadhoff were terminated.



(2) Mr. Camblin commenced his employment with us in August 1999.



(3) Subsequent to June 30, 1999, all of these options granted to Mr. Corliss were terminated



(4) Subsequent to June 30, 1999, all of these options granted to Mr. Bassett-Parkins were terminated.



(5) Subsequent to June 30, 1999, options exercisable for an aggregate of 316,667 shares of common stock granted to Ms. Ngo were terminated.



(6) Calculated using the Black Sholes pricing model with the following assumptions: (a) volatility - 100%, (b) risk free rate - 5%, (c) dividend yield - 0% and (d) time of exercise - 10 years.

                    AGGREGATE FISCAL YEAR-END OPTION VALUES



    The following table sets forth information concerning the year-end number and value of unexercised options with respect to each of these executive officers. None of these individuals exercised any options during this period.



                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                      OPTIONS                IN-THE-MONEY OPTIONS
                                                               AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(1)
                                                             --------------------------  ----------------------------
NAME                                                         EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------  -----------  -------------  -------------  -------------
Keith D. Freadhoff(2)......................................          --             --            --              --

Roy W. Camblin III(3)......................................          --             --            --              --

Donald M. Corliss, Jr.(4)..................................          --             --            --              --

David Bassett-Parkins(5)...................................          --             --            --              --

Hahn Ngo(6)................................................      75,000         75,000       478,500         478,500

John W. Wendel(7)..........................................          --             --            --              --

Craig Gatarz(8)............................................      40,455        121,357       192,161         576,446


------------------------


(1) Based on the closing sale price of our common stock on the OTC bulletin board at fiscal year end of $11.25 per share less the exercise price payable for such shares. The fair market value of our common stock at June 30, 1999 was determined on the basis of the closing sale price of our common stock on June 30, 1999.



(2) At June 30, 1999, Mr. Freadhoff held stock options under our plans exercisable for an aggregate of 676,000 shares of common stock. Subsequent to June 30, 1999, all of these options granted to Mr. Freadhoff were terminated. In lieu of these options, Mr. Freadhoff received a restricted stock award of 400,000 shares of common stock. At June 30, 1999, Mr. Freadhoff held exercisable in-the-money stock options for an aggregate of 200,000 shares of common stock with a value of $1,276,000 and held unexercisable in-the-money stock options for an aggregate of 476,000 shares of common stock with a value of $3,036,880.



(3) Mr. Camblin commenced his employment with us in August 1999.



(4) At June 30, 1999, Mr. Corliss held stock options under our plans exercisable for an aggregate of 664,000 shares of common stock. Subsequent to June 30, 1999, all of these options granted to Mr. Corliss were terminated. In lieu of these options, Mr. Corliss received a restricted stock award of 400,000 shares of common stock. At June 30, 1999, Mr. Corliss held exercisable in-the-money stock options for an aggregate of 200,000 shares of common stock with a value of $1,276,000 and held unexercisable in-the-money stock options for an aggregate of 464,000 shares of common stock with a value of $2,960,320.



(5) At June 30, 1999, Mr. Bassett-Parkins held stock options under our plans exercisable for an aggregate of 640,000 shares of common stock. Subsequent to June 30, 1999, all of these options granted to Mr. Bassett-Parkins were terminated. In lieu of these options, Mr. Bassett-Parkins received a restricted stock award of 400,000 shares of common stock. At June 30, 1999, Mr. Bassett-Parkins held exercisable in-the-money stock options for an aggregate of 200,000 shares of common stock with a value of $1,276,000 and held unexercisable in-the-money stock options for an aggregate of 440,000 shares of common stock with a value of $2,807,200.



(6) At June 30, 1999, Ms. Ngo held stock options under our plans exercisable for an aggregate of 466,667 shares of common stock. Subsequent to June 30, 1999, options exercisable for an aggregate of 316,667 shares of common stock granted to Ms. Ngo were terminated. At June 30, 1999, Ms. Ngo held exercisable in-the-money stock options for an aggregate of 133,333 shares of common stock with a value of $850,665 and held unexercisable in-the-money stock options for an aggregate of 333,334 shares of common stock with a value of $2,126,671.



(7) At June 30, 1999, Mr. Wendel held no stock options.



(8) At June 30, 1999, Mr. Gatarz held stock options under our plans exercisable for an aggregate of 161,812 shares of common stock. Subsequent to June 30, 1999, we amended performance-based stock options exercisable for an aggregate of 150,000 shares of common stock granted to Mr. Gatarz so as to provide that these warrants would vest over a period of two years and not as a result of the satisfaction of performance milestones. As a result of this amendment, of such options, options exercisable for an aggregate of 40,455 shares of common stock were deemed to have vested by June 30, 1999. Accordingly, at June 30, 1999, Mr. Gatarz held exercisable in-the-money stock options for an aggregate of 40,455 shares of common stock with a value of $258,103 and held unexercisable in-the-money stock options for an aggregate of 121,357 shares of common stock with a value of $774,258.


DIRECTOR COMPENSATION


    To date, directors have received no compensation for their services other than reimbursement of expenses relating to attending meetings of the board of directors. However, in connection with Mr. Brock joining our Board of Directors, the Compensation Committee granted Mr. Brock stock options under our 1999 stock compensation program exercisable for an aggregate of 150,000 shares of common stock exercisable at $11.00 per share, which options vest as follows: 50,000 at July 20, 1999 and the remainder in equal quarterly increments for two years.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    We did not have a compensation committee during the period from our inception on March 4, 1998 through September 29, 1998. On December 15, 1998 the compensation committee determined to accrue salary retroactively for the executive officers of Netgateway commencing July 1, 1998. The executive officers of Netgateway have since waived this salary. There were no interlocking relationships between us and other entities that might affect the determination of the compensation of our directors and executive officers.

EMPLOYMENT AGREEMENTS

    The table below is a summary of the provisions of the employment agreements of our executive officers.


                                      CONTRACT
                                    COMMENCEMENT       CONTRACT
              NAME                      DATE       TERMINATION DATE    PER ANNUM SALARY       BONUS ARRANGEMENTS
---------------------------------  --------------  -----------------  ------------------  ---------------------------
Keith D. Freadhoff,                January 1,      December 31, 2001  $185,000 through    $57,500 payable in July
 Chairman of the Board of          1999                               June 30, 1999       1999
 Directors                                                            $201,500            Eligible for bonus of up to
                                                                      thereafter          $28,750 for each of the
                                                                                          three month periods ended
                                                                                          September 30, 1999 and
                                                                                          December 31, 1999 upon
                                                                                          satisfaction of earnings
                                                                                          milestones
                                                                                          Otherwise as determined by
                                                                                          the board of directors

Roy W. Camblin III,                July 26, 1999   July 25, 2000      $175,000            As determined by the board
 Chief Executive Officer,                                                                 of directors
 Chief Information Officer, and
 Director-Nominee

                                      CONTRACT
                                    COMMENCEMENT       CONTRACT
              NAME                      DATE       TERMINATION DATE    PER ANNUM SALARY       BONUS ARRANGEMENTS
---------------------------------  --------------  -----------------  ------------------  ---------------------------
Donald M. Corliss, Jr.,            January 1,      December 31, 2001  $185,000 through    $55,000 payable in July
 President and Director            1999                               June 30, 1999       1999
                                                                      $192,500            Eligible for bonus of up to
                                                                      thereafter          $27,500 for each of the
                                                                                          three month periods ended
                                                                                          September 30, 1999 and
                                                                                          December 31, 1999 upon
                                                                                          satisfaction of earnings
                                                                                          milestones
                                                                                          Otherwise as determined by
                                                                                          the board of directors

David Bassett-Parkins,             January 1,      December 31, 2001  $175,000            $50,000 payable in July
 Chief Operating Officer, Chief    1999                                                   1999
 Financial Officer, and Director                                                          Eligible for bonus of up to
                                                                                          $25,000 for each of the
                                                                                          three month periods ended
                                                                                          September 30, 1999 and
                                                                                          December 31, 1999 upon
                                                                                          satisfaction of earnings
                                                                                          milestones
                                                                                          Otherwise as determined by
                                                                                          the board of directors

Hanh Ngo,                          January 1,      December 31, 2001  $135,000            $25,000 payable in July
 Executive Vice President--        1999                                                   1999
 Operations                                                                               Eligible for bonus of up to
                                                                                          $12,500 for each of the
                                                                                          three month periods ended
                                                                                          September 30, 1999 and
                                                                                          December 31, 1999 upon
                                                                                          satisfaction of earnings
                                                                                          milestones
                                                                                          Otherwise as determined by
                                                                                          the board of directors

John M. Wendel                     June 1, 1999    May 31, 2001       $130,000            $40,000 payable in June
 Senior Vice President                                                                    1999
                                                                                          Eligible for bonus of up to
                                                                                          $7,500 for each of the
                                                                                          three month periods ended
                                                                                          May 31, 2000 and upon
                                                                                          satisfaction of earnings
                                                                                          milestones
                                                                                          Eligible for bonus of up to
                                                                                          $17,500 for each of the
                                                                                          three month periods ended
                                                                                          May 31, 2001 and upon
                                                                                          satisfaction of earnings
                                                                                          milestones

Craig Gatarz,                      April 5, 1999   April 5, 2002      $120,000 through    As determined by the board
 General Counsel                                                      December 31, 1999   of directors.
                                                                      $150,000
                                                                      thereafter



    In the event of a change in control of Netgateway, all options previously granted to these individuals which remain unvested will automatically vest immediately. Upon a termination of the employment of any of these individuals following a change in control for any reason other than the relevant officer's death or disability or for cause we are required to pay to such individual in the case of Messrs. Freadhoff, Corliss, Wendel and Bassett-Parkins, a lump sum severance payment equal to three times the sum of (1) his then current annual salary and (2) his highest bonus in the three year period preceding the change in control, and in the case of Ms. Ngo, Mr. Gatarz, or Mr. Camblin a lump sum severance payment equal to two times the sum of (1) her or his then current annual salary and (2) her or his highest bonus in the two year period preceding the change in control. If this severance payment results in the imposition of an excise tax on the relevant individual, we are required to gross up this individual for such excess tax and any income taxes arising as a result of the gross up payment. In addition, if the relevant individual's employment is terminated by us without cause or by the relevant individual with good reason then we are required to pay the relevant individual a lump sum severance payment equal to his or her current annual salary for the remainder of the employment period. The relevant individual may terminate his or her employment at any time upon at least 30 days written notice to us. Upon the termination of such agreement, the relevant individual is subject to non-compete, non-disclosure, and non-solicitation provisions for one year.

STOCK OPTION PLANS

    1998 STOCK OPTION PLAN FOR SENIOR EXECUTIVES


    In December 1998, the board of directors adopted, and our stockholders approved, the 1998 stock option plan for senior executives. This plan provides for the grant of options to purchase up to 5,000,000 shares of common stock to senior executives of Netgateway. Options may be either "incentive stock options" or non-qualified stock options under Federal tax laws.


    This plan will be administered by the compensation committee of the board of directors, a majority of the members of which consist of "non-employee directors" of the board of directors. The committee will determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully vested and exercisable, the number of shares of common stock issuable upon the exercise of each option, and the option exercise price.


    The exercise price per share of common stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option may be established by the committee, but shall not be less than 50% of the fair market value per share of common stock on the date the option is granted. The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.


    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution or, if permitted, pursuant to a qualified domestic relations order and, during the lifetime of the optionee, the option will be exercisable only by the optionee. In the event of termination of employment by reason of death, disability, or by us for cause (as defined in each optionee's employment agreement), the optionee will have no more than 365 days after such termination during which the optionee shall be entitled to exercise the vested options, unless otherwise determined by the board of directors. Upon termination of employment by us without cause or by the optionee for good reason (as defined in the optionee's employment agreement), the optionee's options remain exercisable to the extent the options were exercisable on the date of such termination until the expiration date of the options pursuant to the option agreement.


    We may grant options under this plan within ten years from the effective date of the plan. The effective date of this plan is December 31, 1998. Holders of incentive stock options granted under this plan cannot exercise these options more than ten years from the date of grant. Options granted under this plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised or by a combination of these methods. Therefore, if it is provided in an optionee's option agreement, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.


    Any unexercised options that expire or that terminate upon an optionee's ceasing to be employed by us become available again for issuance under this plan.


    On the date of this prospectus, options exercisable for an aggregate of 500,000 shares of common stock were outstanding pursuant to this plan at a weighted average exercise price of $6.68 per share.

    1999 STOCK OPTION PLAN FOR NON-EXECUTIVES



    In July 1999, the board of directors adopted, subject to approval by our stockholders, the 1999 Stock Option Plan for Non-Executives. This plan provides for the grant of options to purchase up to 2,000,000 shares of common stock to non-executives of Netgateway. Options may be either "incentive stock options" or non-qualified stock options under Federal tax laws.



    This plan will be administered by the compensation committee of the board of directors, a majority of the members of which consist of "non-employee directors" of the board of directors. The committee will determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully vested and exercisable, the number of shares of common stock issuable upon the exercise of each option, and the option exercise price.



    The exercise price per share of common stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option may be established by the committee, but shall not be less than 50% of the fair market value per share of common stock on the date the option is granted. The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.



    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution or, if permitted, pursuant to a qualified domestic relations order and, during the lifetime of the optionee, the option will be exercisable only by the optionee. In the event of termination of employment by reason of death, disability, or any us for cause (as defined in each optionee's employment agreement), the optionee will have no more than 365 days after such termination during which the optionee shall be entitled to exercise the vested options, unless otherwise determined by the board of directors. Upon termination of employment by us without cause or by the optionee for good reason (as defined in the optionee's employment agreement), the optionee's options remain exercisable to the extent the options were exercisable on the date of such termination until the expiration date of the options pursuant to the option agreement.



    We may grant options under this plan within ten years from the effective date of the plan. The effective date of this plan is July 1, 1999. Holders of incentive stock options granted under this plan cannot exercise these options more than ten years from the date of grant. Options granted under this plan generally provide for the payment of the exercise in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods. Therefore, if it is provided in an optionee's option agreement, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.



    Any unexercised options that expire or terminate upon an optionee's easing to be employed by us become available again for issuance under this plan.



    On the date of this prospectus, options exercisable for an aggregate of 555,764 shares of common stock were outstanding pursuant to this plan, subject to stockholder approval, at a weighted averaged exercise price of $10.80 per share.


    1998 STOCK COMPENSATION PROGRAM

    In July 1998, the board of directors adopted the 1998 stock compensation program. This program provides for the grant of options to purchase up to 1,000,000 shares of common stock to officers, employees, directors, and independent contractors and agents of Netgateway. Options may be either "incentive stock options" or non-qualified stock options under Federal tax laws.

    This program will be administered by the board of directors, or, if options are being granted to one or more of our executive officers by a committee of the board a majority of the members of which shall consist of "non-employee directors" of the board of directors. The board of directors or the committee, as the case may be, will determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully vested and exercisable, the number of shares of common stock issuable upon the exercise of each option, and the option exercise price.

    The exercise price per share of common stock subject to an option may not be less than the fair market value per share of common stock on the date the option is granted. The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution or, if permitted, pursuant to a qualified domestic relations order and, during the lifetime of the optionee, the option will be exercisable only by the optionee. In the event of termination of employment for reasons other than the death or disability of the optionee, the option shall terminate immediately, provided, however, that the board of directors may, in its sole discretion, allow the option to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within 60 days from the date of termination of employment or service. In the event of termination of employment by reason of the death or disability of the optionee, the option may be exercised, to the extent exercisable on the date of death or disability, within one year from such date.

    We may grant options under this program within ten years from the effective date of the plan. The effective date of this program is July 31, 1998. Holders of incentive stock options granted under this program cannot exercise these options more than ten years from the date of grant. Options granted under this program generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods. Therefore, if that is provided in an optionee's option agreement, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

    Any unexercised options that expire or that terminate upon an optionee's ceasing to be employed by us become available again for issuance under this program.

    Although this program permits us to grant, in addition to incentive stock options and non-qualified stock options,

    - rights to purchase shares of our common stock to employees,

    - restricted shares of our common stock,

    - stock appreciation rights, and

    - performance shares of common stock,

we have not issued any other type of compensation under this program other than non-qualified stock options and have agreed not to do so in the future.


    On date of this prospectus, options exercisable for an aggregate of 998,301 shares of common stock were outstanding pursuant to this plan at a weighted average exercise price of $3.43 per share. We have agreed not to grant any additional compensation pursuant to this plan.

DIRECTORS' LIMITATION OF LIABILITY


    Our certificate of incorporation and/or by-laws include provisions to (1) indemnify the directors and officers to the fullest extent permitted by the Delaware General Corporation Law including circumstances under which indemnification is otherwise discretionary and (2) eliminate the personal liability of directors and officers for monetary damages resulting from breaches of their fiduciary duty, except for liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.



    We have a directors and officers liability insurance policy in an amount of not less than $9 million.


    Insofar as indemnification for liability arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of this prospectus,

       - each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding common stock,

       - each of our directors and executive officers, and

       - all of our directors and executive officers as a group,


the number of shares of common stock beneficially owned by each such person and such group, and the percentage of the outstanding shares owned by each such person and such group.


    Except as otherwise noted below, the address of each of the persons in the table is c/o Netgateway, Inc., 300 Oceangate, 5(th) Floor, Long Beach, California 90802.

                                                                          BENEFICIAL OWNERSHIP
                                              -----------------------------------------------------------------------------
                                                                   NUMBER OF WARRANTS,
                                                                  OPTIONS GRANTED UNDER
                                                                  OUR STOCK OPTION PLANS
                                                                   OR SHARES OF COMMON
                                                                          STOCK
                                                                  SUBJECT TO FORFEITURE
                                                                  INCLUDED IN NUMBER OF     PERCENT PRIOR    PERCENT AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER          NUMBER OF SHARES            SHARES             TO OFFERING       OFFERING
--------------------------------------------  -----------------  ------------------------  ---------------  ---------------
Keith D. Freadhoff..........................       2,118,549(1)             400,000                16.9%            13.7%
Roy W. Camblin III..........................          50,000                 50,000                   *                *
Donald M. Corliss, Jr.......................         552,000                400,000                 4.4              3.6
David Bassett-Parkins.......................         585,000                400,000                 4.7              3.8
Hanh Ngo....................................         255,000                150,000                 2.0              1.6
John W. Wendel..............................          62,500                 62,500                   *                *
Craig Gatarz................................          42,425                 42,425                   *                *
Scott Beebe.................................         943,651                      0                 7.6              6.1
  1845 Baywood
  Salt Lake City, Utah 84117
William Brock...............................          50,000                 50,000                   *                *
  Marketplace Technologies, Inc.
  125 Cambridge Park Drive
  Cambridge, Massachusetts 02140
Ronald Spire................................          87,302                      0                   *                *
  10880 Wilshire Boulevard
  Suite 1050
  Los Angeles, California 90024
Michael Khaled..............................         787,302                      0                 6.3              5.1
  42690 Rio Nedo #E
  Temecula, California 92590
Donald Danks................................         743,640                      0                 6.0              4.8
  2333 East Coast Highway
  Suite D
  Corona Del Mar, California 92625
Michael Vanderhoff..........................         646,151                      0                 5.2              4.2
  6512 North State Road 32
  Peoa, Utah 84061
All directors and executive officers of
  Netgateway as a group (six persons).......       4,746,427              1,554,925                37.0             30.0


                                                OPTIONS
                                                GRANTED
                                               UNDER OUR
                                              STOCK OPTION
                                                 PLANS
                                              NOT INCLUDED
                                              IN NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER             SHARES
--------------------------------------------  ------------
Keith D. Freadhoff..........................             0
Roy W. Camblin III..........................       150,000
Donald M. Corliss, Jr.......................             0
David Bassett-Parkins.......................             0
Hanh Ngo....................................             0
John W. Wendel..............................        37,500
Craig Gatarz................................       119,396
Scott Beebe.................................             0
  1845 Baywood
  Salt Lake City, Utah 84117
William Brock...............................       100,000
  Marketplace Technologies, Inc.
  125 Cambridge Park Drive
  Cambridge, Massachusetts 02140
Ronald Spire................................             0
  10880 Wilshire Boulevard
  Suite 1050
  Los Angeles, California 90024
Michael Khaled..............................             0
  42690 Rio Nedo #E
  Temecula, California 92590
Donald Danks................................             0
  2333 East Coast Highway
  Suite D
  Corona Del Mar, California 92625
Michael Vanderhoff..........................             0
  6512 North State Road 32
  Peoa, Utah 84061
All directors and executive officers of
  Netgateway as a group (six persons).......       406,896


------------------------
*   Less than one percent.

(1) Includes 750,000 shares of common stock currently held by the Individual Trusts, of which Mr. Freadhoff is trustee and over which Mr. Freadhoff has beneficial ownership. However, see "Risk Factors--As Our Chairman and Chief Executive Has Pledged His Stock, We May Experience A Change Of Control" and "Related Party Transactions."

    As used in the table above and elsewhere in this prospectus, the term BENEFICIAL OWNERSHIP with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this prospectus. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Because the table above provides information with respect to the securities of Netgateway beneficially owned by the persons indicated, we have segregated from this information the information relating to securities of Netgateway owned, but not beneficially owned, by the persons indicated according to this definition. At the date of this prospectus, these securities consist of shares of common stock issuable upon the exercise of options granted under our stock option plans described in "Management--Stock Option Plans." In addition, we have excluded from the beneficial ownership of Messrs. Corliss and Bassett-Parkins and Ms. Ngo the shares of common stock currently in the Individual Trusts, as described under "Related Party Transactions."

                           RELATED PARTY TRANSACTIONS


    In July 1998 and August 1998, we loaned $600,000 and an additional $200,000, respectively, to Admor Memory Corp., a California-based computer memory maker, during our then pending acquisition of Admor, which acquisition was not consummated. This loan is due and payable on December 31, 1999 and accrues interest at the rate of 9.5% per annum until October 1999 and 10% thereafter per annum. In August 1998, we agreed to subordinate this obligation to a credit facility obtained by Admor and to receive payment of this obligation from the net income and the proceeds of equity sales of Admor. Subsequently, Admor defaulted on this credit facility and entered receivership. We have reduced the value of this loan in our financial statements to $0 effective December 31, 1998. Keith D. Freadhoff, our Chairman of the Board of Directors, and Scott Beebe, one of our Directors, beneficially own less than 1% and 2.89%, respectively, of the outstanding capital stock of Admor. Donald Danks, the beneficial owner of 699,000 shares of our common stock, owned approximately 1.6% of the outstanding common stock of Admor. Such individuals did not directly or indirectly receive any of the proceeds of these loans.


    From our inception on March 1, 1998 until June 1998, our business plan was to engage in the licensing and distribution of software support materials for the governmental and educational markets. In June 1998, we determined to change our business model to the development of technology to enable businesses and other organizations to engage in electronic commerce. In connection with the implementation of our initial business plan, we entered into sublicensing agreements related to proprietary courseware of ProSoft, an Internet training solutions provider based in Austin, Texas. ProSoft entered into a courseware reproduction and licensing agreement with Steps granting this firm the exclusive right to sell courseware to the Federal government. This licensing obligation was personally guaranteed by Scott Beebe. ProSoft also entered into a courseware reproduction and licensing agreement with Training Resources International, granting an exclusive right to sell courseware in the education market. This licensing obligation was personally guaranteed by Michael Khaled, one of our significant stockholders. We, with the consent of ProSoft, entered into exclusive sublicense agreements with each of Steps and Training Resources. In consideration of the sublicense from Training Resources, we agreed to assume the minimum royalty payments required under their master license, totaling $1,600,000. In consideration of the sublicense from Steps, we

    - assumed the minimum royalty payments required under their master license, totaling $1,500,000,

    - assumed Steps' $200,000 obligation to Vision Holdings, Inc., which had advanced funds to Steps in connection with its master license, and

    - issued 1,000,000 shares of common stock to Steps.

Of this aggregate obligation of $3,300,000, we paid approximately $1,500,000. Due to a lack of revenue derived from these licenses, we terminated the licenses and, in December 1998, entered into a settlement agreement with such corporation pursuant to which we have been released from all further obligation with respect to the remaining amounts payable. Steps is substantially owned by Scott Beebe, one of our Directors and significant stockholders. Training Resources is owned by Michael Khaled, another of our significant stockholders. Mr. Freadhoff was a founder of ProSoft and ProSoft's Chief Executive Officer and a director until his resignation in November 1997. Mr. Freadhoff beneficially owns approximately 3.32% of the outstanding common stock of ProSoft. Donald M. Corliss, Jr., our President and a Director, and Scott Beebe, one of our Directors' each beneficially owns less than 1%, of the outstanding common stock of ProSoft. Donald Danks, the beneficial owner of 699,000 shares of our common stock, was an officer, director, and significant stockholder of ProSoft until early 1998.

    During the period from March 4, 1998 through June 30, 1998, Mr. Freadhoff loaned us $132,429, $100,000 of which was converted into a capital contribution in June 1998. The remaining balance of

$32,429 is not interest bearing and is repayable upon demand. During the year ended June 30, 1999, $30,630 was repaid.



    During the period from March 4, 1998 through June 30, 1998, Michael Khaled, Donald Danks, and Lynn Turnbow, stockholders of Netgateway, paid on our behalf to ProSoft pursuant to its master licenses $200,000, $100,000, and $100,000, respectively, in exchange for an aggregate of 600,000 shares of common stock.



    In May 1999, Mr. Freadhoff loaned us $100,000, which loan is non-interest bearing. This loan was repaid with a portion of the proceeds of our Summer 1999 private placement. In June 1999, the Company loaned Mr. Freadhoff $30,000 which was repaid in July 1999.


    In November 1998, we issued warrants exercisable for an aggregate of 300,000 shares of common stock, 50,000 shares of common stock to each of Messrs. Freadhoff, Beebe, Danks, and Vanderhoff, and 100,000 shares of common stock to Michael Khaled, a significant stockholder of Netgateway. The warrants were issued in order to reimburse Messrs. Freadhoff, Beebe, Danks, and Vanderhoff for voluntarily transferring to Mr. Khaled an equal number shares of common stock in order to settle a dispute between Netgateway and Mr. Khaled. These warrants are exercisable at $1.00 per share and expire in November 2000.


    In December 1998, Messrs. Freadhoff, Beebe, Danks, and Vanderhoff, contributed to a trust (the "Master Trust") 450,000, 100,000, 100,000, and 100,000 shares of common stock, respectively. The trustee of the Master Trust is Mr. Freadhoff and these individuals are the beneficiaries of this trust. This trust sold 350,000 of these shares to each of two trusts the trustee of which is Mr. Freadhoff and the beneficiary of one of which is Donald M. Corliss, Jr., our President and one of our Directors, and the beneficiary of one of which is David Bassett-Parkins, our Chief Financial Officer and Chief Operating Officer, and one of our Directors, in exchange for a promissory note from each of these trusts in the principal amount of $350,000. Each of these individuals has delivered to their respective trust a promissory note in the principal amount of $350,000. The Master Trust sold the remaining 50,000 of these shares to a trust the trustee of which is Mr. Freadhoff and the beneficiary of which is Hanh Ngo, our Executive Vice President--Operations, in exchange for a promissory note from this trust in the principal amount of $50,000. Ms. Ngo has delivered to this trust a promissory note in the principal amount of $350,000. The trusts (the "Individual Trusts") of which Messrs. Corliss and Bassett-Parkins and Ms. Ngo are beneficiaries are, by their terms, permitted to deliver the shares of common stock to their beneficiaries in three equal installments for a purchase price of $1.00 per share on or after January 1, 2000, 2001, and 2002 (subject to acceleration in the event of a change of control), provided that the individual beneficiary of the Individual Trust in question has not voluntarily terminated their employment with us prior to these dates. These individuals will satisfy the purchase price for their shares by means of the repayment of their respective promissory note to the respective Individual Trust. In the event that any of these beneficiaries should so terminate their employment with us prior to these dates, the trustee of the respective Individual Trust will return these shares in such Individual Trust to the Master Trust in satisfaction of the promissory note from this Individual Trust to the Master Trust. The Master Trust will then deliver these shares to its beneficiaries in proportion to their contributions of shares of common stock to the Master Trust.



    During summer 1999, we conducted our Summer 1999 private placement. Cruttenden Roth acted as one of the placement agents of that offering and received compensation for their services in the form of $249,500 in cash and warrants exercisable for an aggregate of 139,750 shares of common stock for a period of four years commencing one year after the initial closing of that offering at the exercise price of $10.00 per share.



    We have agreed with Cruttenden Roth Incorporated, as representative of the several underwriters, that all future transactions between us and any of our officers, directors, and 5% stockholders will be on terms no less favorable to us than can be obtained from unaffiliated third parties and will be approved by a majority of our independent and disinterested directors.

                           DESCRIPTION OF SECURITIES

    The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, which have been filed as exhibits to our registration statement of which this prospectus is a part.

IN GENERAL


    We are authorized by our certificate of incorporation to issue an aggregate of 40,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. At the date of this prospectus, 12,482,598 shares of common stock were outstanding and held of record by approximately 415 stockholders and no shares of preferred stock were outstanding.


COMMON STOCK

    Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of our outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid, and nonassessable. In the event we were to elect to sell additional shares of common stock following this offering, investors in this offering would have no right to purchase additional shares. As a result, their percentage equity interest in us would be diluted.

    The shares of our common stock offered in this offering will be, when issued and paid for, fully paid and not liable for further call and assessment. Except as otherwise permitted by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK


    We may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion privileges, and redemption rights, as may, from time to time, be determined by the board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock is that our board of directors alone, and subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of Netgateway without further action by the stockholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

REGULATION OF THE INTRODUCTION OF BUSINESS AT ANNUAL MEETINGS OF STOCKHOLDERS

    Our by-laws include provisions which regulate the submission by persons other than the board of directors of matters to a vote of stockholders. Generally, at an annual meeting of the stockholders, the only business conducted must be brought before the annual meeting either by, or at the direction of, the board of directors or by any of our stockholders who is a stockholder of record at the time of giving of notice for such meeting, who shall be entitled to vote at such annual meeting, and who complies with the notice procedures set forth in the by-laws. For business to be properly brought before an annual meeting by a stockholder, the stockholder must be given timely notice thereof in writing to our Secretary. To be timely, a stockholder's notice must be delivered or mailed to, and received at, our principal executive offices not less than 60 days nor more than 90 days prior to the annual meeting, regardless of any postponement, deferrals, or adjournments of that meeting to a later date; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10(th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting the following:

       - a brief description of the business desired to be brought before the annual meeting and the reasons for conducting this business at the annual meeting,

       - the name and address, as they appear on our books, of the stockholder proposing this business,

       - the class and number of our shares which are beneficially owned by the stockholder, and

       - any material interest of the stockholder in the business he wishes to bring before the annual meeting.

    Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at the stockholder meeting, except in accordance with the procedures set forth in the by-laws. The chairman of the meeting, as determined in accordance with the by-laws, shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and, in accordance with the provisions of these by-laws, and if he should so determine, he shall so declare to the meeting and any business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the above.

QUOTATION ON NASDAQ NATIONAL MARKET

    We have applied to have our common stock quoted on the Nasdaq National Market under the symbol "NGWY." Our common stock currently trades on the OTC Bulletin Board under this symbol.

TRANSFER AGENT

    The transfer agent and registrar for our common stock is Colonial Stock Transfer Co., 455 East 400 South, Suite 100, Salt Lake City, Utah 84111.

                        SHARES ELIGIBLE FOR FUTURE SALE


    Upon completion of this offering, we will have 15,482,598 shares of common stock outstanding, assuming no exercise of the underwriters' over-allotment option, and no exercise of outstanding options or warrants, no conversion of any outstanding convertible securities, and no exchange of any outstanding exchangeable securities. Of these shares, 5,481,567 shares, including the 3,000,000 shares offered in this offering, will be freely tradeable without further registration under the Securities Act. All of our officers and directors and certain of our current stockholders holding an aggregate of 5,880,735 shares of our common stock have agreed not to sell, or otherwise dispose of, any of our securities for a period of at least six months from the date of this offering without the underwriters' prior written consent.



    Of the presently outstanding 12,482,598 shares of common stock, 11,785,140 are "restricted securities" within the meaning of Rule 144 under the Securities Act and, if held for at least one year, would be eligible for sale in the public market in reliance upon, and in accordance with, the provisions of Rule 144 following the expiration of such one-year period. In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including a person who may be deemed to be an "affiliate" of ours as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares beneficially owned for at least one year that does not exceed the greater of (1) 1% of the then outstanding shares of common stock, or
(2) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about us. However, a person who is not deemed to have been an affiliate of us during the 90 days preceding a sale by such person and who has beneficially owned such shares of common stock for at least two years may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144.



    Our directors and officers and a number of our stockholders who hold together an aggregate of 5,916,135 shares of common stock have entered into lock-up agreements pursuant to which they have agreed that they will not sell, directly or indirectly, any shares of common stock held by them without the prior written consent of the underwriters for a period of six months from the date of this prospectus.


    Following this offering, we cannot predict the effect, if any, that sales of shares of common stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the current stockholders of a substantial number of shares of common stock in the public market could materially adversely affect prevailing market prices for the common stock. In addition, the availability for sale of a substantial number of shares of common stock acquired through the exercise of the representative's warrants or the outstanding options under our existing stock option plans or outstanding warrants or convertible securities could materially adversely affect prevailing market prices for our common stock. See "Risk Factors--Future Sales of Common Stock By Our Existing Stockholders Could Adversely Affect Our Stock Price."


    Some of our stockholders, holding in the aggregate approximately 1,511,429 shares of common stock or holding securities convertible into or exercisable or exchangeable for shares of common stock, have the right, subject to a number of conditions and limitations, to include their shares in registration statements relating to our securities. Stockholders holding these shares of common stock have waived these rights with respect to this offering. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these holders may cause the market price of the common stock to fall.



    Up to 300,000 additional shares of common stock may be purchased by the underwriters during the period commencing on the first anniversary of the date of this prospectus and terminating on the fifth anniversary of the date of this prospectus through the exercise of the representative's warrants. Any and all securities purchased upon the exercise of the representative's warrants may be freely tradeable, provided that we satisfy certain securities registration and qualification requirements in accordance with the terms of the representative's warrants. See "Underwriting."

                                  UNDERWRITING


    Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Cruttenden Roth and Pennsylvania Merchant Group are acting as representatives, has severally, and not jointly, agreed to purchase the number of shares offered hereby set forth opposite their respective names below.



                                                                                   NUMBER OF
NAME                                                                                 SHARES
---------------------------------------------------------------------------------  ----------
Cruttenden Roth Incorporated.....................................................
Pennsylvania Merchant Group......................................................
                                                                                   ----------
    Total........................................................................   3,000,000


    A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The underwriting agreement provides that the obligation of the underwriters to purchase the shares is subject to some conditions. The underwriters shall be obligated to purchase all of the shares (other than those covered by the underwriters' over-allotment option described below), if any are purchased.


    The representatives have advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and that they may allow certain dealers who are members of the NASD, and some foreign dealers, concessions not
in excess of $               per share, of which amount a sum not in excess of
$               per share may in turn be reallowed by such dealers to other dealers who are members of the NASD and to some foreign dealers. After the commencement of this offering, the offering price, the concession to selected dealers, and the reallowance to other dealers may be changed by the representatives.


    We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in respect.


    We have agreed to pay to the representatives an expense allowance, on a non-accountable basis, equal to % of the gross proceeds derived from the sale of 3,000,000 shares offered in this offering, or 3,450,000 shares if the underwriters' over-allotment option is exercised in full. We paid an advance on this allowance in the amount of $25,000. We have also agreed to pay some of the representatives' expenses in connection with this offering, including expenses in connection with qualifying the shares offered hereby for sale under the laws of such states as the representative may designate and the placement of tombstone advertisements. We estimate that the total expenses of the offering,
excluding underwriting discounts and commissions, will be approximately $    .

    The following table sets forth the amount of discounts and commissions to be paid to the underwriters by Netgateway in connection with the offering:



                     TOTAL WITHOUT EXERCISE     TOTAL WITH EXERCISE
                        OF OVER-ALLOTMENT        OF OVER-ALLOTMENT
DISCOUNT PER SHARE           OPTION                   OPTION
-------------------  -----------------------  -----------------------
     $                      $                        $



    The following table sets forth the amount and nature of other forms of compensation to be paid to the representatives by Netgateway in connection with the offering:



      TYPE OF COMPENSATION                       TERMS                          TOTAL AMOUNT
---------------------------------  ---------------------------------  ---------------------------------
Non-Accountable Expense Allowance  % of the gross proceeds of the     $      ($      if the
                                   offering                           underwriters' over-allotment
                                                                      option is exercised in full)

Underwriters Warrant               Warrant to purchase up to 300,000  Depends on the market price of
                                   shares at an exercise price per    common stock at the time of
                                   share of    % of the public        exercise
                                   offering price

Two Year Consulting Agreement(1)                  --                  $      payable at the closing of
                                                                      this offering


------------------------


(1) Two year consulting agreement is between Netgateway and Cruttenden Roth.



    We have agreed to retain the representatives as financial consultants for a period of two years to commence on the closing of this offering at an aggregate
fee of $      , payable at the closing of this offering. Under this agreement, the representatives shall provide advisory services related to mergers and acquisitions activity, corporate finance and other related matters.



    In connection with this offering, we have granted the representatives the right, for the three-year period commencing on the closing date of this offering, to appoint an observer to attend all meetings of our board of directors. This designee has the right to notice of all meetings of the board of directors and to receive reimbursement for all out-of-pocket expenses incurred in attending these meetings. In addition, such designee will be entitled to indemnification to the same extent as our directors.



    The representatives have advised us that the underwriters do not intend to confirm sales of the shares of common stock offered hereby to any account over which they exercise discretionary authority.



    We and our officers, directors, and certain of our current stockholders, have agreed not to offer, assign, issue, sell, hypothecate, or otherwise dispose of any shares of our common stock, our securities convertible into, or exercisable or exchangeable for, shares of our common stock, or shares of our common stock received upon conversion, exercise, or exchange of such securities, to the public without the prior written consent of Cruttenden Roth and Pennsylvania Merchant Group for a period of at least six months after the date of this prospectus. Cruttenden Roth and Pennsylvania Merchant Group may grant or withhold their respective consent in their sole discretion based upon their judgment as to whether any such proposed sales or transfers of our common stock would have an adverse effect on the market price of our publicly traded shares. Cruttenden Roth and Pennsylvania Merchant Group's decision whether to grant or withhold its consent will not be based upon, nor take into account, its own holdings of our common stock.



    Prior to this offering, our common stock traded on the OTC Bulletin Board. We have applied to have our common stock quoted on the Nasdaq National Market. The public offering price for the shares has been determined by arms-length negotiations between us and the representatives principally on the basis of the market price for our common stock prior to the date of this prospectus. The factors considered in such negotiations were prevailing market conditions, our history and prospects, and the history and prospects of the industry in which we compete, an assessment of our management, our capital structure, and such other factors deemed relevant.


    Cruttenden Roth acted as one of the placement agents in our Summer 1999 private placement. They received compensation for their services in the form of $249,500 in cash and warrants exercisable for an aggregate of 139,750 shares of our common stock for a period of four years commencing one year after the initial closing of that offering at an exercise price of $10.00 per share.



    ISG Solid Capital Markets, LLC, a member of the NASD, acted as the other placement agent in our Summer 1999 private placement. They received compensation for their services in the form of $10.00 in cash and warrants exercisable for an aggregate of 327,500 shares of our common stock for a period of four years commencing one year after the initial closing of that offering at an exercise price of $10.00 per share.



    We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase at the public offering price per share, less underwriting discounts and commissions, up to an aggregate of 450,000 shares of common stock. To the extent this option is exercised, the underwriters will become obligated, subject to some conditions, to purchase additional shares of common stock. The underwriters may exercise such right of purchase only for the purpose of covering over-allotments, if any, made in connection with the sale of shares. Purchases of shares of common stock upon exercise of the over-allotment option will result in the realization of additional compensation by the underwriters.



    In connection with this offering, we have agreed to sell to the representatives, individually and not as representatives of the several underwriters, at the price of $.001 per warrant, the representatives' warrants to purchase an aggregate of 300,000 shares of common stock. The representatives' warrants are exercisable for a period of four years commencing one year after
the date of this prospectus at an exercise price per share equal to $      . The
representatives' warrants may not be sold, transferred, assigned, pledged, or hypothecated for a period of 12 months from the date of the prospectus, except to members of the selling group and to officers and partners of the representative and members of the selling group. The representatives' warrants contain anti-dilution provisions providing for adjustments of the exercise price and number of shares issuable on exercise of the representatives' warrants, upon the occurrence of specified events, including stock dividends, stock splits, and recapitalizations. The holders of the representatives' warrants have no voting, dividend, or other rights as stockholders of Netgateway with respect to shares of common stock underlying the representatives' warrants, unless the representatives' warrants shall have been exercised.



    A new registration statement or post-effective amendment to the registration statement will be required to be filed and declared effective under the Securities Act before distribution to the public of the representatives' warrants and the underlying shares. We have agreed, on one occasion during the period beginning one year after the date of this prospectus and ending five years after the date of this prospectus, if requested by the holders of a majority of the representatives' warrants or shares of common stock issued upon their exercise, to make all necessary filings to permit a public offering of the representatives' warrants and underlying shares and to use our best efforts to cause such filing to become effective under the Securities Act and to remain effective for at least 12 months, at our sole expense. In addition, we have agreed to give advance notice to holders of the representatives' warrants and the underlying shares of common stock of our intention to file a registration statement, and in such case, holders of the representatives' warrants and the underlying shares shall have the right to require us to include such shares of common stock in such registration statement at our expense (subject to specified limitations).

    During and after this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with this offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock sold in this offering for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued at any time.


                                 LEGAL MATTERS



    The validity of the shares of common stock offered hereby will be passed upon for us by Brock Silverstein LLC, New York, New York. The validity of the shares of common stock offered hereby will be passed upon for the underwriters by Greenberg Traurig, New York, New York. Brock Silverstein LLC renders legal services to Cruttenden Roth in connection with matters other than this offering. Robert Steven Brown, a member of Brock Silverstein LLC, owns beneficially and of record an aggregate of 5,000 shares of common stock.


                                    EXPERTS


    The consolidated financial statements of Netgateway, Inc. and subsidiaries as of June 30, 1999 and 1998 and for the period from March 4, 1998 (inception) to June 30, 1998 and the year ended June 30, 1999 have been included herein and in the Form S-1 in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein upon the authority of said firm as experts in accounting and auditing.



    The financial statements of Infobahn Technologies LLC dba Digital Genesis as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 have been included herein and in the Form S-1 in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein upon the authority of said firm as experts in accounting and auditing.



    The financial statements of Spartan Multimedia, Inc. as of August 31, 1998 and for the year ended August 31, 1998 have been included herein and in the Form S-1 in reliance upon the report of Allan Hogenson, Chartered Accountant, appearing elsewhere herein upon the authority of said individual as expert in accounting and auditing.



    The financial statements of Video Calling Card, Inc. as of December 31, 1997 and 1996 and the years then ended and as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period from inception (April 13, 1995) through December 31, 1995, have been included herein and in the Form S-1 in reliance upon the reports of Ted A. Madsen, independent certified public accountant, appearing elsewhere herein upon the authority of said individual as expert in accounting and auditing.

                             ADDITIONAL INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

    You may read and copy all or any portion of the registration statement or any other information which we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's Web site (http://www.sec.gov).

    As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, will file periodic reports, proxy and information statements, and other information with the Securities and Exchange Commission.

                         INDEX TO FINANCIAL STATEMENTS


NETGATEWAY, INC. AND SUBSIDIARIES PRO FORMA STATEMENTS
  Unaudited Pro Forma Consolidated Statement of Operations for the period March 4,
    1998 (Inception) through June 30, 1998...........................................        F-4
  Unaudited Pro Forma Consolidated Statement of Operations for the year ended June
    30, 1999.........................................................................        F-5
  Notes to Unaudited Pro Forma Consolidated Statement of Operations..................        F-6

NETGATEWAY, INC. AND SUBSIDIARIES
  Independent Auditor's Report for Netgateway, Inc...................................        F-7
  Consolidated Balance Sheets as of June 30, 1999 and 1998...........................        F-8
  Consolidated Statements of Operations for the year ended June 30, 1999, the period
    March 4, 1998 (Inception) through June 30, 1998 and the cumulative period March
    4, 1998 (Inception) through June 30, 1999........................................        F-9
  Consolidated Statements of Changes in Shareholders' Deficit for the period March 4,
    1998 (Inception) through June 30, 1999...........................................       F-10
  Consolidated Statements of Cash Flows for the year ended June 30, 1999, the period
    March 4, 1998 (Inception) through June 30, 1998 and the cumulative period March
    4, 1998 (Inception) through June 30, 1999........................................       F-11
  Notes to Consolidated Financial Statements.........................................       F-12

INFOBAHN TECHNOLOGIES, LLC DBA DIGITAL GENESIS
  Independent Auditor's Report for Infobahn Technologies, LLC dba Digital Genesis....       F-26
  Balance Sheets as of December 31, 1997 and 1996....................................       F-27
  Statements of Operations for the Year Ended December 31, 1997 and the period from
    February 2, 1996 (inception) through December 31, 1996...........................       F-28
  Statements of Members' Equity (Deficit) for the Year Ended December 31, 1997 and
    the period from February 2, 1996 (inception) through December 31, 1996...........       F-29
  Statements of Cash Flows for the Year Ended December 31, 1997 and the period from
    February 2, 1996 (inception) through December 31, 1996...........................       F-30
  Notes to Financial Statements......................................................       F-31
  Unaudited Balance Sheets as of March 31, 1998 and December 31, 1997................       F-33
  Unaudited Statements of Earnings and Members' Equity for the three months ended
    March 31, 1998 and 1999..........................................................       F-34
  Unaudited Statements of Cash Flows for the three months ended March 31, 1998 and
    1997.............................................................................       F-35
  Notes to Unaudited Financial Statements............................................       F-36

SPARTAN MULTIMEDIA, INC.
  Auditor's Report for Spartan Multimedia, Inc.......................................       F-38
  Balance Sheet as of August 31, 1998................................................       F-39
  Statement of Earnings and Retained Earnings for the Year Ended August 31, 1998.....       F-40
  Statement of Changes in Financial Position for the Year Ended August 31, 1998......       F-41
  Notes to Financial Statements......................................................       F-42
  Unaudited Balance Sheets as of November 30, 1998 and August 31, 1998...............       F-44
  Unaudited Statements of Earnings and Retained Earnings for the three months ended
    November 30, 1998 and for the period September 19, 1997 (Inception) through
    November 30, 1997................................................................       F-45

  Unaudited Statements of Changes in Financial Position for the three months ended
    November 30, 1998 and for the period September 19, 1997 (Inception) through
    November 30, 1997................................................................       F-46
  Notes to Unaudited Financial Statements............................................       F-47
VIDEO CALLING CARD, INC.
  Auditor's Report for Video Calling Card, Inc.......................................       F-49
  Balance Sheet as of December 31, 1997 and 1996.....................................       F-50
  Statement of Operations for the years ended December 31, 1997 and 1996.............       F-51
  Statement of Cash Flows for the years ended December 31, 1997 and 1996.............       F-52
  Statement of Stockholders' Equity from Date of Inception (April 13, 1995) to
    December 31, 1997................................................................       F-53
  Notes to Financial Statements......................................................       F-54
  Auditor's Report for Video Calling Card, Inc.......................................       F-55
  Balance Sheet as of December 31, 1996 and 1995.....................................       F-56
  Statement of Operations for the year ended December 31, 1996 and the period from
    Inception (April 13, 1995) through December 31, 1995.............................       F-57
  Statement of Cash Flows for the year ended December 31, 1996 and the period from
    Inception (April 13, 1995) through December 31, 1995.............................       F-58
  Statement of Stockholders' Equity from Date of Inception (April 13, 1995) to
    December 31, 1996................................................................       F-59
  Notes to Financial Statements......................................................       F-60
  Unaudited Balance Sheet as of March 31, 1998 and December 31, 1997.................       F-61
  Unaudited Statement of Operations for the three months ended March 31, 1998 and
    1997.............................................................................       F-63
  Unaudited Statement of Cash Flows for the three months ended March 31, 1998 and
    1997.............................................................................       F-64
  Unaudited Statement of Stockholders' Equity from Date of Inception (April 13, 1995)
    to March 31, 1998................................................................       F-65
  Notes to Unaudited Financial Statements............................................       F-66

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


    The following unaudited pro forma consolidated data present the Unaudited Pro Forma Consolidated Statement of Operations of the Company for the year ended June 30, 1999, and the period since inception (March 4, 1998) to June 30, 1998 after giving effect to the acquisitions of Spartan Multimedia and Infobahn Technologies (dba Digital Genesis) as if they had been consummated at the beginning of the respective periods presented. The Company's fiscal year ends on June 30.


    The pro forma data are based on the historical consolidated statements of the Company, Spartan Multimedia and Infobahn Technologies, giving effect to the acquisitions using the purchase method of accounting and the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

    The following unaudited pro forma consolidated financial data do not give effect to anticipated expenses related to the acquisition and do not reflect certain cost savings that management of the Company believes may be realized following the acquisition. These savings are expected to be realized primarily through integration of operations.

    The pro forma data are provided for comparative purposes only. They do not purport to be indicative of the results that actually would have occurred if the acquisitions had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro forma consolidated financial data should be read in conjunction with the Notes thereto, the audited Consolidated Financial Statements of the Company and the Notes thereto and the audited Financial Statements of Infobahn Technologies and Spartan Multimedia, and the Notes thereto, all included in this registration statement.

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

         FOR THE PERIOD MARCH 4, 1998 (INCEPTION) THROUGH JUNE 30, 1998

                                                       HISTORICAL
                                         --------------------------------------                PRO FORMA
                                                         DIGITAL      SPARTAN    -------------------------------------
                                          NETGATEWAY     GENESIS    MULTIMEDIA   ADJUSTMENTS     REFS.        TOTAL
                                         -------------  ----------  -----------  -----------     -----     -----------
Service revenue........................  $       2,800     115,651       5,874                                 124,325
Operating expenses:
  License fees.........................      3,822,000          --          --                               3,822,000
  Depreciation and amortization........         12,249         228          --       74,718          1,2        87,195
  Selling, general and
    administrative.....................        721,210      62,030      19,360           --                    802,600
                                                                                                      --
                                         -------------  ----------  -----------  -----------               -----------
      Total operating expenses.........      4,555,459      62,258      19,360       74,718                  4,711,795
                                                                                                      --
                                         -------------  ----------  -----------  -----------               -----------
      Income (loss) from operations....     (4,552,659)     53,393     (13,486)     (74,718)                (4,587,470)
Interest expense.......................         19,277          --          --           --                     19,277
                                                                                                      --
                                         -------------  ----------  -----------  -----------               -----------
      Net income (loss)................  $  (4,571,936)     53,393     (13,486)     (74,718)                (4,606,747)
                                                                                                      --
                                                                                                      --
                                         -------------  ----------  -----------  -----------               -----------
                                         -------------  ----------  -----------  -----------               -----------
Basic and diluted loss per share.......  $       (0.84)         --          --           --                      (0.81)
                                                                                                      --
                                                                                                      --
                                         -------------  ----------  -----------  -----------               -----------
                                         -------------  ----------  -----------  -----------               -----------
Weighted average common shares
  outstanding -- basic and diluted.....      5,416,242          --          --      400,000            3     5,721,327
                                                                                                      --
                                                                                                      --
                                         -------------  ----------  -----------  -----------               -----------
                                         -------------  ----------  -----------  -----------               -----------

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999



                                                            HISTORICAL
                                                    --------------------------                 PRO FORMA
                                                                     SPARTAN    ---------------------------------------
                                                     NETGATEWAY    MULTIMEDIA   ADJUSTMENTS     REFS          TOTAL
                                                    -------------  -----------  -----------      ---      -------------
Service revenue...................................  $     143,426       3,441                                   146,867
Operating expenses:
  Depreciation and amortization...................        217,282          --      101,912            1         319,194
  Selling, general and administrative.............      9,830,693      75,995                                 9,906,688
                                                    -------------  -----------  -----------               -------------
        Total operating expenses..................     10,047,975      75,995      101,912                   10,225,882
                                                    -------------  -----------  -----------               -------------
        Loss from operations......................     (9,904,549)    (72,554)    (101,912)                 (10,079,015)
Loss on sale of equity securities.................         54,729          --           --                       54,729
Interest expense..................................        523,045          --           --                      523,045
                                                    -------------  -----------  -----------               -------------
        Loss before extraordinary item............    (10,482,323)    (72,554)    (101,912)                 (10,656,789)
Extraordinary gain on extinguishment
  of debt.........................................      1,653,232          --           --                    1,653,232
                                                    -------------  -----------  -----------               -------------
        Net loss..................................  $  (8,829,091)    (72,554)    (101,912)                  (9,003,557)
                                                    -------------  -----------  -----------               -------------
                                                    -------------  -----------  -----------               -------------
Basic and diluted extraordinary gain
  per share.......................................            .19          --           --                          .19
                                                    -------------  -----------  -----------               -------------
                                                    -------------  -----------  -----------               -------------
Basic and diluted loss per share..................  $        (.99)         --           --                        (1.01)
                                                    -------------  -----------  -----------               -------------
                                                    -------------  -----------  -----------               -------------
Weighted average common shares outstanding - basic
  and diluted.....................................      8,912,041          --           --                    8,912,041
                                                    -------------  -----------  -----------               -------------
                                                    -------------  -----------  -----------               -------------

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
       FOR THE PERIOD MARCH 4, 1998 (INCEPTION) THROUGH JUNE 30, 1998 AND
                        FOR THE YEAR ENDED JUNE 30, 1999


       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

    The unaudited pro forma consolidated statements of operations have been prepared to reflect the acquisition of substantially all of the assets and liabilities of Infobahn Technologies (d/b/a Digital Genesis) and all outstanding capital stock of Spartan Multimedia in exchange for 400,000 shares of the Company's Common Stock valued at $400,000 and 371,429 shares of common stock of Storesonline.com, a wholly-owned subsidiary of the Company valued at $1,021,430, which was convertible into the Company's common stock on a one-to-one basis, respectively, as if the transactions were effective at the beginning of the respective periods. The transactions are accounted for under the purchase method. To give effect to this assumption, the following adjustments were made:

1. The acquisition of Spartan Multimedia resulted in acquired technology and trade secrets of $1,019,120, which is being amortized on a straight line basis over a five year useful life. Additional amortization of $67,941 for the period from March 4, 1998 (inception) to June 30, 1998 and $101,912 for the period from July 1, 1998 until the actual acquisition date of January 15, 1999 are shown.

2. The acquisition of Infobahn Technologies resulted in an intangible asset representing the value of acquired technology of $120,000 and goodwill valued at $235,193, which are being amortized on a straight line basis over useful lives of seven years and ten years, respectively. Additional amortization of $6,777 for the period since March 4, 1998 (inception) to the acquisition date of June 2, 1998 is shown. The impact on income taxes would be minor due to historical losses of NetGateway.

3. The Company issued 400,000 shares of common stock valued at $400,000 to acquire Infobahn Technologies.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Netgateway, Inc.:

    We have audited the accompanying consolidated balance sheets of Netgateway, Inc. and subsidiaries (a development stage enterprise) as of June 30, 1999 and 1998, and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the year ended June 30, 1999, the period March 4, 1998 (inception) through June 30, 1998 and the cumulative period March 4, 1998 (inception) through June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Netgateway, Inc. and subsidiaries as of June 30, 1999 and 1998 and the results of its operations and its cash flows for the year ended June 30, 1999, the period March 4, 1998 (inception) through June 30, 1998 and the cumulative period March 4, 1998 (inception) through June 30, 1999, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company's planned principal operations have commenced, however, minimal revenues have been generated. Additionally, the Company continues to incur net losses and has continuing financial needs. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


KPMG LLP
Los Angeles, California
August 23, 1999

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          CONSOLIDATED BALANCE SHEETS


                             JUNE 30, 1999 AND 1998


                                                                                           1999          1998
                                                                                      --------------  -----------
                                                     ASSETS
Current assets:
  Cash..............................................................................  $      569,472      254,597
  Accounts receivable less allowance for doubtful accounts of $3,000 and $0 as of
    June 30, 1999 and 1998, respectively............................................          44,198       21,305
  Note receivable from officer (note 6).............................................          30,000           --
  Short-term notes receivable, net (note 6).........................................              --       50,000
  Debt issue costs..................................................................         332,244           --
  Prepaid offering costs............................................................         325,887           --
  Other current assets..............................................................          73,481       45,565
                                                                                      --------------  -----------
    Total current assets............................................................       1,375,282      371,467
Property and equipment, net (note 4)................................................         429,453      143,384
Intangible assets, net (note 5).....................................................       1,228,349      351,804
Other assets........................................................................          19,853        4,897
                                                                                      --------------  -----------
                                                                                      $    3,052,937      871,552
                                                                                      --------------  -----------
                                                                                      --------------  -----------

                                      LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Current portion of notes payable (note 8).........................................  $    2,166,000           --
  Convertible debentures (note 8)...................................................         200,000           --
  Accounts payable..................................................................         278,723      106,242
  Accrued wages and benefits........................................................         278,741       12,720
  Accrued interest..................................................................          44,301      130,122
  Accrued liabilities...............................................................         531,849       30,000
  Deferred revenue..................................................................          81,550           --
  Current portion of notes payable to related parties (note 8)......................           1,799    2,052,159
                                                                                      --------------  -----------
    Total current liabilities.......................................................       3,582,963    2,331,243
Notes payable to related parties, less current portion (note 8).....................              --      367,892
                                                                                      --------------  -----------
    Total liabilities...............................................................       3,582,963    2,699,135
                                                                                      --------------  -----------
Shareholders' deficit (notes 9 and 10):
  Common stock, par value $.001 per share. Authorized 25,000,000 shares; issued and
    outstanding 9,912,304 and 7,510,000 at June 30, 1999 and 1998, respectively.....           9,913        7,510
  Additional paid-in capital........................................................      12,864,686    2,849,163
  Deferred compensation.............................................................              --     (112,320)
  Accumulated other comprehensive loss..............................................          (3,598)          --
  Deficit accumulated during development stage......................................     (13,401,027)  (4,571,936)
                                                                                      --------------  -----------
    Total shareholders' deficit.....................................................        (530,026)  (1,827,583)
Commitments and subsequent events (notes 12 and 13)
                                                                                      --------------  -----------
    Total liabilities and shareholders' deficit.....................................  $    3,052,937      871,552
                                                                                      --------------  -----------
                                                                                      --------------  -----------

          See accompanying notes to consolidated financial statements.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        PERIOD       CUMULATIVE
                                                                                     MARCH 4, 1998   PERIOD FROM
                                                                          YEAR        (INCEPTION)   MARCH 4, 1998
                                                                         ENDED          THROUGH      (INCEPTION)
                                                                        JUNE 30,       JUNE 30,        THROUGH
                                                                          1999           1998       JUNE 30, 1999
                                                                     --------------  -------------  -------------
Service revenue....................................................  $      143,426         2,800        146,226
Operating expenses:
  License fees (note 7)............................................              --     3,822,000      3,822,000
  Depreciation and amortization....................................         217,282        12,249        229,531
  Selling, general and administrative..............................       9,830,693       721,210     10,551,903
                                                                     --------------  -------------  -------------
    Total operating expenses.......................................      10,047,975     4,555,459     14,603,434
                                                                     --------------  -------------  -------------
    Loss from operations...........................................      (9,904,549)   (4,552,659)   (14,457,208)
Loss on sale of equity securities..................................          54,729            --         54,729
Interest expense...................................................         523,045        19,277        542,322
                                                                     --------------  -------------  -------------
    Loss before extraordinary item.................................     (10,482,323)   (4,571,936)   (15,054,259)
Extraordinary gain on extinguishment of debt.......................       1,653,232            --      1,653,232
                                                                     --------------  -------------  -------------
    Net loss.......................................................  $   (8,829,091)   (4,571,936)   (13,401,027)
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------
Basic and diluted extraordinary gain per share.....................  $         0.19            --           0.21
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------
Basic and diluted loss per share...................................  $        (0.99)        (0.84)         (1.66)
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------
Weighted average common shares outstanding--basic and diluted......  $    8,912,041     5,416,242      8,058,886
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                                                                                     COMMON STOCK       ADDITIONAL
                                                                       PRICE     --------------------     PAID-IN       DEFERRED
                                                            DATE     PER SHARE    SHARES     AMOUNT       CAPITAL     COMPENSATION
                                                         ----------  ----------  ---------  ---------  -------------  -------------
Sale of common stock for cash..........................        3/98  $ .07--.33    754,545  $     755       199,245            --
Common stock issued for services.......................        3/98        0.22  1,445,455      1,445       316,555            --
Common stock issued in exchange for shareholder's
  payment of Company debt..............................        3/98        0.50    400,000        400       199,600            --
Common stock issued to acquire license.................        3/98        0.22  1,000,000      1,000       219,000            --
Common stock issued for services.......................        4/98        0.22    100,000        100        21,900            --
Deferred compensation on stock issued for services.....        4/98                     --         --            --       (14,080)
Amortization of deferred compensation..................  4/98--6/98                     --         --            --         1,760
Common stock issued to acquire license.................        4/98        0.22  1,900,000      1,900       416,100            --
Common stock issued for services.......................        5/98        0.22    200,000        200        43,800            --
Common stock issued in exchange for shareholder's
  payment of Company debt..............................        5/98        1.00    200,000        200       199,800            --
Sale of common stock for cash..........................  5/98--6/98        1.00    303,000        303       302,697            --
Conversion of debt to capital contribution.............        6/98                     --         --       100,000            --
Adjustment resulting from reverse acquisition..........        6/98                450,000        450          (310)           --
Shares issued in business acquisition..................        6/98        1.00    400,000        400       399,600            --
Conversion of debt to common stock, including
  interest.............................................        6/98        1.00    184,000        184       185,349            --
Stock issued for deferred compensation.................        6/98        1.00    100,000        100        99,900      (100,000)
Sale of common stock for cash..........................        6/98        2.00     73,000         73       145,927            --
Comprehensive loss:
  Net loss.............................................                                 --         --            --            --
Total comprehesive loss................................
                                                                                 ---------  ---------  -------------  -------------
Balance at June 30, 1998...............................                          7,510,000      7,510     2,849,163      (112,320)
Sale of common stock for cash..........................  7/98--9/98        2.00    949,800        950     1,898,650            --
Exercise of warrants...................................  7/98--9/98        2.00    132,100        132       264,068            --
Warrants granted for services..........................  10/98--6/99 2.00--3.00         --         --     1,779,950            --
Stock compensation paid by shareholders................       11/98        2.00         --         --       400,000            --
Amortization of deferred compensation..................                                 --         --            --       101,760
Forfeited stock........................................                            (48,000)       (48)      (10,512)       10,560
Capital contributed upon extinguishment of debt........       12/98                     --         --       200,000            --
Subsidiary convertible common stock issued in business
  acquisition..........................................        1/99  2.50--3.00         --         --     1,021,429            --
Options issued for legal services......................  7/98--3/99        2.50         --         --       289,440            --
Warrants granted for debt issue costs..................  2/99--6/99  2.50--3.00         --         --       497,525            --
Shares issued for debenture conversion.................  3/99--5/99        2.50    320,000        320       799,680            --
Shares issued for services.............................  10/98--6/99 2.00--3.00    366,500        366       989,134            --
Shares issued for debt issue costs.....................        3/99        2.50     30,000         30        77,470            --
Sale of common stock for cash, net.....................  3/99--6/99        3.00    614,334        615     1,703,727            --
Cashless exercise of warrants..........................        4/99                  2,570          3            (3)           --
Shares issued for technology...........................        5/99        3.00     35,000         35       104,965            --
Comprehensive loss:
  Net loss.............................................                                 --         --            --            --
  Foreign currency translation adjustment..............                                 --         --            --            --
Total comprehensive loss...............................
                                                                                 ---------  ---------  -------------  -------------
Balance at June 30, 1999...............................                          9,912,304  $   9,913    12,864,686            --
                                                                                 ---------  ---------  -------------  -------------
                                                                                 ---------  ---------  -------------  -------------

                                                                           DEFICIT
                                                                         ACCUMULATED   ACCUMULATED        TOTAL
                                                                           DURING         OTHER       SHAREHOLDERS'
                                                         COMPREHENSIVE   DEVELOPMENT  COMPREHENSIVE      EQUITY
                                                              LOSS          STAGE          LOSS         (DEFICIT)
                                                         --------------  -----------  --------------  -------------
Sale of common stock for cash..........................                          --             --         200,000
Common stock issued for services.......................                          --             --         318,000
Common stock issued in exchange for shareholder's
  payment of Company debt..............................                          --             --         200,000
Common stock issued to acquire license.................                          --             --         220,000
Common stock issued for services.......................                          --             --          22,000
Deferred compensation on stock issued for services.....                          --             --         (14,080)
Amortization of deferred compensation..................                          --             --           1,760
Common stock issued to acquire license.................                          --             --         418,000
Common stock issued for services.......................                          --             --          44,000
Common stock issued in exchange for shareholder's
  payment of Company debt..............................                          --             --         200,000
Sale of common stock for cash..........................                          --             --         303,000
Conversion of debt to capital contribution.............                          --             --         100,000
Adjustment resulting from reverse acquisition..........                          --             --             140
Shares issued in business acquisition..................                          --             --         400,000
Conversion of debt to common stock, including
  interest.............................................                          --             --         185,533
Stock issued for deferred compensation.................                          --             --              --
Sale of common stock for cash..........................                          --             --         146,000
Comprehensive loss:
  Net loss.............................................    (4,571,936)   (4,571,936)            --      (4,571,936)
                                                         --------------
Total comprehesive loss................................    (4,571,936)
                                                         --------------
                                                         --------------
                                                                         -----------  --------------  -------------
Balance at June 30, 1998...............................                  (4,571,936)            --      (1,827,583)
Sale of common stock for cash..........................                          --             --       1,899,600
Exercise of warrants...................................                          --             --         264,200
Warrants granted for services..........................                          --             --       1,779,950
Stock compensation paid by shareholders................                          --             --         400,000
Amortization of deferred compensation..................                          --             --         101,760
Forfeited stock........................................                          --             --              --
Capital contributed upon extinguishment of debt........                          --             --         200,000
Subsidiary convertible common stock issued in business
  acquisition..........................................                          --             --       1,021,429
Options issued for legal services......................                          --             --         289,440
Warrants granted for debt issue costs..................                          --             --         497,525
Shares issued for debenture conversion.................                          --             --         800,000
Shares issued for services.............................                          --             --         989,500
Shares issued for debt issue costs.....................                          --             --          77,500
Sale of common stock for cash, net.....................                          --             --       1,704,342
Cashless exercise of warrants..........................                          --             --              --
Shares issued for technology...........................                          --             --         105,000
Comprehensive loss:
  Net loss.............................................    (8,829,091)   (8,829,091)            --      (8,829,091)
  Foreign currency translation adjustment..............        (3,598)           --         (3,598)         (3,598)
                                                         --------------
Total comprehensive loss...............................    (8,832,689)
                                                         --------------
                                                         --------------
                                                                         -----------  --------------  -------------
Balance at June 30, 1999...............................                  (13,401,027)       (3,598)       (530,026)
                                                                         -----------  --------------  -------------
                                                                         -----------  --------------  -------------

          See accompanying notes to consolidated financial statements.

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                       CUMULATIVE
                                                                                                      PERIOD FROM
                                                                                    MARCH 4, 1998    MARCH 4, 1998
                                                                                     (INCEPTION)      (INCEPTION)
                                                                      YEAR ENDED       THROUGH          THROUGH
                                                                     JUNE 30, 1999  JUNE 30, 1998    JUNE 30, 1999
                                                                     -------------  -------------  ------------------
Cash flows from operating activities:
  Net loss.........................................................   $(8,829,091)   (4,571,936)       (13,401,027)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization..................................       217,282        12,249            229,531
    Common stock issued for services...............................       989,500       371,680          1,361,180
    Amortization and write-off of license fees.....................            --     3,822,000          3,822,000
    Loss on sale of equity securities..............................        54,729            --             54,729
    Amortization of deferred compensation..........................       101,760            --            101,760
    Gain on extinguishment of debt.................................    (1,653,232)           --         (1,653,232)
    Stock compensation paid by shareholders........................       400,000            --            400,000
    Interest expense on debt converted to equity...................        35,488        19,277             54,765
    Interest expense on warrants issued as debt issue costs........       332,425            --            332,425
    Amortization of debt issue costs...............................       146,058            --            146,058
    Options and warrants issued for services.......................     2,069,390            --          2,069,390
    Provision for doubtful accounts................................        26,876        25,000             51,876
    Write-off of note receivable...................................       800,000            --            800,000
    Changes in assets and liabilities:
      Accounts receivable..........................................       (49,769)       (2,000)           (51,769)
      Prepaid offering costs.......................................      (325,887)           --           (325,887)
      Other assets.................................................       (76,668)      (45,422)          (122,090)
      Accounts payable and accrued expenses........................     1,208,227       116,033          1,324,260
                                                                     -------------  -------------  ------------------
        Net cash used in operating activities......................    (4,552,912)     (253,119)        (4,806,031)
                                                                     -------------  -------------  ------------------
Cash flows from investing activities:
    Cash assumed in business acquisition...........................         4,781         3,321              8,102
    Loan for notes receivable......................................      (830,000)      (75,000)          (905,000)
    Repayment of notes receivable..................................        50,000            --             50,000
    Purchase of equity securities..................................      (100,733)           --           (100,733)
    Proceeds from sale of equity securities........................        46,004            --             46,004
    Purchase of property and equipment.............................      (250,579)     (102,034)          (352,613)
                                                                     -------------  -------------  ------------------
        Net cash used in investing activities......................    (1,080,527)     (173,713)        (1,254,240)
                                                                     -------------  -------------  ------------------
Cash flows from financing activities:
    Proceeds from issuance of common stock.........................     3,603,942       649,000          4,252,942
    Proceeds from exercise of warrants.............................       264,200            --            264,200
    Proceeds from issuance of notes payable to related parties.....       100,000       132,429            232,429
    Proceeds from issuance of notes payable and
      convertible debentures.......................................     3,176,000            --          3,176,000
    Cash paid for debt issue costs.................................      (201,600)           --           (201,600)
    Repayment of notes payable to related parties..................      (990,630)     (100,000)        (1,090,630)
                                                                     -------------  -------------  ------------------
        Net cash provided by financing activities..................     5,951,912       681,429          6,633,341
                                                                     -------------  -------------  ------------------
        Net increase in cash.......................................       318,473       254,597            573,070
Cash at beginning of period........................................       254,597            --                 --
Effect of exchange rate changes on cash balances...................        (3,598)           --             (3,598)
                                                                     -------------  -------------  ------------------
Cash at end of period..............................................   $   569,472       254,597            569,472
                                                                     -------------  -------------  ------------------
                                                                     -------------  -------------  ------------------
Supplemental schedule of noncash activities:
  Issuance of common stock for business acquisition................   $        --       400,000            400,000
  Issuance of convertible stock in business acquisition............     1,021,429            --          1,021,429
  Accrued asset purchases..........................................            --        27,743             27,743
  Conversion of debt to common stock...............................       800,000       284,000          1,084,000
  Common stock issued in exchange for shareholders' payment of
    Company debt...................................................            --       400,000            400,000
    Capital contributed upon extinguishment of debt................       200,000            --            200,000
    Common stock issued for internal-use software..................       105,000            --            105,000
    Warrants issued for debt issue costs...........................       497,525            --            497,525
    Stock issued for debt issue costs..............................        77,500            --             77,500
                                                                     -------------  -------------  ------------------
                                                                     -------------  -------------  ------------------

          See accompanying notes to consolidated financial statements.

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

    Netgateway, Inc. and subsidiary ("Netgateway" or the "Company"), was formed on March 4, 1998 as a Nevada corporation. Netgateway is an internet commerce and connectivity company which provides turn-key solutions designed to enable companies of any size to extend their business to the internet for a wide variety of purposes, including the advertising and sale of products or services by retailers and the conduct of commercial transactions between business enterprises.

    The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7. The Company is devoting substantially all of its present efforts to developing technology. Planned principal operations have commenced, but have not produced significant revenue. Only minimal service and consulting revenues were generated through March 31, 1999.

    On June 2, 1998, Video Calling Card, Inc. ("VCC"), a Nevada public shell corporation, acquired 100 percent of the outstanding common stock of Netgateway in exchange for 5,900,000 shares of common stock of VCC. Immediately prior to the acquisition, VCC had 450,000 shares of common stock outstanding and Netgateway had 590,000 shares of common stock outstanding. Since the shareholders of Netgateway received the majority voting interests in the combined company, Netgateway is the acquiring enterprise for financial reporting purposes. The transaction was recorded as a reverse acquisition using the purchase method of accounting whereby equity of Netgateway was adjusted for the fair value of the acquired tangible net assets of VCC. The historical financial statements of Netgateway since March 4, 1998 (inception) have been adjusted retroactively to reflect the equivalent number of shares received in the business combination prior to the reverse acquisition. The 450,000 shares of common stock issued in the reverse acquisition have been included in the weighted-average common shares outstanding since the date of acquisition, June 2, 1998.

    Also on June 2, 1998, the Company acquired certain assets and liabilities of Infobahn Technologies, LLC (d/b/a Digital Genesis), a California limited liability company, in exchange for 400,000 shares of common stock of the Company valued at $400,000. The consideration was allocated based on the relative fair values of the tangible and intangible assets and liabilities acquired, including acquired technology of $120,000, with the excess consideration of $235,193 recorded as goodwill. The operations of Digital Genesis are included in the consolidated statements of operations of the Company since the date of acquisition, June 2, 1998.

    In January 1999, the Company acquired 100% of the outstanding stock of Spartan Multimedia, Inc., a Canadian corporation, in exchange for 185,715 shares of common stock of StoresOnline.com, LTD, a wholly-owned Canadian subsidiary valued at $464,286. The shares are convertible on a one-to-one basis into common stock of the Company. The issuance of an additional 185,714 shares was contingent upon the attainment of certain performance standards in future periods. In April 1999, the Board of Directors approved the issuance of the contingent shares and waived the performance standards. Accordingly, the consideration increased to $1,021,429. The acquisition of Spartan Multimedia, Inc. was recorded using the purchase method of accounting. The consideration was allocated based on the relative fair values of the tangible and intangible assets and liabilities acquired. The operations of Spartan Multimedia, Inc. are included in the consolidated statement of operations of the Company from January 15, 1999 through

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) DESCRIPTION OF BUSINESS (CONTINUED)
    June 30, 1999. Unaudited pro forma consolidated results of operations are summarized below to reflect the acquisition of Spartan Multimedia, Inc. as if it had occurred on July 1, 1998:

Revenue..........................................................  $ 176,649
                                                                   ---------
                                                                   ---------
Net loss.........................................................  (8,791,611)
                                                                   ---------
                                                                   ---------
Loss per share...................................................       (.99)
                                                                   ---------
                                                                   ---------

(2) LIQUIDITY

    The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of the date of this report, the Company's planned principal operations have commenced, however, minimal revenues have been generated. The Company has relied upon private placements of its stock and issuances of debt to generate funds to meet its operating needs and plans to continue pursuing financing in this manner during the next year. However, there are no assurances that such financing will be available when and as needed to satisfy current obligations. As such, substantial doubt exists as to whether the Company will continue as a going concern.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

    (B) REVENUE RECOGNITION

       Revenue generated from consulting services is recognized as services are provided. Web-site development revenues are recognized upon completion of each project. Services billed in advance are recorded as deferred revenue and recognized when revenue is earned.

    (C) INTANGIBLE ASSETS

       Intangible assets are amortized on a straight-line basis over their estimated useful lives as follows:

                                                                 5 to 7
Acquired technology............................................  years
Goodwill.......................................................  10 years

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (D) PROPERTY AND EQUIPMENT

       Property and equipment, stated at cost, is comprised of computer and office equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 5 years.

    (E) RESEARCH AND DEVELOPMENT EXPENDITURES

       Research and development costs are expensed as incurred.

    (F) INCOME TAXES

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (G) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

       The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    (H) FINANCIAL INSTRUMENTS

       The carrying values of cash, accounts receivable, notes receivable, accounts payable, accrued liabilities and current portion of notes payable at June 30, 1999 and 1998 approximated fair value due to the short maturity of those instruments. The fair value of the notes receivable from and payable to related parties could not be estimated due to the nature of the borrowings. All financial instruments are held for purposes other than trading.

    (I) ACCOUNTING FOR STOCK OPTIONS

       The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its fixed plan employee stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Compensation

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) expense related to stock options granted to non-employees is accounted for under Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," whereby compensation expense is recognized over the vesting period based on the fair value of the options on the date of grant.

    (J) COMPREHENSIVE INCOME

       SFAS 130, "Reporting Comprehensive Income" (SFAS No. 130) establishes standards for reporting and displaying comprehensive income (loss) and its components in a full set of general-purpose financial statements. This statement requires that an enterprise classify items of other comprehensive income (loss) by their nature in a financial statement and display the accumulated balance of other comprehensive income (loss) separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company has components of other comprehensive income (loss), which are classified in the statement of shareholders' deficit.

    (K) BUSINESS SEGMENTS AND RELATED INFORMATION

       Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131) establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires enterprises to report selected information about operating segments in interim financial reports issued to shareholders. Is also establishes standards for related disclosure about products and services, geographic areas and major customers. It replaces the "industry segment" concept of SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," with a "management approach" concept as the basis for identifying reportable segments. The Company has only one operating segment. The Company formed its wholly-owned Canadian subsidiary, StoresOnline.com, in January 1999. Prior to that time, the Company only had operations in the United States All revenues during the year ended June 30, 1999 and the period March 4, 1998 (inception) through June 30, 1998 were generated in the United States. Substantially all of the Company's long-lived assets were located in the United States at June 30, 1999 and 1998.

    (L) INVESTMENT SECURITIES

       The Company accounts for investment securities in accordance with Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). SFAS 115 requires investments to be classified based on management's intent in one of the three categories: held-to-maturity securities, available-for-sale securities and trading securities. Held-to-maturity securities are recorded at amortized cost. Available-for-sale securities are recorded at fair value with unrealized gains and losses reported as a separate component of shareholders' equity and comprehensive income (loss). Trading securities are recorded at market value with unrealized gains and losses reported in operations. The Company's investment securities have been classified as available-for-sale.

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (M) FOREIGN CURRENCY TRANSLATION

       The financial statements of the Company's Canadian subsidiary, StoresOnline.com, have been translated into U.S. dollars from its functional currency in the accompanying consolidated financial statements in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Balance sheet accounts of StoresOnline.com are translated at year-end exchange rates while income and expenses are translated at weighted-average exchange rates for the year. Translation gains or losses that related to StoresOnline.com's net assets are shown as a separate component of shareholders' equity (deficit) and comprehensive income (loss). There were no gains or losses resulting from realized foreign currency transactions (transactions denominated in a currency other than the entities' functional currency) during the year ended June 30, 1999 and the period March 4, 1998 (inception) through June 30, 1998.

    (N) LOSS PER SHARE

       Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period in accordance with SFAS No. 128 "Earnings Per Share". Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings (loss) per share is computed similarly to fully diluted earnings (loss) per share pursuant to Accounting Principles Board (APB) Opinion No. 15. There were 3,840,956 options and 1,750,100 warrants to purchase shares of common stock that were outstanding during the year ended June 30, 1999 which were not included in the computation of diluted loss per share because the impact would have been antidilutive. There were 200,000 options and 73,000 warrants to purchase shares of common stock that were outstanding during the period March 4, 1998 (inception) through June 30, 1998 which were not included in the computation of diluted loss per share because the impact would have been antidilutive.

    (O) COSTS OF START-UP ACTIVITIES

       Pursuant to AICPA Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities," the Company expenses all the costs of start-up activities as incurred.

    (P) USE OF ESTIMATES

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date and the reporting of revenues and expenses during the reporting periods to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (Q) RECLASSIFICATIONS

       Certain amounts have been reclassified to conform with current year presentation.

(4) PROPERTY AND EQUIPMENT

    Property and equipment balances at June 30, 1999 and 1998 are summarized as follows:

                                                                            1999       1998
                                                                         ----------  ---------
Computers and office equipment.........................................  $  513,021    152,244
Less accumulated depreciation..........................................     (83,568)    (8,860)
                                                                         ----------  ---------
                                                                            429,453    143,384
                                                                         ----------  ---------
                                                                         ----------  ---------

(5) INTANGIBLE ASSETS

    Intangible assets balances at June 30, 1999 and 1998 are summarized as follows:

                                                                           1999        1998
                                                                       ------------  ---------
Acquired technology..................................................  $  1,139,119    120,000
Goodwill.............................................................       235,193    235,193
                                                                       ------------  ---------
                                                                          1,374,312    355,193
Less accumulated amortization........................................      (145,963)    (3,389)
                                                                       ------------  ---------
                                                                       $  1,228,349    351,804
                                                                       ------------  ---------
                                                                       ------------  ---------

(6) NOTES RECEIVABLE AND NOTES RECEIVABLE FROM OFFICER

    During the period March 4, 1998 (inception) through June 30, 1998, the Company issued a $50,000 note receivable to a customer which was repaid during the year ended June 30, 1999. In July 1998 and August 1998, the Company advanced $800,000 to an entity with which the Company was in merger discussions. Certain Company officers and directors were minor shareholders of the potential merger entity. The merger was not consummated and the advance was deemed uncollectible in December 1998 and written-off. During June 1999, the Company issued its chief executive officer, Keith Freadhoff, a non-interest bearing $30,000 note receivable. The note was repaid in July 1999.

(7) LICENSE AGREEMENTS

    In March 1998, the Company entered into a sublicense agreement related to proprietary courseware with Training Resources International (TRI), which is wholly-owned by Michael Khaled, a stockholder of the Company, in exchange for the assumption of TRI's obligation of $1,600,000 to the original licensor, ProSoft I-Net Solutions, Inc. (ProSoft). Michael Khaled personally guaranteed the repayment of the Company's obligation under the sublicense agreement with TRI to ProSoft. TRI entered into the original license agreement with ProSoft in January 1998.

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(7) LICENSE AGREEMENTS (CONTINUED)
    In April 1998, the Company entered into a sublicense agreement related to proprietary courseware with S.T.E.P.S., Inc. (Steps), whose primary stockholder is Scott Beebe, a stockholder and director of the Company, in exchange for (1) the assumption of Steps' remaining obligation of $1,500,000 to the original licensor, ProSoft, (2) the assumption of Step's obligation of $200,000 to Vision Holdings Inc. (Vision), an unrelated entity, which had advanced funds to Steps, and (3) the issuance of 1,000,000 shares of common stock valued at $220,000 to Steps. Scott Beebe personally guaranteed the repayment of the Company's obligation under the sublicense agreement with Steps to ProSoft. Additionally, the Company acquired supplies, books and other materials related to the licensed technology from Vision in exchange for $84,000. The Company had previously entered into a separate loan agreement for $100,000 with Vision. The Company's chief executive officer, Keith Freadhoff, was the chief executive officer at ProSoft when the original license agreement with Steps was entered into. Don Danks is a stockholder of the Company and was an officer of ProSoft at the time the original license agreements were entered into.

    In April 1998, the Company converted the $300,000 obligation to Vision into 1,900,000 shares of common stock, valued at $418,000. As a result, license fees of $418,000 were recorded for the incremental increase of the stock exchanged for the note payable cancellation.

    In June 1998, the Company changed its business plan and began focusing on developing technology to enable businesses and other organizations to conduct commerce over the internet. Therefore, the Company determined that the license fees would not ultimately be recoverable. Accordingly, the costs of acquiring the sub-license agreements and related supplies are included as license fees expense in the accompanying consolidated statements of operations.

(8) CONVERTIBLE DEBENTURES AND NOTES PAYABLE

    During January 1999 and February 1999, the Company issued $1,000,000 of convertible debentures bearing interest at the 90-day Treasury Bill rate plus 4 percent and issued 274,350 detachable stock purchase warrants valued at $405,395. The debentures are convertible into the Company's common stock at $2.50 per share at the Company's option. The debentures are due in December 1999. As of June 30, 1999, $800,000 of the debentures had been converted into 320,000 shares of common stock. The convertible debentures are secured by the Company's accounts receivable and intellectual property.

    In March 1999, Keith Freadhoff, the chief executive officer of the Company, loaned the Company $100,000 which is due within 10 days of the close of bridge financing. In March 1999, the Company issued $160,000 of non-interest bearing notes payable to third parties, which are due within 10 days of the close of bridge financing. The notes were repaid in June 1999.

    In May and June 1999, the Company obtained bridge financing whereby 12% senior notes payable and 288,000 shares of common stock were issued generating proceeds of $2,592,000, net of $288,000 of issuance costs. The senior notes payable are due the earlier of April 30, 2000 or upon the close of a public sale of the Company's common stock. The Company also granted 144,000 warrants to purchase an equivalent number of shares of common stock at an exercise price of $10 per share as additional issuance costs. The warrants are exercisable for a period of four years commencing May 18, 2000. The fair value of the warrants on the dates of issuance was estimated

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8) CONVERTIBLE DEBENTURES AND NOTES PAYABLE (CONTINUED) to be $114,192 using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5%; volatility of 100% and an expected life of 2 years. The net proceeds from the bridge financing were allocated to the senior notes payable and common stock based on their relative fair values, taking into consideration recent debt and equity transactions. Accordingly, $2,016,000 was recorded as notes payable, $725,342 as equity, net of $138,658 of stock issuance costs, and $323,534 as debt issuance costs.

    In June 1999, the Company issued a 12% senior note payable of $150,000 and 15,000 shares of common stock valued at $45,000 as settlement of a legal fee obligation. The note is due the earlier of April 30, 2000 or upon the close of a public sale of the Company's common stock. The Company also granted 3,750 warrants to purchase an equivalent number of shares of common stock at an exercise price of $10 per share. The warrants are exercisable for a period of four years commencing May 18, 2000. The fair value of the warrants on the dates of issuance was estimated to be $2,973 using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5%; volatility of 100% and an expected life of 2 years. As a result, $2,973 of additional legal expense was recorded in the accompanying consolidated financial statements.

    Notes payable and notes payable to related parties at June 30, 1999 and 1998 consists of the following:

                                                                                       1999         1998
                                                                                   ------------  -----------
12% senior notes payable due the earlier of April 30, 2000 or upon the close of a
  public sale of the Company's common stock......................................  $  2,016,000           --
Non-interest bearing note payable to ProSoft I-Net Solutions, Inc. under license
  agreements, maturing through October 15, 1998..................................            --    1,100,000
Non-interest bearing note payable to ProSoft I-Net Solutions, Inc. under license agreements, payable in quarterly principal and interest installments of
  $200,000 and maturing through December 31, 1999................................            --    1,287,622
Non-interest bearing note payable to an officer and shareholder, due within 10
  days of the close of bridge financing..........................................         1,799       32,429
                                                                                   ------------  -----------
                                                                                      2,017,799    2,420,051
Less current portion.............................................................     2,017,799   (2,052,159)
                                                                                   ------------  -----------
                                                                                   $         --      367,892
                                                                                   ------------  -----------
                                                                                   ------------  -----------

    During the period from March 4, 1998 (inception) through June 30, 1998, an officer and shareholder loaned the Company $132,429 of which $100,000 was converted into a capital contribution in June 1998. During the year ended June 30, 1999, the Company repaid $30,630 of the note payable.

    The non-interest bearing note payable to ProSoft I-Net Solutions, Inc. under license agreements due December 31, 1999, is net of imputed interest of $112,378 at June 30, 1998.

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8) CONVERTIBLE DEBENTURES AND NOTES PAYABLE (CONTINUED)
    In August 1998, the notes payable agreements to ProSoft I-Net Solutions, Inc. (ProSoft) aggregating $2,387,622 were amended whereby the scheduled principal payments of $2,100,000 and $400,000 due in fiscal years 1999 and 2000, were changed to $1,800,000 and $700,000, respectively. During the year ended June 30, 1999, the Company repaid $700,000 of the notes payable to ProSoft. In December 1998, ProSoft released the Company of its remaining obligation under the notes payable agreements. As of December 1998, the Company recognized $35,488 of imputed interest as interest expense. The remaining imputed interest balance was expensed upon extinguishment of the debt in December 1998. Additionally, Michael Khaled and Scott Beebe, who personally guaranteed repayment of the Company's obligations to ProSoft, paid ProSoft $200,000 in the aggregate to terminate their individual personal guarantees of the notes payable which was recorded as a capital contribution upon extinguishment of debt. Accordingly, the Company recognized $1,653,232 as gain on extinguishment of debt during the year ended June 30, 1999.

(9) STOCKHOLDERS' EQUITY

    During the period March 4, 1998 (inception) through June 30, 1998, the Company issued 1,645,455 shares of common stock valued at $362,000 to certain officers and employees in exchange for compensation. The shares vested immediately upon grant. In April 1998, the Company granted 100,000 shares of common stock under a consulting agreement in exchange for services valued at $22,000. Compensation expense of $7,920 was recognized for the value of the shares which vested immediately upon grant. Under the agreement, the Company may repurchase up to 64,000 shares of the common stock issued to the consultant. The shares eligible for repurchase vest ratably over a 24 month period upon performance of services under the consulting agreement. Deferred compensation of $14,080 was recorded in the accompanying consolidated statement of changes in shareholders' deficit to reflect the unearned compensation. During the period March 4, 1998 (inception) through June 30, 1998, 8,000 of the shares eligible for repurchase vested resulting in $1,760 of compensation. During the year ended June 30, 1999, 8,000 of the shares eligible for repurchase vested and the consulting agreement was subsequently canceled. As a result, $1,760 of additional compensation was recorded and the 48,000 remaining unvested common shares were forfeited.

    In June 1998, the Company issued 100,000 shares of common stock to an employee in exchange for services valued at $100,000. Half of the shares vested on July 1, 1998 with the remaining shares vesting ratably over a 12 month period. Accordingly, deferred compensation of $100,000 was recorded at June 30, 1998. During the year ended June 30, 1999, the 100,000 shares vested resulting in compensation of $100,000.

    During the period March 4, 1998 (inception) through June 30, 1998, Michael Khaled, Don Danks and Lynn Turnbow, shareholders of the Company, paid, on behalf of the Company, $400,000 of the scheduled payments under the $3,000,000 notes payable to ProSoft in exchange for 600,000 shares of common stock valued at $400,000.

    In March 1998, an officer and shareholder of the Company, Keith Freadhoff, loaned the Company $100,000. In June 1998, the note was contributed to capital.

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) STOCKHOLDERS' EQUITY (CONTINUED)
    In June 1998, $184,000 of notes payable to third parties was converted into 184,000 shares of common stock valued at $185,333, including $1,533 of accrued interest.

    During the period March 4, 1998 (inception) through June 30, 1998, the Company sold 1,057,545 shares of common stock for $503,000 in cash. In June 1998, the Company sold 73,000 units in exchange for $146,000. In July 1998 through September 1998, the Company sold 949,800 units in exchange for $1,899,600. Each unit consisted of one share of common stock and one warrant to purchase an equivalent number of shares of common stock at an exercise price of $4.00. The warrants were exercisable at any time prior to September 1, 1998. The estimated fair value of the warrants on the date of the grant was estimated to be $.02 using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.16%; volatility of 100%; and an expected life of two months. The warrants were subsequently repriced to $2.00 per share and the exercise date was extended to October 1, 1998. The estimated fair value of the warrants on the date of repricing remained consistent with the fair value on date of grant. In October 1998, 132,100 warrants were exercised to purchase 132,100 shares of common stock generating proceeds of $264,200.

    During the year ended June 30, 1999, the Company issued warrants as consideration for various consulting fees and debt issue costs associated with the convertible debentures. The warrants were exercisable within two years from the dates of issuance. The fair value of the warrants on the dates of issuance was estimated to be $2,277,475 using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5%; volatility of 100% and an expected life of 2 years. Accordingly, compensation expense of $1,779,950, debt issuance costs of $165,100 and interest expense of $332,425 was recorded in the accompanying consolidated financial statements.

    During the year ended June 30, 1999, the Company issued 366,500 shares of common stock valued at $989,500 as payment of consulting and legal services. In May 1999, the Company issued 35,000 shares of common stock valued at $105,000 to acquire internal-use software from UnitNetImaging (Shopping Planet). The value of the technology was capitalized in the accompanying consolidated financial statements.

    During March 1999, the Company issued 30,000 shares of common stock valued at $77,500 as payment of debt issuance costs associated with the issuance of $160,000 of notes payable.

    In November 1998, the Company entered into a settlement agreement with Michael Khaled, a shareholder of the Company, whereby four shareholders of the Company contributed 200,000 shares of common stock valued at $400,000 to Mr. Khaled. Additionally, the Company granted warrants to purchase 100,000 shares of common stock to Mr. Khaled and warrants to purchase 200,000 shares of common stock to the four shareholders who contributed their stock. The fair value of the warrants on the issuance date was estimated to be $420,000 using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5%; volatility of 100% and an expected life of 2 years. Accordingly, compensation expense of $820,000 was recognized in the accompanying consolidated financial statements.

    From March 1999 through May 1999, the Company sold 326,334 shares of common stock in exchange for cash of $979,000.

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    In April 1999, the Company issued 2,570 shares of common stock upon the cashless exercise of 25,000 warrants at an exercise price of $12.00 per share.

(10) STOCK OPTIONS

    In June 1998, the Board of Directors approved, for future grants, 500,000 options to acquire an equivalent number of shares of common stock at an exercise price of $1 per share to certain senior management. No options were granted as of June 30, 1998.

    In June 1998, the Board of Directors granted 100,000 options to acquire an equivalent number of shares of common stock at an exercise price of $6 per share as consideration for legal fees and recorded compensation for the fair value of the options aggregating $65,600. The options vest ratably as services are provided and expire on April 30, 2005. As of June 30, 1998, only a minimal amount of legal services had been provided under the agreement. During the year ended June 30, 1999, under the anti-dilution clause of the agreement, the number of options increased to 240,000 and the exercise price was decreased to $2.50 per share. As a result, additional compensation of $223,840 was recorded. The fair value of the options on the date of repricing was estimated using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5%; volatility of 100% and an expected life of 1.5 years.

    In June 1998, the Company granted a consultant 100,000 options to purchase an equivalent number of shares of common stock at an exercise price of $3.50 per share as compensation for services. The options vest upon the consultant achieving certain sales goals related to the sale of training courses under the ProSoft license agreement by June 1999. The options expire on June 1, 2003. As of June 30, 1998, no options had been earned under the agreement. The fair value of the options on the date of the grant was estimated to be $.59 per share using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.50%; volatility of 100%; and an expected life of 5 years. Subsequent to June 30, 1998, these options were canceled.


    In July 1998, the Board of Directors adopted the 1998 Stock Compensation Program ("Program") which consists of an Incentive Stock Option Plan, Non-Qualified Stock Option Plan, Restricted Share Plan, Employee Stock Purchase Plan, Non-Employee Director Stock Option Plan, Stock Appreciation Rights Plan and Other Stock Rights Plan. An aggregate of 1,000,000 shares were reserved for issuance under the Program. During the year ended June 30, 1999, the Company granted 998,301 options under the Program at exercise prices ranging from $2.17 to $5.34 per share. The weighted-average fair value of options granted during the year ended June 30, 1999 under the Program was $2.07 per share. As of June 30, 1999, 1,699 options were available for future grants. The Company applies APB Opinion No. 25 in accounting for stock options granted to employees. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below for the year ended June 30, 1999:



Net loss--as reported..........  $(8,829,091)
Net loss--pro forma............  (10,166,978)
                                 -----------
                                 -----------


    In December 1998, the Board of Directors adopted the 1998 Stock Option Plan for Senior Executives. An aggregate of 5,000,000 shares were reserved for issuance under the Plan. As of

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(10) STOCK OPTIONS (CONTINUED)

    June 30, 1999, 2,596,656 options had been granted under the Plan at an exercise prices ranging from $2.50 to $6.50 per share. Because the grant price is greater than the market prices of the Company's common stock on the date of grant, there was no intrinsic value on the date of grant. The shares begin vesting on January 1, 2000. Accordingly, compensation expense related to these stock option grants during the year ended June 30, 1999 is the same under APB 25 and SFAS 123. The weighted-average fair value of the options granted under the Plan during the year ended June 30, 1999 was $1.81 per share. As of June 30, 1999, there were 2,403,333 options available for future grants under the Plan.


    The following is a summary of stock option activity:


                                                                              WEIGHTED AVERAGE
                                                            NUMBER OF SHARES   EXERCISE PRICE
                                                            ----------------  -----------------
Balance at March 4, 1998..................................              --        $      --
Granted...................................................         200,000             4.75
                                                            ----------------
Balance at June 30, 1998..................................         200,000             4.75
Granted...................................................       3,734,968             3.85
Canceled..................................................        (100,000)            3.50
                                                            ----------------
Balance at June 30, 1999..................................       3,834,968             3.80
                                                            ----------------          -----
                                                            ----------------          -----


    The following table summarizes information about shares under option at June 30, 1999:


                               WEIGHTED-AVERAGE                                  WEIGHTED
                                  REMAINING         WEIGHTED                      AVERAGE
    RANGE OF        NUMBER       CONTRACTUAL         AVERAGE        NUMBER       EXERCISE
EXERCISE PRICES   OUTSTANDING        LIFE        EXERCISE PRICE   EXERCISABLE      PRICE
----------------  -----------  ----------------  ---------------  -----------  -------------
2$.46 to 3.71...   1,808,636       9.01 years       $    2.56        670,930     $    2.50
3.78 to 6.06...    1,824,406       9.53 years            4.76        212,880          4.11
6.15 to 7.75...      191,926       9.83 years            6.58         35,730          6.75
13.30..........       10,000       9.75 years           13.30            833         13.30
                  -----------                                     -----------
                   3,834,968                             3.80        920,373          3.05
                  -----------                           -----     -----------       ------
                  -----------                           -----     -----------       ------


(11) INCOME TAXES

    Income tax expense for the period March 4, 1998 (inception) through June 30, 1998 and the year ended June 30, 1999 represents the California state minimum franchise tax and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

    Income tax expense attributable to loss from operations during the year ended June 30, 1999 and the period March 4, 1998 (inception) through June 30, 1998, differed from the amounts computed

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(11) INCOME TAXES (CONTINUED)
    by applying the U.S. federal income tax rate of 34 percent to loss from operations as a result of the following:


                                                                       1999          1998
                                                                   -------------  -----------
Computed "expected" tax benefit..................................  $  (3,001,891)  (1,554,458)
Decrease (increase) in income taxes resulting from:                     (522,047)
State and local income tax benefit, net of federal effect........       (516,567)    (278,196)
Change in the valuation allowance for deferred tax assets........      3,491,687    1,859,974
Other............................................................         34,650      (26,520)
                                                                   -------------  -----------
  Income tax expense.............................................  $       2,400          800
                                                                   -------------  -----------
                                                                   -------------  -----------


    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1999 and 1998 are presented below:


                                                                       1999          1998
                                                                   -------------  -----------
Deferred tax assets:
  Net operating loss carryforwards...............................  $   3,497,161    1,669,316
  Stock compensation expense.....................................      1,287,652      179,872
  Intangible assets, principally due to differences in
    amortization.................................................         16,417       10,290
  Accounts receivable principally due to allowance for doubtful
    accounts.....................................................          1,200           --
  Accrued expenses...............................................        106,640           --
  Property and equipment, principally due to differences in
    depreciation.................................................             --          496
                                                                   -------------  -----------
    Total gross deferred tax assets..............................      5,359,070    1,859,974
    Less valuation allowance.....................................     (5,351,661)  (1,859,974)
Deferred tax liability:
  Property and equipment, principally due to differences in
    depreciation.................................................         (7,409)          --
                                                                   -------------  -----------
    Net deferred tax assets......................................  $          --           --
                                                                   -------------  -----------
                                                                   -------------  -----------



    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the schedule reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax assets, the Company will need to generate future taxable income of approximately $9,869,000 prior to the expiration of the carryforward period in 2014. Based on the projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences. Such potential future benefits have been fully reserved, and accordingly, there are no net deferred tax assets.

                        NETGATEWAY, INC. AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(11) INCOME TAXES (CONTINUED)

    As of June 30, 1999, the Company had approximately $3,947,161 of net operating loss carryforwards available for Federal and state income tax purposes, respectively, which expire 2014. The ultimate realization of the net operating loss carryforwards will be limited by Section 382 of the Internal Revenue Code as a result of a change of control.


(12) LEASE COMMITMENTS

    The Company has noncancelable operating leases for office space which expire at various dates through July 2001. Minimum annual commitments under noncancelable operates leases are $424,700, $237,300, $135,300 and $10,000 during the years ended June 30, 2000, 2001, 2002 and 2003, respectively. All other operating leases are month-to-month arrangements.

    Rent expense amounted to $115,237 and $18,367 during the year ended June 30, 1999 and during the period March 4, 1998 (inception) through June 30, 1998, respectively.

(13) SUBSEQUENT EVENTS


    In July 1999, the Board of Directors adopted the 1999 Stock Option Plan for Non-Executives. An aggregate of 2,000,000 shares were reserved for issuance under the Plan. From July 1, 1999 through August 10, 1999, the Company granted 367,266 options under the Plan at exercise prices ranging from $5.25 to $14.50 per share. The Company also granted 200,000 options under the 1998 Executive Plan in July 1999 at an exercise price of $8.18 per share.


    In July 1999, the Company entered into a Cable Reseller and Mall agreement with MediaOne of Colorado, Inc. (MediaOne) whereby the Company also issued to MediaOne 50,000 shares of common stock and warrants to purchase 200,000 shares of common stock. The exercise price of the warrants is dependent upon the market price of the Company's common stock on the date that the warrants are earned under certain performance criteria.


    From July 21, 1999 through August 18, 1999, the Company issued $503,000 of 12% senior notes payable which are due the earlier of April 30, 2000 or upon the close of a public sale of the Company's common stock and 50,300 shares of the Company's common stock in exchange for $503,000. The net proceeds were allocated to the notes payable and common stock based on their relative fair values.



(14) SUBSEQUENT EVENT--UNAUDITED



    From August 24, 1999 through September 24, 1999, the Company issued $3,075,500 of 12% senior notes payable which are due the earlier of April 30, 2000 or upon the close of a public sale of the Company's common stock and 307,550 shares of the Company's common stock in exchange for $3,075,500. The net proceeds were allocated to the notes payable and common stock based on their relative fair values.

                          INDEPENDENT AUDITORS' REPORT

The Members
Infobahn Technologies, LLC (dba Digital Genesis):

    We have audited the accompanying balance sheets of Infobahn Technologies, LLC (a limited liability company) (dba Digital Genesis) as of December 31, 1997 and 1996 and the related statements of operations, members' equity (deficit) and cash flows for the year ended December 31, 1997 and the period from February 2, 1996 (inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all materials respects, the financial position of Infobahn Technologies, LLC (a limited liability company) (dba Digital Genesis) as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the year ended December 31, 1997 and the period from February 2, 1996 (inception) through December 31, 1996 in conformity with generally accepted accounting principles.

KPMG LLP
Los Angeles, California
July 2,1999

                           INFOBAHN TECHNOLOGIES, LLC

                             (DBA DIGITAL GENESIS)

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996


                                                                                               1997        1996
                                                                                            ----------  ----------
                                                      ASSETS
Current assets:
  Cash....................................................................................  $    6,783       3,649
  Accounts receivable less allowance for doubtful accounts of $0 and $1,295 as of December
    31, 1997 and 1996 respectively........................................................      75,174      20,351
  Other current assets....................................................................       3,450       3,450
                                                                                            ----------  ----------
    Total current assets..................................................................      85,407      27,450
Property and equipment, net (note 3)......................................................      17,755       1,999
                                                                                            ----------  ----------
                                                                                            $  103,162      29,449
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                                    LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable........................................................................  $   19,387      11,179
  Accrued expenses........................................................................       2,398       1,955
  Deferred revenue........................................................................      37,666      25,787
                                                                                            ----------  ----------
    Total current liabilities.............................................................      59,451      38,921
                                                                                            ----------  ----------
Members' equity (deficit):
  Members' capital........................................................................      43,979      34,906
                                                                                            ----------  ----------
  Accumulated deficit.....................................................................        (268)    (44,378)
                                                                                            ----------  ----------
                                                                                                43,711      (9,472)
                                                                                            ----------  ----------
    Total members' equity (deficit).......................................................  $  103,162      29,449
                                                                                            ----------  ----------
                                                                                            ----------  ----------


                See accompanying notes to financial statements.

                           INFOBAHN TECHNOLOGIES, LLC

                             (DBA DIGITAL GENESIS)

                            STATEMENTS OF OPERATIONS

                YEAR ENDED DECEMBER 31, 1997 AND THE PERIOD FROM
             FEBRUARY 2, 1996 (INCEPTION) THROUGH DECEMBER 31, 1996

                                                                                               1997        1996
                                                                                            ----------  ----------
Service revenue...........................................................................  $  499,213     142,685
                                                                                            ----------  ----------
Operating expenses:
  Selling, general and administrative.....................................................     453,675     186,994
  Depreciation............................................................................       1,428          69
                                                                                            ----------  ----------
    Total operating expenses..............................................................     455,103     187,063
                                                                                            ----------  ----------
    Net income (loss).....................................................................  $   44,110     (44,378)
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                See accompanying notes to financial statements.

                           INFOBAHN TECHNOLOGIES, LLC

                             (DBA DIGITAL GENESIS)

                     STATEMENT OF MEMBERS' EQUITY (DEFICIT)

                YEAR ENDED DECEMBER 31, 1997 AND THE PERIOD FROM
             FEBRUARY 2, 1996 (INCEPTION) THROUGH DECEMBER 31, 1996

                                                                                                          TOTAL
                                                                                                        MEMBERS'
                                                                            MEMBERS'    ACCUMULATED      EQUITY
                                                                             CAPITAL      DEFICIT       (DEFICIT)
                                                                           -----------  ------------  -------------
Capital contribution.....................................................   $  34,906            --        34,906
Net loss.................................................................          --       (44,378)      (44,378)
                                                                           -----------  ------------  -------------
Balance at December 31, 1996.............................................      34,906       (44,378)       (9,472)
Capital contribution.....................................................       9,073            --         9,073
Net income...............................................................          --        44,110        44,110
                                                                           -----------  ------------  -------------
Balance at December 31, 1997.............................................   $  43,979          (268)       43,711
                                                                           -----------  ------------  -------------
                                                                           -----------  ------------  -------------

                See accompanying notes to financial statements.

                           INFOBAHN TECHNOLOGIES, LLC

                             (DBA DIGITAL GENESIS)

                            STATEMENT OF CASH FLOWS

                YEAR ENDED DECEMBER 31, 1997 AND THE PERIOD FROM
             FEBRUARY 2, 1996 (INCEPTION) THROUGH DECEMBER 31, 1996

                                                                                                 1997       1996
                                                                                              ----------  ---------
Cash flows from operating activities:
  Net income (loss).........................................................................  $   44,110    (44,378)
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation............................................................................       1,428         69
    Allowance for doubtful accounts.........................................................          --      1,295
    Changes in assets and liabilities:
      Accounts receivable...................................................................     (54,823)   (21,646)
      Other current assets..................................................................          --     (3,450)
      Accounts payable......................................................................       8,208     11,179
      Accrued expenses......................................................................         443      1,955
      Deferred revenue......................................................................      11,879     25,787
                                                                                              ----------  ---------
        Net cash provided by (used in) operating activities.................................      11,245    (29,189)
Cash flows from investing activities--purchase of property and equipment....................     (17,184)    (2,068)
Cash flows from financing activities--Member contributions..................................       9,073     34,906
                                                                                              ----------  ---------
        Increase in cash....................................................................       3,134      3,649
Cash at beginning of period.................................................................       3,649         --
                                                                                              ----------  ---------
Cash at end of period.......................................................................  $    6,783      3,649
                                                                                              ----------  ---------
                                                                                              ----------  ---------

                See accompanying notes to financial statements.

                           INFOBAHN TECHNOLOGIES, LLC

                             (DBA DIGITAL GENESIS)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (A)  DESCRIPTION OF COMPANY

        Infobahn Technologies, LLC (dba Digital Genesis) (Digital Genesis or the Company) was formed on February 2, 1996 as a California limited liability company. The Company is primarily an internet consulting company, earning revenues from consulting services, website design and development and website hosting services. The Company is also engaged in developing electronic commerce applications.

   (B)  REVENUE RECOGNITION

        Consulting and website hosting revenue is recognized as services are performed. Website design and development revenue is recognized upon completion of the contract.

   (C)  PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following estimated useful lives of the assets, five years.

   (D)  INCOME TAXES

        Digital Genesis is a limited liability company taxed for Federal purposes as a partnership; therefore, the net earnings of the Company are included in the taxable income of its owners. The Company may be subject to income taxes in certain jurisdictions that impose unincorporated business or income taxes.

   (E)  FINANCIAL INSTRUMENTS

        The carrying values of cash, accounts receivable, accounts payable and accrued expenses at December 31, 1997 and 1996 approximated fair value due to the short maturity of those instruments. All financial instruments are held for purposes other than trading.

   (F)  COMPREHENSIVE INCOME

        SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130), establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The Company does not have components of other comprehensive income. Therefore, comprehensive income is the same as net income (loss) in 1997 and the period from February 2, 1996 (inception) through December 31, 1996.

   (G)  COSTS OF START-UP ACTIVITIES

        Pursuant to AICPA Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities," the Company expenses all of the costs of start-up activities as incurred.

                           INFOBAHN TECHNOLOGIES, LLC

                             (DBA DIGITAL GENESIS)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
   (H)  USE OF ESTIMATES

        Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) CONCENTRATION OF CREDIT RISK

The Company primarily provided consulting services to technology based businesses. The Company had three customers for which revenues exceeded 10% of total revenues in 1997, accounting for approximately 84% or $417,000 of total service revenue for the year ended December 31, 1997. The Company had two customers for which revenues exceeded 10% of total revenues in 1996, accounting for approximately 25% or $37,000 of total service revenue for the period from February 2, 1996 (inception) through December 31, 1996. In addition, the three customer accounted for 81% of accounts receivable at December 31, 1997. There were no customers which exceeded 10% of accounts receivable at December 31, 1996.

(3) PROPERTY AND EQUIPMENT

Property and equipment is stated at costs and consists of the following at December 31, 1997 and 1996:

                                                                               1997       1996
                                                                             ---------  ---------
Computer equipment.........................................................  $  19,252      2,068
Less accumulated depreciation..............................................      1,497         69
                                                                             ---------  ---------
                                                                             $  17,755      1,999
                                                                             ---------  ---------
                                                                             ---------  ---------

(4) OPERATING LEASES

The Company leased its office facilities under noncancellable operating leases, with the option to extend under month to month terms. As of December 31, 1997, there were no future minimum commitments under noncancelable leases.

    Rent expense was $43,800 and $28,093 during the year ended December 31, 1997 and the period from February 2, 1996 (inception) through December 31, 1996, respectively.

(5) SUBSEQUENT EVENTS

On June 2, 1998, Netgateway, Inc. acquired substantially all assets and assumed substantially all liabilities of the Company in exchange for 400,000 shares of Netgateway, Inc. common stock.

                           INFOBAHN TECHNOLOGIES, LLC

                             (DBA DIGITAL GENESIS)

                            UNAUDITED BALANCE SHEETS

                      MARCH 31, 1998 AND DECEMBER 31, 1997

                                                                                                1998       1997
                                                                                              ---------  ---------

                                                      ASSETS

Current assets:
    Cash....................................................................................  $   4,057      6,783
    Accounts receivable less allowance for doubtful accounts of $1,510 and $0 as of March
      31, 1998 and December 31, 1997, respectively..........................................     14,908     75,174
    Other current assets....................................................................     --          3,450
                                                                                              ---------  ---------
        Total current assets................................................................     18,965     85,407
Property and equipment net..................................................................     18,894     17,755
                                                                                              ---------  ---------
                                                                                              $  37,859    103,162
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                         LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
    Accounts payable........................................................................  $   1,962     19,387
    Accrued expenses........................................................................      9,083      2,398
                                                                                              ---------  ---------
        Total current liabilities...........................................................     11,045     21,785
Members' equity.............................................................................     26,814     81,377
                                                                                              ---------  ---------
                                                                                              $  37,859    103,162
                                                                                              ---------  ---------
                                                                                              ---------  ---------

           See accompanying notes to unaudited financial statements.

                           INFOBAHN TECHNOLOGIES, LLC
                             (DBA DIGITAL GENESIS)

              UNAUDITED STATEMENTS OF EARNINGS AND MEMBERS' EQUITY

                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                                                                 1998       1997
                                                                                              ----------  ---------
Service revenue (note 2)....................................................................  $   41,820     79,553

Operating expenses:
  Selling, general and administrative.......................................................      67,270     38,777
  Depreciation..............................................................................       1,113        207
                                                                                              ----------  ---------

    Total operating expenses................................................................      68,383     38,984
                                                                                              ----------  ---------

    Net income (loss).......................................................................     (26,563)    40,569

Members' equity, beginning of period........................................................      81,377     16,315

Member draws................................................................................     (28,000)   (17,200)

Members' equity, end of period..............................................................  $   26,814     39,684
                                                                                              ----------  ---------
                                                                                              ----------  ---------

           See accompanying notes to unaudited financial statements.

                           INFOBAHN TECHNOLOGIES, LLC
                             (DBA DIGITAL GENESIS)

                       UNAUDITED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                                                                 1998       1997
                                                                                              ----------  ---------
Cash flows from operating activities:
  Net income (Loss).........................................................................  $  (26,563)    40,569
  Adjustments to reconcile net income(loss) to net cash provided by operating activities:
    Depreciation............................................................................       1,113        207
    Changes in assets and liabilities:
      Accounts receivable...................................................................      60,266    (33,889)
      Other current assets..................................................................       3,450      3,450
      Accounts payable......................................................................     (17,425)     1,344
      Accrued expenses......................................................................       6,685      1,939
                                                                                              ----------  ---------

        Net cash provided by operating activities...........................................      27,526     13,620
                                                                                              ----------  ---------

Cash flows from investing activities--purchase of property and equipment....................      (2,252)       (69)
                                                                                              ----------  ---------

Cash flows from financing activities--member draws..........................................     (28,000)   (17,200)
                                                                                              ----------  ---------

        Decrease in cash....................................................................      (2,726)    (3,649)

Cash, beginning of period...................................................................       6,783      3,649
                                                                                              ----------  ---------

Cash, end of period.........................................................................  $    4,057         --
                                                                                              ----------  ---------
                                                                                              ----------  ---------

           See accompanying notes to unaudited financial statements.

                           INFOBAHN TECHNOLOGIES, LLC
                             (DBA DIGITAL GENESIS)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF COMPANY

    Infobahn Technologies, LLC dba Digital Genesis (Digital Genesis or the Company) was formed in February 1996 as a California limited liability company. The Company is primarily an internet consulting company, earning revenues from consulting services, website design & development and web hosting. The Company is also engaged in developing eCommerce applications.

REVENUE RECOGNITION

    Revenue generated from consulting services is recognized as services are performed.

INCOME TAXES

    Digital Genesis is a limited liability company taxed for Federal purposes as a partnership; therefore, the net earnings of the Company are included in the taxable income of its owners. The Company may be subject to income taxes in certain jurisdictions that impose unincorporated business or income taxes.

COMPREHENSIVE INCOME

    SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130) establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The Company does not have components of other comprehensive income. Therefore, comprehensive income is the same as net income for the three months ended March 31, 1998 and 1997.

COSTS OF START-UP ACTIVITIES

    Pursuant to AICPA Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities", the Company expenses all of the costs of start-up activities as incurred.

USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                           INFOBAHN TECHNOLOGIES, LLC
                             (DBA DIGITAL GENESIS)

              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

2. CONCENTRATION OF CREDIT RISK

    The Company primarily provided consulting services to technology based businesses. The following customers comprised more than 10% of total revenues, individually, during the three months ended March 31, 1998 and 1997.

                                                                                     1998         1997
                                                                                     -----        -----
Customer A......................................................................          17%          62%
Customer B......................................................................          37%          --
Customer C......................................................................          21%           2%

    Additionally, four customers accounted for 62% of accounts receivable at March 31, 1998 and two customers accounted for 70% of accounts receivable at March 31, 1997.

SUBSEQUENT EVENTS

    On June 2, 1998, Netgateway, Inc. acquired certain assets and liabilities of the Company, in exchange for 400,000 shares of Netgateway, Inc. common stock.

                                AUDITOR'S REPORT

To the Shareholders
of Spartan Multimedia Inc.

    I have audited the balance sheet of Spartan Multimedia Inc. as at August 31, 1998 and the statement of earnings and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

    I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In my opinion, these financial statements present fairly, in all material respects, the financial position of the company as at August 31, 1998 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in the United States.

                                          /s/ ALLAN HOGENSON
                                          --------------------------------------
                                          ALLAN HOGENSON

                                          Chartered Accountant

Calgary, Alberta
April 19, 1999

                            SPARTAN MULTIMEDIA INC.

                                 BALANCE SHEET

                                AUGUST 31, 1998
                             (IN CANADIAN DOLLARS)

                                           ASSETS
CURRENT
  Cash............................................................................  $  53,075
  Accounts receivable (Note 2)....................................................     39,042
                                                                                    ---------
                                                                                       92,117
CAPITAL (Note 3)..................................................................     10,714
                                                                                    ---------
                                                                                    $ 102,831
                                                                                    ---------
                                                                                    ---------

                                         LIABILITIES
CURRENT
  Accounts payable and accrued liabilities (Note 2)...............................  $  30,042
  Due to shareholders (Note 2)....................................................     24,030
                                                                                    ---------
                                                                                       54,072
                                                                                    ---------

                                    SHAREHOLDERS' EQUITY
SHARE CAPITAL (Note 4)............................................................    147,510
RETAINED EARNINGS (DEFICIT).......................................................    (98,751)
                                                                                    ---------
                                                                                       48,759
                                                                                    ---------
                                                                                    $ 102,831
                                                                                    ---------
                                                                                    ---------

APPROVED ON BEHALF OF THE BOARD:

__/s/ David Rosenthal__, Director
       David Rosenthal

__/s/ Jordi MacDonald__, Director
       Jordi MacDonald

                            SPARTAN MULTIMEDIA INC.

                  STATEMENT OF EARNINGS AND RETAINED EARNINGS

                       FOR THE YEAR ENDED AUGUST 31, 1998
                             (IN CANADIAN DOLLARS)

REVENUE...........................................................................  $  13,188
                                                                                    ---------

EXPENSES
  Advertising and promotion.......................................................     39,547
  Depreciation....................................................................      1,335
  Management fees.................................................................     53,674
  Office..........................................................................      4,299
  Postage and delivery............................................................        195
  Professional fees...............................................................      2,651
  Telephone.......................................................................      4,921
  Travel..........................................................................      5,317
                                                                                    ---------
                                                                                      111,939
                                                                                    ---------
NET EARNINGS (LOSS) and RETAINED EARNINGS
(DEFICIT), end of year............................................................  $ (98,751)
                                                                                    ---------
                                                                                    ---------

                            SPARTAN MULTIMEDIA INC.

                   STATEMENT OF CHANGES IN FINANCIAL POSITION

                       FOR THE YEAR ENDED AUGUST 31, 1998
                             (IN CANADIAN DOLLARS)

OPERATING ACTIVITIES
  Net earnings....................................................................  $ (98,751)
  Item not affecting cash
    Depreciation..................................................................      1,335
                                                                                    ---------
                                                                                      (97,416)
  Net change in non-cash working capital balances.................................     15,030
                                                                                    ---------
                                                                                      (82,386)
                                                                                    ---------
FINANCING ACTIVITIES
  Issuance of share capital.......................................................    147,510
                                                                                    ---------
INVESTMENT ACTIVITIES
  Purchase of capital assets......................................................    (12,049)
                                                                                    ---------
INCREASE IN CASH..................................................................     53,075
CASH, beginning of year...........................................................         --
                                                                                    ---------
CASH, end of year.................................................................  $  53,075
                                                                                    ---------
                                                                                    ---------

                            SPARTAN MULTIMEDIA INC.

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 31, 1998

1. SIGNIFICANT ACCOUNTING POLICIES

CAPITAL ASSETS

    Capital assets are recorded at cost and are depreciated using the following annual rates and methods:

           Computer equipment           30%          Declining balance

2. RELATED PARTY TRANSACTIONS

    During the year, the company had business transactions with its shareholders. The particulars of these transactions and balances owing from or to these shareholders for the year ended August 31 were as follows:

Transactions during the year:
  Management fees..................................................  $  51,357
  Computer equipment...............................................      9,000

Balances at end of year:
  Accounts receivable (share subscriptions)........................  $  37,500
  Accounts payable (management fees)...............................     14,000

    Amounts due to shareholders are non-interest bearing and are not subject to specified terms of repayment.

3. CAPITAL ASSETS

                                                                            1998
                                                            -------------------------------------
                                                                        ACCUMULATED    NET BOOK
                                                              COST     AMORTIZATION      VALUE
                                                            ---------  -------------  -----------
Computer equipment........................................  $  12,049    $   1,335     $  10,714

4. SHARE CAPITAL

AUTHORIZED

    Unlimited number of common shares

ISSUED

1,666,668 common shares...........................................  $ 147,510
                                                                    ---------
                                                                    ---------

5. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

    The year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date,

                            SPARTAN MULTIMEDIA INC.

                                AUGUST 31, 1998

5. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE (CONTINUED) resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other parties, will be fully resolved.

6. SUBSEQUENT EVENTS

    Effective November 1, 1998, an agreement was entered into between the shareholders of the company, Netgateway, Inc. and its wholly owned subsidiary, Storesonline.com Ltd. (Storesonline). All of the shares of the company were transferred to Storesonline on the effective date. The company will be amalgamated with Storesonline upon closing.

                            SPARTAN MULTIMEDIA INC.
                            UNAUDITED BALANCE SHEETS
                     NOVEMBER 30, 1998 AND AUGUST 31, 1998

                                                                                         NOVEMBER 30,  AUGUST 31,
                                                                                             1998         1998
                                                                                         ------------  ----------
                                                     ASSETS
Current
  Cash.................................................................................   $   12,245       53,075
  Accounts receivable..................................................................          695       39,042
                                                                                         ------------  ----------
                                                                                              12,940       92,117
Capital................................................................................        9,910       10,714
                                                                                         ------------  ----------
                                                                                          $   22,850      102,831
                                                                                         ------------  ----------
                                                                                         ------------  ----------
                                                   LIABILITIES
Current
  Accounts payable and accrued liabilities.............................................   $   11,643       30,042
  Due to shareholders..................................................................       24,030       24,030
  Due to Netgateway....................................................................        3,079           --
                                                                                         ------------  ----------
                                                                                              38,752       54,072
                                                                                         ------------  ----------
                                               SHAREHOLDERS EQUITY
Share Capital..........................................................................      147,510      147,510
Retained Deficit.......................................................................     (163,412)     (98,751)
                                                                                         ------------  ----------
                                                                                             (15,902)      48,759
                                                                                         ------------  ----------
                                                                                          $   22,850      102,831
                                                                                         ------------  ----------
                                                                                         ------------  ----------

           See accompanying notes to unaudited financial statements.

                            SPARTAN MULTIMEDIA INC.
             UNAUDITED STATEMENTS OF EARNINGS AND RETAINED EARNINGS
            FOR THE THREE MONTHS ENDED NOVEMBER 31, 1998 AND FOR THE
        PERIOD SEPTEMBER 19, 1997 (INCEPTION) THROUGH NOVEMBER 30, 1997

                                                                                                  1998       1997
                                                                                               ----------  ---------
Revenue......................................................................................  $    1,808         --
Expenses
  Advertising and promotion..................................................................      16,947         --
  Depreciation...............................................................................         804         --
  Management Fees............................................................................      39,067         --
  Office.....................................................................................       2,274         --
  Postage and Delivery.......................................................................         168         --
  Professional Fees..........................................................................         105         --
  Telephone..................................................................................       1,809         --
  Travel.....................................................................................       5,295         --
                                                                                               ----------  ---------
                                                                                                   66,469         --
                                                                                               ----------  ---------
Net Loss and Retained Deficit................................................................  $  (64,661)        --
                                                                                               ----------  ---------
                                                                                               ----------  ---------

           See accompanying notes to unaudited financial statements.

                            SPARTAN MULTIMEDIA INC.
             UNAUDITED STATEMENTS OF CHANGES IN FINANCIAL POSITION
            FOR THE THREE MONTHS ENDED NOVEMBER 31, 1998 AND FOR THE
        PERIOD SEPTEMBER 19, 1997 (INCEPTION) THROUGH NOVEMBER 30, 1997

                                                                                                1998       1997
                                                                                             ----------  ---------
Operating activities
  Net loss.................................................................................  $  (64,661)        --
  Item not affecting cash
    Depreciation...........................................................................         804         --
                                                                                             ----------  ---------
                                                                                                (63,857)        --
  Net change in non-cash working capital balances..........................................      23,027         --
                                                                                             ----------  ---------
                                                                                                (40,830)

Financing activities.......................................................................          --         --

Investment activities......................................................................          --         --
                                                                                             ----------  ---------

  Decrease in cash.........................................................................     (40,830)        --

Cash, beginning of period                                                                        53,075         --
                                                                                             ----------  ---------
Cash, end of period                                                                          $   12,245         --
                                                                                             ----------  ---------
                                                                                             ----------  ---------

                            SPARTAN MULTIMEDIA, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           NOVEMBER 30, 1998 AND 1997

                                  (UNAUDITED)

1. INCORPORATION

    The Company was incorporated under the Alberta Business Corporation Act on September 19, 1997 and commenced operations in December of 1997.

2. SIGNIFICANT ACCOUNTING POLICIES

CAPITAL ASSETS

    Capital assets are recorded at cost and are depreciated using the following annual rates and methods:

                                                                Declining
Computer Equipment..........................        30%           Balance

3. RELATED PARTY TRANSACTIONS

    During the three months ended November 30,1998, the Company had business transactions with its shareholders. The particulars of these transactions and balances owing from or to these shareholders were as follows:

    Transactions during the period:

Management Fees...........................................    $31,026

4. CAPITAL ASSETS

                                                                            COST     AMORTIZATION   NET BOOK VALUE
                                                                          ---------  -------------  ---------------
Computer equipment......................................................  $  12,049    $   2,139       $   9,910

5. SHARE CAPITAL

Authorized........................................................

Unlimited number of no par value common shares....................

Issued............................................................

1,666,668 common shares...........................................  $ 147,510
                                                                    ---------

6. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

    The year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                            SPARTAN MULTIMEDIA, INC.

                           NOVEMBER 30, 1998 AND 1997

                                  (UNAUDITED)

7. COMMITMENTS

    Effective November 1, 1998, an agreement was entered into between the shareholders of the company, Netgateway, Inc. and its wholly owned subsidiary, Storesonline.com Ltd (Storesonline). All of the shares of the company were transferred to Storesonline on the effective date. The company will be amalgamated with Storesonline upon closing.

                        INDEPENDENT ACCOUNTANT'S REPORT


To the Board of Directors
Video Calling Card, Inc.

    We have audited the accompanying balance sheet of Video Calling Card, Inc. (a development stage company) as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity and cash flows for the period from inception (April 13, 1995) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Video Calling Card, Inc. (a development stage company) at December 31, 1997 and 1996 and the results of its operations and its cash flows for the period from inception (April 13, 1995) through December 31, 1997 in conformity with generally accepted accounting principles.


Ted A. Madsen, CPA
January 21, 1998
Salt Lake City, Utah

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                           DECEMBER 31, 1997 AND 1996

                                                                                               1997        1996
                                                                                            ----------  ----------
                                                      ASSETS
  Current Assets
    Cash..................................................................................  $    1,227  $      783
    Prepaid expenses......................................................................          --         400
    Loan receivable.......................................................................          --       2,500
                                                                                            ----------  ----------
      Total Current Assets................................................................       1,227       3,883
  Property & Equipment, less accumulated depreciation of $352 in 1996.....................          --       3,031
  Other Assets
    Organization costs, less accumulated amortization of $220 in 1997 and $140 in 1998....         180         260
                                                                                            ----------  ----------
      Total Other Assets..................................................................         180         260
                                                                                            ----------  ----------
TOTAL ASSETS..............................................................................  $    1,407  $    8,974
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                        LIABILITIES & STOCKHOLDERS' EQUITY
  Current Liabilities
    Accounts payable......................................................................  $    2,500  $       --
                                                                                            ----------  ----------
      Total Current Liabilities...........................................................       2,500          --

  Stockholders' Equity (Deficit)
    Common stock, authorized 25,000,000 shares at $.001 par value, issued and outstanding
      500,000 shares......................................................................         900         900
    Additional paid in capital............................................................      27,450      27,450
    (Deficit) Accumulated during development stage........................................     (29,443)    (21,376)
                                                                                            ----------  ----------
      Total Stockholders' Equity (Deficit)................................................      (1,093)      6,974
                                                                                            ----------  ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY..................................................  $    1,407  $    6,974
                                                                                            ----------  ----------
                                                                                            ----------  ----------

           See accountant's report and notes to financial statements.

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                                1997        1996
                                                                                              ---------  ----------
SALES
  Expenses
    Advertising.............................................................................  $      --  $    5,875
    Amortization............................................................................         80          80
    Bank charges............................................................................        119          89
    Depreciation............................................................................         --         352
    Production expenses.....................................................................         --       8,348
    Professional fees.......................................................................      4,350       1,663
    Rent and office expenses................................................................      1,200       3,596
    Taxes and licenses......................................................................        100         100
                                                                                              ---------  ----------
      Total Expenses........................................................................      5,849      19,903
                                                                                              ---------  ----------
(LOSS) FROM OPERATIONS......................................................................     (5,849)    (19,903)

OTHER INCOME (EXPENSE)
  Interest income...........................................................................        413          --
  Loss on sale of furniture & equipment.....................................................     (2,631)         --
                                                                                              ---------  ----------
      Total Other Income (Expense)..........................................................     (2,218)         --
                                                                                              ---------  ----------
NET (LOSS)..................................................................................  $  (8,067) $  (19,903)
                                                                                              ---------  ----------
                                                                                              ---------  ----------


           See accountant's report and notes to financial statements.

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998


                                                                                                1997        1998
                                                                                              ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss..................................................................................  $  (8,067) $  (19,803)
                                                                                              ---------  ----------
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization...........................................................         80         432
    Loss on sale of furniture and equipment.................................................      2,631          --
    (Decrease) in prepaid expenses..........................................................        400        (400)
    (Decrease) in loan receivable...........................................................      2,500      (2,500)
    Increase (Decrease) in accounts payable.................................................      2,500      (2,000)
                                                                                              ---------  ----------
  Total Adjustments.........................................................................      8,111      (4,465)
                                                                                              ---------  ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................................................         44     (24,371)
                                                                                              ---------  ----------
CASH FLOW FROM FINANCING ACTIVITIES
  Purchase of equipment & furniture.........................................................         --      (3,383)
  Proceeds from the sale of equipment.......................................................        400          --
                                                                                              ---------  ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................................................        400      (3,383)
                                                                                              ---------  ----------
  Net increase (Decrease) in Cash and Equivalents...........................................        444     (27,754)
  Cash and Equivalents, beginning of year...................................................        783      28,537
                                                                                              ---------  ----------
  Cash and Equivalents, end of year.........................................................  $   1,227  $      783
                                                                                              ---------  ----------
                                                                                              ---------  ----------


           See accountant's report and notes to financial statements

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' EQUITY

                   FROM DATE OF INCEPTION (APRIL 13, 1995) TO

                               DECEMBER 31, 1997


                                                                             COMMON STOCK
                                                                        ----------------------   PAID IN
                                                                         SHARES      AMOUNT      CAPITAL   (DEFICIT)
                                                                        ---------  -----------  ---------  ----------
Original shares issued for cash.......................................    800,000   $     600   $   5,400          --
Proceeds from stock offering..........................................    300,000   $     300      30,000          --
Stock offering costs..................................................         --   $      --       7,950          --
Net (Loss) From the Period of Inception (April 13, 1995) Through
  December 31, 1995...................................................         --   $      --          --  $   (1,473)
                                                                        ---------       -----   ---------  ----------
Balance December 31, 1995.............................................    900,000   $     900   $  27,450  $   (1,473)

Net (Loss) for the Year Ended December 31, 1996.......................         --          --          --  $  (19,803)
                                                                        ---------       -----   ---------  ----------
Balance December 31, 1996.............................................    900,000   $     900   $  27,450  $  (21,378)
Net (Loss) for the Year Ended December 31, 1997.......................         --   $      --   $      --  $   (8,087)
                                                                        ---------       -----   ---------  ----------
Balance December 31, 1997.............................................    900,000   $     900   $  27,450  $  (29,443)
                                                                        ---------       -----   ---------  ----------
                                                                        ---------       -----   ---------  ----------


           See accountant's report and notes to financial statements

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS


                           DECEMBER 31, 1997 AND 1996


1. NATURE OF BUSINESS

Video Calling Card, Inc. is a development stage company that was incorporated on April 13, 1995 under the laws of the State of Nevada. A development stage company is one in which most of the activities of the business are devoted to raising capital, developing markets, and starting production. The original business purpose of the Company was to engage in the marketing of a unique promotional video to businesses in use for marketing their products or services to select prospects. In 1997 the Company sold its assets associated with the video operation. The Company is now searching for new opportunities with potential for profit.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies are used by the Company in preparing and presenting its financial statements:

   A.  INCOME TAXES

       Although the Company recognizes the proper accounting for deferred income taxes pursuant to SFAS 109, the Company has determined that the tax loss generated in the years ended December 31, 1997 and 1996 is available for carry forward to future years. However, a deferred tax benefit has not been included in the financial statements because there is uncertainty regarding the realization of this tax benefit in the future.

   B.  ORGANIZATION COSTS AND AMORTIZATION

       At the time of incorporation the Company incurred organization costs of $400, in accordance with generally accepted accounting principles these costs are being amortized over sixty (60) months beginning April 13, 1995

   C.  STOCK OFFERING

       In order to raise capital in the State of Nevada of $30,000 the Company completed a securities offering on December 20, 1995 in which 300,000 shares of common stock were sold at $.10 per share. The net proceeds will be used for the purpose of marketing a unique new promotional video to businesses to use for marketing their products or services to select prospects.

       The offering costs, including selling costs, filing fees, and legal fees have been treated as a reduction in the paid in capital amounts of the corporation.

                        INDEPENDENT ACCOUNTANT'S REPORT


To the Board of Directors

Video Calling Card, Inc.

    We have audited the accompanying balance sheet of Video Calling Card, Inc. (a development stage company) as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the period from inception (April 13, 1995) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Video Calling Card, Inc. (a development stage company) at December 31, 1996 and 1995 and the results of of its operations and its cash flows for the period from inception (April 13, 1995) through December 31, 1996 in conformity with generally accepted accounting principles.


Ted A. Madsen, CPA
September 12, 1997
Salt Lake City, Utah

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                           DECEMBER 31, 1996 AND 1995

                                                                                                1996       1995
                                                                                             ----------  ---------
                                                      ASSETS
  Current Assets
    Cash...................................................................................  $      783  $  28,537
    Prepaid expenses.......................................................................         400         --
    Loan receivable........................................................................       2,500         --
                                                                                             ----------  ---------
      Total Current Assets.................................................................       3,683     28,537
  Property & Equipment, less accumulated depreciation of $352 in 1996......................       3,031         --
  Other Assets
    Organization costs, less accumulated amortization of $140 in 1996 and $60 in 1995......         260        340
                                                                                             ----------  ---------
      Total Other Assets...................................................................         260        340
                                                                                             ----------  ---------
TOTAL ASSETS...............................................................................  $    6,974  $  28,877
                                                                                             ----------  ---------
                                                                                             ----------  ---------

                                        LIABILITIES & STOCKHOLDERS' EQUITY
  Current Liabilities
    Accounts payable.......................................................................  $       --  $   2,000
                                                                                             ----------  ---------
      Total Current Liabilities............................................................          --      2,000

  Stockholders' Equity
    Common stock, authorized 25,000,000 shares at $.001 par value, issued and outstanding
      900,000 shares.......................................................................         900        900
    Additional paid in capital.............................................................      27,450     27,450
    (Deficit) accumulated during development stage.........................................     (21,376)    (1,473)
                                                                                             ----------  ---------
      Total Stockholders' Equity (Deficit).................................................       6,974     26,877
                                                                                             ----------  ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY...................................................  $    6,974  $  28,877
                                                                                             ----------  ---------
                                                                                             ----------  ---------

           See accountant's report and notes to financial statements.

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

                         FOR THE PERIOD FROM INCEPTION
                   (APRIL 13, 1995) THROUGH DECEMBER 31, 1995
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                 1996       1995
                                                                                              ----------  ---------
SALES
  Expenses
    Advertising.............................................................................  $    5,675  $      --
    Amortization............................................................................          80         60
    Bank charges............................................................................          89         72
    Depreciation............................................................................         352         --
    Production expenses.....................................................................       8,348         --
    Professional fees.......................................................................       1,663      1,200
    Rent and office expenses................................................................       3,596         56
    Taxes and licenses......................................................................         100         85
                                                                                              ----------  ---------
      Total Expenses........................................................................      19,903      1,473
                                                                                              ----------  ---------
NET (LOSS) FROM OPERATIONS..................................................................  $  (19,903) $  (1,473)
                                                                                              ----------  ---------
                                                                                              ----------  ---------

           See accountant's report and notes to financial statements.

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS

                         FOR THE PERIOD FROM INCEPTION
                   (APRIL 13, 1995) THROUGH DECEMBER 31, 1995
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                                                1996       1995
                                                                                             ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss.................................................................................  $  (19,903) $  (1,473)
                                                                                             ----------  ---------
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization..........................................................         432         60
    (Increase) in prepaid expenses.........................................................        (400)        --
    (Increase) in loan receivable..........................................................      (2,500)        --
    (Increase) in other assets.............................................................          --       (400)
    Increase (decrease) in accounts payable................................................      (2,000)     2,000
                                                                                             ----------  ---------
  Total Adjustments........................................................................      (4,468)     1,660
                                                                                             ----------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES..................................................     (24,371)       187
                                                                                             ----------  ---------
CASH FLOW FROM FINANCING ACTIVITIES
  Purchase of equipment & furniture........................................................      (3,383)        --
  Net proceeds from issuance of common stock...............................................          --     28,350
                                                                                             ----------  ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES..................................................      (3,383)    28,350
                                                                                             ----------  ---------
  Net increase (decrease) in cash and equivalents..........................................     (27,754)    28,537
  Cash and equivalents, beginning of year..................................................      28,537         --
                                                                                             ----------  ---------
  Cash and equivalents, end of year........................................................  $      783  $  28,537
                                                                                             ----------  ---------
                                                                                             ----------  ---------


           See accountant's report and notes to financial statements

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' EQUITY

                           DECEMBER 31, 1996 AND 1995

                                                                           COMMON STOCK
                                                                      ----------------------   PAID IN   ACCUMULATED
                                                                       SHARES      AMOUNT      CAPITAL    (DEFICIT)
                                                                      ---------  -----------  ---------  ------------
Original shares issued for cash.....................................    600,000   $     600   $   5,400           --
Proceeds from stock offering........................................    300,000   $     300      30,000           --
Stock offering costs................................................         --   $      --       7,950           --
Net (loss) from the period of inception (April 13, 1995) through
  December 31, 1995.................................................         --   $      --          --   $   (1,473)
                                                                      ---------       -----   ---------  ------------
Balance December 31, 1995...........................................     900,00   $     900   $  27,450   $   (1,473)
                                                                      ---------       -----   ---------  ------------
                                                                      ---------       -----   ---------  ------------

Net (Loss) for the Year Ended December 31, 1996.....................         --          --          --   $  (19,903)
                                                                      ---------       -----   ---------  ------------
Balance December 31, 1996...........................................    900,000   $     900   $  27,450   $  (21,376)
                                                                      ---------       -----   ---------  ------------
                                                                      ---------       -----   ---------  ------------

           See accountant's report and notes to financial statements

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

1. NATURE OF BUSINESS

    Video Calling Card, Inc. is a development stage company that was incorporated on April 13, 1995 under the laws of the State of Nevada. A development stage company is one in which most of the activities of the business are devoted to raising capital, developing markets, and starting production. The business purpose of the Company is to engage in the marketing of a unique new promotional video to businesses to use for marketing their products or services to select prospects.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following significant accounting policies are used by the Company in preparing and presenting its financial statements:

    A.  INCOME TAXES

       Although the Company recognizes the proper accounting for deferred income taxes pursuant to SFAS 109, the Company has determined that the tax loss generated in the years ended December 31, 1996 and 1995 is available for carry forward to future years. However, a deferred tax benefit has not been included in the financial statements because there is uncertainty regarding the realization of this tax benefit in the future.

    B.  ORGANIZATION COSTS AND AMORTIZATION

       At the time of Incorporation the Company incurred organization costs of $400. In accordance with generally accepted accounting principles these costs are being amortized over sixty (60) months beginning April 13, 1995.

    C.  STOCK OFFERING

       In order to raise capital in the State of Nevada of $30,000 the Company completed a securities offering on December 20, 1995 in which 300,000 shares of common stock were sold at $.10 per share. The net proceeds will be used for the purpose of marketing a unique new promotional video to businesses to use for marketing their products or services to select prospects.

       The offering costs, including selling costs, filing fees, and legal fees have been treated as a reduction in the paid in capital amounts of the corporation.

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            UNAUDITED BALANCE SHEET

                      MARCH 31, 1998 AND DECEMBER 31, 1997

                                                                                                     1998       1997
                                                                                                   ---------  ---------
ASSETS

  Current Assets

    Cash.........................................................................................  $     294  $   1,227
                                                                                                   ---------  ---------
      Total Current Assets.......................................................................  $     294  $   1,227

  Other Assets

    Organization costs, less accumulated amortization of $240 in 1998
      and $220 in 1997...........................................................................        160        180
                                                                                                   ---------  ---------
      Total Other Assets.........................................................................        160        180
                                                                                                   ---------  ---------
TOTAL ASSETS.....................................................................................  $     454  $   1,407
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            UNAUDITED BALANCE SHEET

                      MARCH 31, 1998 AND DECEMBER 31, 1997

                                                                                               1998        1997
                                                                                             ---------  ----------
LIABILITIES & STOCKHOLDERS DEFICIT

  Current Liabilities

    Accounts payable.......................................................................  $   2,500  $    2,500
                                                                                             ---------  ----------
      Total Current Liabilities............................................................      2,500       2,500

  Stockholders' Equity (Deficit)

    Common stock, authorized 25,000,000 shares at $.001 par value, issued and outstanding
      900,000 shares.......................................................................        900         900
    Additional paid in capital.............................................................     27,450      27,450
    (Deficit) Accumulated during development stage.........................................    (30,396)    (29,443)
                                                                                             ---------  ----------
      Total Stockholders Deficit...........................................................     (2,046)     (1,093)
                                                                                             ---------  ----------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT..................................................  $     454  $    1,407
                                                                                             ---------  ----------
                                                                                             ---------  ----------

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                       UNAUDITED STATEMENT OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                                                                   1998       1997
                                                                                                 ---------  ---------
SALES

  Expenses
    Amortization...............................................................................         20         20
    Bank Charges...............................................................................         30         30
    Professional Fees..........................................................................        903         --
    Real and office expense....................................................................         --        400
                                                                                                 ---------  ---------
      Total Expenses...........................................................................        953        450
                                                                                                 ---------  ---------
  (LOSS) FROM OPERATIONS.......................................................................       (953)      (450)

  OTHER INCOME (EXPENSE)
    Loss on sale of furniture & equipment......................................................         --     (2,631)
                                                                                                 ---------  ---------
      Total Other Income (Expense).............................................................         --     (2,631)
                                                                                                 ---------  ---------
  NET (LOSS)...................................................................................  $    (953)    (3,081)
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                       UNAUDITED STATEMENT OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                                                                   1998       1997
                                                                                                 ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss.....................................................................................  $    (953) $  (3,081)
  Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization............................................................         20         20
      Loss on sale of furniture and equipment..................................................         --      2,631
      (Decrease) in prepaid expenses...........................................................         --        400
                                                                                                 ---------  ---------
  Total Adjustments............................................................................         20      3,051
                                                                                                 ---------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES......................................................       (933)       (30)
                                                                                                 ---------  ---------
CASH FLOW FROM FINANCING ACTIVITIES............................................................
  Proceeds from the sale of equipment..........................................................         --        400
                                                                                                 ---------  ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES......................................................         --        400
                                                                                                 ---------  ---------
  Net Increase (Decrease) in Cash and Equivalents..............................................       (933)       370
  Cash and Equivalents, beginning of year......................................................      1,227        783
                                                                                                 ---------  ---------
  Cash and Equivalents, March 31st.............................................................  $     294  $   1,153
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                            VIDEO CALLING CARD, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY
                   FROM DATE OF INCEPTION (APRIL 13, 1995) TO
                                 MARCH 31, 1996

                                                                             COMMON STOCK
                                                                        ----------------------   PAID IN
                                                                         SHARES      AMOUNT      CAPITAL   (DEFICIT)
                                                                        ---------  -----------  ---------  ----------

Original shares issued for cash.......................................    600,000   $     600   $   5,400  $       --

Proceeds from stock offering..........................................    300,000   $     300   $  30,000  $       --

Stock offering costs..................................................         --   $      --   $   7,950  $       --

Net (Loss) From the Period of Inception (April 13, 1995) Through
  December 31, 1995...................................................         --   $      --   $      --  $   (1,473)
                                                                        ---------       -----   ---------  ----------

Balance December 31, 1995.............................................    900,000   $     900   $  27,450  $   (1,473)

Net (Loss) for the Year ended December 31, 1996.......................         --   $      --   $      --  $  (19,903)
                                                                        ---------       -----   ---------  ----------

Balance December 31, 1996.............................................    900,000   $     900   $  27,450  $  (21,376)

Net (Loss) for the Three Months ended March 31, 1997..................         --   $      --   $      --  $   (3,081)
                                                                        ---------       -----   ---------  ----------

Balance March 31, 1997................................................    900,000   $     900   $  27,450  $  (24,457)

Net (Loss) for the Nine Months ended December 31, 1997................         --   $      --   $      --  $   (4,986)
                                                                        ---------       -----   ---------  ----------

Balance December 31, 1997.............................................    900,000   $     900   $  27,450  $  (29,443)

Net (Loss) for the Three Months ended March 31, 1995..................         --   $      --   $      --  $     (953)
                                                                        ---------       -----   ---------  ----------

Balance March 31, 1996................................................        900   $     900   $  27,450  $  (30,396)
                                                                        ---------       -----   ---------  ----------
                                                                        ---------       -----   ---------  ----------

                            VIDEO CALLING CARD, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

1. NATURE OF BUSINESS

Video Calling Card, Inc. is a development stage company that was incorporated on April 13, 1995 under the laws of the State of Nevada. A development stage company is one in which most of the activities of the business are devoted to raising capital, developing markets, and starting production. The original business purpose of the Company was to engage in the marketing of a unique promotional video to businesses to use for marketing their products or services to select prospects. In 1997 the Company sold its assets associated with the video operation. The Company is now searching for new opportunities with potential for profit.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies are used by the Company in preparing and presenting its financial statements:

   A.  INCOME TAXES

       Although the Company recognizes the proper accounting for deferred income taxes pursuant to SFAS 109, the Company has determined that the tax loss generated in the years ended December 31, 1997 and 1996 is available for carry forward to future years. However, a deferred tax benefit has not been included in the financial statements because there is uncertainty regarding the realization of this tax benefit in the future.

   B.  ORGANIZATION COSTS AND AMORTIZATION

       At the time of incorporation the Company incurred organization costs of $400. In accordance with generally accepted accounting principles these costs are being amortized over sixty (60) months beginning April 13, 1995.

   C.  STOCK OFFERING

       In order to raise capital in the State of Nevada of $30,000 the Company completed a securities offering on December 20, 1995 in which 300,000 shares of common stock were sold at $.10 per share. The net proceeds will be used for the purpose of marketing a unique new promotional video to businesses to use for marketing their products or services to select prospects.

       The offering costs, including selling costs, filing fees, and legal fees have been treated as a reduction in the paid in capital amounts of the corporation.

                               INSIDE BACK COVER



    Graphical depictions of the present business of customers of Netgateway, the ICC Framework, supplies and customer interfaces, functional components offered by Netgateway, and customers and suppliers. Text reads as follows:



        "The Internet Commerce Center-TM-. Plug into the proven system that has been refined through countless applications.



        "Every business is now challenged by the immense opportunity of eCommerce. But what is the best way to extend an enterprise to this new way of doing business?



        "Every eCommerce transaction requires user interfaces. Netgateway-TM-customizes its existing software to the company's specifications.



        "The existing business is now electronically wrapped within the ICC-TM-. It acts as the "hub" of the system.



        "Now Netgateway introduces and further customizes components of the ICC-TM- that give the enterprise its unique eCommerce capability.



        The enterprise with the ICC-TM- can now establish links, or "spokes" to suppliers and customers with special protocols that enable entities to do business electronically."

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE SALE OF THE SHARES OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.



                                NETGATEWAY, INC.



                                     [LOGO]

    UNTIL       , 1999 ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by Netgateway in connection with the issuance and distribution of the securities being offered hereby, excluding the underwriters' discounts and commissions (items marked with an asterisk (*) represent estimated expenses):


SEC Registration Fee..............................................  $  12,909
Legal Fees and Expenses...........................................    225,000*
Blue Sky Fees (including counsel fees)............................     40,000*
NASD Filing Fees..................................................     30,000*
NASDR Fees........................................................      5,144
Accounting Fees and Expenses......................................    100,000*
Transfer Agent and Registrar Fees.................................     10,000*
Printing and Engraving Expenses...................................     75,000*
Miscellaneous.....................................................     31,947*
                                                                    ---------
      Total.......................................................  $ 530,000*
                                                                    ---------
                                                                    ---------


ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. Our Certificate of Incorporation includes the following language:

    "The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of Subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware as the same may be amended and supplemented."

    Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of Netgateway, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful.

    Article VII, Section 7 of the by-laws of Netgateway provides as follows:

        "The corporation shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware."

    Article EIGHTH of the certificate of incorporation of Netgateway, as amended, permits indemnification of, and advancement of expenses to, among others, officers and directors of Netgateway. Such Article provides as follows:

        "(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in paragraph (c) of this Article EIGHTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

        "(b) The right to indemnification conferred in paragraph (a) of this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article EIGHTH or otherwise.

        "(c) The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article EIGHTH shall be contract rights. If a claim under paragraph (a) or (b) of this Article EIGHTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise, shall be on the Corporation.

        "(d) The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        "(e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

        "(f) The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

        "(g) Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Netgateway pursuant to the foregoing provisions or otherwise, Netgateway has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement for certain provisions regarding indemnification of Netgateway, its officers and directors, the Underwriters, and any controlling persons by the Underwriters against certain liabilities for information furnished by the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below in chronological order is information regarding the numbers of shares of common stock sold by Netgateway, the number of options issued by Netgateway, and the principal amount of debt instruments issued by Netgateway since March 4, 1998 (inception), the consideration received by Netgateway for such shares, options and debt instruments and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. Except as otherwise indicated, no sales of securities involved the use of an underwriters and no commissions were paid in connection with the sale of any securities.

    From Netgateway's inception on March 4, 1998 through June 2, 1998, Netgateway issued to its founding stockholders a total of 2,800,000 shares of common stock at a price of $.001 per share.

    From Netgateway's inception on March 4, 1998 to June 30, 1998, Netgateway issued 600,000 shares of common stock to several of its existing stockholders in order to reimburse such stockholders for satisfying $400,000 of obligations of Netgateway. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. Each of these stockholders were "accredited investors" as defined in Rule 501 under the Securities Act.

    In April 1998, Netgateway issued 1,000,000 shares of common stock to S.T.E.P.S., Inc., the primary stockholder of which is Scott Beebe, a Director of Netgateway, in connection with the granting by Steps to Netgateway of a sublicense relating to proprietary courseware. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In April 1998, Netgateway issued 1,900,000 shares of common stock to Vision Holdings, Inc. as consideration of the cancellation of $300,000 of indebtedness owed by Netgateway to Vision. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In April 1998, Netgateway issued 100,000 shares of common stock to Eric Richardson in payment for legal consulting services. Of such shares of common stock, 36,000 vested immediately and 64,000 vested upon performance of consulting services by Mr. Richardson. An aggregate of 52,000 shares of common stock were issued to Mr. Richardson pursuant to this arrangement. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In June 1998, Netgateway issued 100,000 shares to Alex Chafetz, an employee of Netgateway, in payment for services. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In June 1998, Netgateway issued 184,000 shares of common stock to unaffiliated third party creditors of Netgateway as consideration of the cancellation of $185,333 of indebtedness owed by Netgateway to such creditors. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On June 2, 1998, Netgateway issued 400,000 shares of common stock (including contingent issuances) in connection with the acquisition of Digital Genesis. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In June 1998, Netgateway closed a private offering of 687,000 shares of its common stock. The shares were sold at the price of $1.00 per share, resulting in gross proceeds of $687,000. Each of the investors agreed to acquire the shares for investment purposes only and not with a view to distribution. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. Of the investors in the offering 16 were "accredited investors" as defined in Rule 501 under the Securities Act and 11 were not accredited investors.

    In connection with the Legal Fees Services Option Agreement, dated as of June 3, 1998 with Nida & Maloney P.C., Netgateway issued to such firm options to purchase 100,000 shares of common stock (subsequently adjusted through certain antidilution provisions to be 240,000 shares of common stock) at a strike price of $2.50 per share. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    During the period from July 1998 through March 1999, Netgateway granted to its employees stock options exercisable for an aggregate of 1,317,559 shares of common stock at prices ranging from $2.17 to $5.34 per share.

    In July 1998, Netgateway closed a private offering of 1,022,800 units, each unit consisting of one share of common stock and one common stock purchase warrant entitling the holder to acquire one share of common stock at a price of $4.00 per share (subsequently repriced to $2.00 per share). The units were sold at $2.00 per unit. These warrants were exercisable through September 30, 1998, but were extended through October 30, 1998. Warrants exercisable for an aggregate of 132,100 shares were exercised prior to expiration of the warrants. The certificates evidencing the securities underlying the units were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of
Section 4(2) of the Securities Act and the rules promulgated thereunder. Of the investors in the offering 75 were "accredited investors" as defined in Rule 501 under the Securities Act and 22 were not accredited investors.

    In connection with the Consulting and Advisory Agreement, dated October 20, 1998, with Burchmont Equities Group, Inc., Netgateway issued 100,000 shares of common stock the Burchmont Equities Group, Inc. in payment for advisory services. The shares will vest upon the happening of all of the following events: (1) Netgateway becomes listed on the Nasdaq SmallCap Market, (2) Netgateway files a Registration Statement on Form S-1 for its existing shares including these shares, and (3) Netgateway files a Form 10 and becomes a 12(g) reporting company.


    On October 20, 1998, Netgateway issued warrants exercisable for an aggregate of 225,000 shares of common stock to Dean Dumont and 75,000 shares of common stock to Maylena Burchmont in payment of consulting services. The certificates evidencing the warrants and any securities underlying the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of
Section 4(2) of the Securities Act and the rules promulgated thereunder.


    On October 21, 1998, Netgateway issued warrants exercisable for an aggregate of 300,000 shares of common stock to Howard Effron in payment of consulting services. The certificates evidencing the warrants and any securities underlying the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.


    In connection with a Consulting and Advisory Agreement with Richard Berns, on October 21, 1998, Netgateway issued 25,000 shares of common stock in payment of advisory services. The certificates evidencing the securities underlying the units were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.


    In payment for merger and acquisition advisory services related to the acquisition of Spartan Multimedia, in November 1998, Netgateway issued 10,000 shares of common stock to the Chaffetz Family Trust. The certificates evidencing the securities underlying the units were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On November 20, 1998, Netgateway issued warrants exercisable for an aggregate of (i) 50,000 shares to each of Keith D. Freadhoff, Scott Beebe, Donald D. Danks, and Michael Vanderhoff and

(ii) 100,000 shares to Michael Khaled. The certificates evidencing the warrants and any securities underlying the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On November 20, 1998, Netgateway issued warrants exercisable for an aggregate of 100,000 shares to Ronald Spire in payment for consulting services. The certificates evidencing the warrants and any securities underlying the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with the Consulting and Advisory Agreement, dated November 1, 1998, with North Coast Securities Corp., Netgateway issued 10,000 shares of common stock to North Coast Securities Corp. in payment for for advisory services. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of
Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with a Consulting and Advisory Agreement with Gerold Czuchna, on December 14, 1998, Netgateway issued 5,000 shares of common stock in payment of advisory services. The certificates evidencing the securities underlying the units were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with the Consulting Agreement, dated as of December 24, 1998, between Netgateway, Inc. and Glashow Associates LLC, Netgateway issued 170,000 shares of common stock and warrants exercisable for an aggregate of 150,000 shares to such firm in payment for consulting services. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with acquisition of Spartan Multimedia, in January 1999, StoresOnline.com Ltd. issued 371,429 shares of class B common stock, each of which is convertible into one share of Netgateway common stock. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with the Consulting Agreement, dated as of January 26, 1999, with Stock Maker, Inc., Netgateway issued 40,000 shares to such firm in payment for advisory services. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. This consulting agreement was terminated in June 1999 and Stock Maker returned these shares to the authorized, but unissued, common stock of Netgateway.

    In connection with Netgateway's then pending private offering of convertible debentures, on February 1, 1999, Netgateway issued warrants exercisable for an aggregate of (i) 129,000 shares to Dean Dumont,(ii) 12,750 shares to Todd Torneo, (iii) 3,000 shares to Tradeway Securities Group, (iv) 4,250 to John Borcich, (v) 66,800 shares to Y2K Capital, (vi) 35,000 to Roxanne Melotte, and
(vii) 32,500 shares to Michael Vanderhoff. The certificates evidencing the warrants and any securities underlying the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In payment for financial consulting services, on February 15, 1999, Netgateway issued an aggregate of 30,000 shares of common stock to two individuals. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of
Section 4(2) of the Securities Act and the rules promulgated thereunder. These shares were subsequently returned to the authorized, but unissued, common stock of Netgateway.


    In March 1999, Netgateway closed a private offering of $1 million principal amount of convertible debentures for gross proceeds of $1 million. The debentures are convertible into shares of common stock at the conversion price of $2.50 per share. These debentures mature December 31, 1999. The certificates evidencing debentures, as well as any shares of common stock issued upon the conversion thereof, were appropriately legended. In the opinion of Netgateway, the offer and the sale of the debentures was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. All of the investors in the offering were "accredited investors" as defined in Rule 501 under the Securities Act.


    On March 5, 1999, Netgateway issued an aggregate of 30,000 shares of common stock in order to induce Joseph Py and Robert Ciri to make loans to Netgateway. The certificates evidencing debentures, as well as any shares of common stock issued upon the conversion thereof, were appropriately legended. In the opinion of Netgateway, the offer and the sale of the debentures was exempt by virtue of
Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On March 17, 1999, Netgateway issued warrants exercisable for an aggregate of 25,000 shares of common stock to XOOM.com, Inc. These warrants were exercisable at $12.00 per share and were exercisable on a cashless basis. The warrants were exercised in full on a cashless basis on April 14, 1999 for an aggregate of 2,570 shares of common stock. The certificates evidencing the warrants, as well as any shares of common stock issued upon the exercise thereof, were appropriately legended. In the opinion of Netgateway, the offer and the sale of the debentures was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On March 31, 1999, Netgateway issued 600 shares of common stock to Steve Jorgenson, a professional golfer, in connection with Mr. Jorgenson acting as a spokesman for Netgateway.

    In April 1999, Netgateway closed a private offering of 329,000 shares of its common stock. The shares were sold at the price of $3.00 per share, resulting in gross proceeds of $987,000. Each of the investors agreed to acquire the shares for investment purposes only and not with a view to distribution. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. All of the investors in the offering were "accredited investors" as defined in Rule 501 under the Securities Act.

    On April 1, 1999, Netgateway issued warrants exercisable for an aggregate of 5,000 shares of common stock to Andrew Glashow in order to induce such individual to make a loan to Netgateway. The certificates evidencing the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On April 1, 1999, Netgateway issued warrants exercisable for an aggregate of 26,050 shares of common stock to Richard Berns in connection with Netgateway's convertible debenture private offering. The certificates evidencing the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.


    On May 18 and June 4, 9, and 22, 1999, Netgateway closed a private offering of an aggregate of 57.6 units, and in August and on September 24, 1999 Netgateway conducted another closing of this offering of 71.57 units, in each case each unit consisting of $50,000 principal amount of Series A 12% Senior Notes due 2000 and 5,000 shares of common stock. The notes mature on the earlier of April 30, 2000 and the date of the closing of this offering. The units were sold at the price of $50,000 per unit, resulting in gross proceeds of $6,608,500. Each of the investors agreed to acquire the shares for investment purposes only and not with a view to distribution. The certificates evidencing the securities underlying the units were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. All of the investors in the offering were "accredited investors" as defined in Rule 501 under the Securities Act. In addition, in connection with this private offering, Netgateway granted to Cruttenden Roth and the other agents responsible for placing such securities warrants exercisable for an aggregate of 147,750 shares of common stock at an exercise price of $10.00 per share.



    In June 1999, Netgateway issued to Nida & Maloney, a law firm, three units identical to the units described in the immediately preceding paragraph, in satisfaction of its obligation for legal fees.



    On May 3, 1999, Netgateway issued warrants exercisable for an aggregate of 5,000 shares of common stock to GMR for consulting services. The certificates evidencing the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.



    On May 15, 1999, Netgateway issued to Shopping Planet 35,000 shares of common stock in connection with the acquisition by Netgateway of the technology of Shopping Planet.



    In October 1999, Netgateway issued to each of Keith D. Freadhoff, its Chairman of the Board of Directors, Donald M. Corliss, its President, and David Bassett-Parkins, its Chief Financial and Chief Operating Officer, 400,000 shares of common stock, subject to forfeiture in exchange for options granted to such individuals under its existing stock option plans.



    In October 1999, Netgateway issued an aggregate of 962,444 shares of common stock upon the exercise on a cashless basis of an aggregate of 1,184,730 warrants then outstanding.


    Each of such transactions was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) and/or Section 3(b) of the Securities Act. Each purchaser of the securities described below has represented that he/she/it understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.

ITEM 16. EXHIBITS

    (a) The following exhibits are filed herewith:


EXHIBIT NO.
-----------
    1.1**    Form of Underwriting Agreement

    3.1**    Certificate of Incorporation

    3.2      Bylaws

    4.1**    Form of Representatives' Warrant

    4.2*     Form of Common Stock Certificate

    5.1*     Opinion of Brock Silverstein LLC

   10.1**    Form of Employment Agreement, dated as of January 1, 1999, between Netgateway, Inc. and Keith D.
             Freadhoff

EXHIBIT NO.
-----------
   10.2**    Form of Employment Agreement, dated as of January 1, 1999, between Netgateway, Inc. and Donald M.
             Corliss, Jr.

   10.3**    Form of Employment Agreement, dated as of January 1, 1999, between Netgateway, Inc. and David
             Bassett-Parkins

   10.4**    Form of Employment Agreement, dated as of January 1, 1999, between Netgateway, Inc. and Hanh Ngo

   10.5**    Form of Employment Agreement, dated as of April 5, 1999, between Netgateway, Inc. and Craig Gatarz

   10.6**    1998 Stock Compensation Program

   10.7**    1998 Stock Option Plan for Senior Executives

   10.8**    Office Lease, dated as of June 26, 1998, between Netgateway, Inc. and Pacific Tower Associates

   10.9**    Form of Internet Data Center Services Agreement, between Netgateway, Inc. and Exodus Communications,
             Inc.

   10.10**   Form of Secured Convertible Debenture due December 31, 1999

   10.11**   Agreement and Plan of Reorganization, dated as of June 2, 1998, among Netgateway, Infobahn
             Technologies, LLC, Video Calling Card, Inc., the Netgateway Shareholders and the Video Majority
             Shareholder

   10.12**   Software Assignment and Grant Back Limited License Agreement, dated as of November 16, 1998, between
             Netgateway and Shopping Planet

   10.13**   Stock Purchase Agreement, dated as of November 1, 1998, among StoresOnline.com, Ltd., Netgateway,
             Inc. and the Selling Stockholders

   10.14**   Amendment to Stock Purchase Agreement, among StoresOnline.com, Ltd., Netgateway, Inc. and the Selling
             Stockholders

   10.15**   Form of Financial Consulting Agreement.

   10.16     Form of Series A 12% Senior Note due 2000

   10.17**   Letter Agreement, dated June 3, 1998, between Netgateway and Nida & Maloney, including Terms of
             Retention and Legal Fee Services Option

   10.18**   Consulting and Advisory Agreement, dated October 20, 1998, between Burchmont Equities Group, Inc. and
             Netgateway

   10.19**   Consulting and Advisory Agreement, dated November 1, 1998, between North Coast Securities Corp. and
             Netgateway

   10.20**   Consulting Agreement, dated December 24, 1998, between Netgateway and Glashow Associates

   10.21**   Consulting Agreement, dated July 1, 1999, between Netgateway and Glashow Associates LLC

   10.22**   Amended and Restated Subordinated Secured Promissory Note, dated August 28, 1998, from Admor Memory
             Corp. and Netgateway, including the Security Agreement, dated as of August 28, 1998, among Admor
             Memory Corp., Admor Memory, Ltd. and Netgateway

   10.23     Agreement, dated February 25, 1999, between Netgateway, Inc. and Xoom.com

   10.24     Electronic Commerce Services Agreement, dated as of March 24, 1999, between Netgateway, Inc. and CB
             Richard Ellis

EXHIBIT NO.
-----------
   10.25     Reseller and Mall Agreement, dated as of May 20, 1999, among Netgateway, Inc., StoresOnline.com, Inc.
             and WirelessOne, Inc.

   10.26     Electronic Commerce Services Agreement, dated as of June 1999, between Netgateway, Inc. and Reliant
             Innovations, Inc.

   10.27     Cable Reseller and Mall Agreement, dated as of July 26, 1999, among StoresOnline.com, Inc.,
             Netgateway, Inc. and MediaOne of Colorado, Inc.

   10.28     Stock Purchase Agreement, dated as of July 16, 1999, between Netgateway, Inc. and MediaOne of
             Colorado, Inc.

   10.29     Distributor Mall/Storefront Agreement, dated as of August 25, 1999, between Netgateway, Inc. and
             BuySellBid.com, Inc.

   10.30     Joint Marketing and Promotion Agreement, dated August 25, 1999, between Netgateway, Inc. and
             BuySellBid.com, Inc.

   10.31     Cable Reseller and Mall Agreement, dated as of August 30, 1999 among Netgateway, Inc., StoresOnline and B2BStores.com, Inc.

   10.32     Electronic Commerce Services Agreement, dated as of July 28, 1999, between Netgateway, Inc. and
             B2BStores.com, Inc.

   10.33     Form of Employment Agreement between Netgateway, Inc. and Roy W. Camblin III

   10.34     Reseller and Mall Agreement dated as of July 27, 1999, among Frontiervision, Netgateway, Inc. and
             StoresOnline.com, Inc.

   10.35     1999 Stock Option Plan for Non-Executives.

   10.36     Employment Agreement, dated as of November 18, 1998, between Netgateway and Luis Marcelo Povalo

   10.37     Consulting Agreement, dated as of October 14, 1998, between Netgateway, Inc. and Richard A. Beras

   10.38     Letter, dated December 9, 1998, from Netgateway, Inc. to Jerry Czuchan

   10.39     Promissory Note, dated March 15, 1999, in the principal amount of $50,000 payable to Joseph Py

   10.40     Promissory Note, dated March 15, 1999, in the principal amount of $30,000 payable to Robert E. Ciri

   10.41     Common Stock Purchase Warrant, dated November 20, 1998, issued to Sean Beebe

   10.42     Common Stock Purchase Warrant, dated November 20, 1998, issued to Donald Danks

   10.43     Common Stock Purchase Warrant, dated November 20, 1998, issued to Keith D. Freadhoff

   10.44     Common Stock Purchase Warrant, dated November 20, 1998, issued to Michael V. Vanderhoof

   10.45     Master Trust--Oceangate Trust, dated as of December 10, 1998, among Keith Freadhoff, as the Trustee and the Beneficiaries

   10.46     Form of Individual Trust--Oceangate Trust, between Keith D. Freadhoff as Trustor, and Keith D.
             Freadhoff, as Trustee, for the benefit of the Beneficiary

   10.47     Courseware Reproduction License Agreement, dated as of October 29, 1997, between Prosoft I-Net
             Solutions, Inc. and S.T.E.P.S., as amended by Amendment No. 1 to the Courseware Reproduction License
             Agreement, and as amended by Amendment No. 2 to the Courseware Reproduction License Agreement

EXHIBIT NO.
-----------
   10.48     Assignment of License, dated as of April 1, 1998, between S.T.E.P.S. and Netgateway, Inc.

   10.49     Courseware Reproduction License Agreement, dated as of January 20, 1997, between Prosoft I-Net
             Solutions, Inc. and Training Resources International, Inc., as amended by Amendment No. 1 to the
             Courseware Reproduction License Agreement

   10.50     Sublicense Agreement, dated as of March 27, 1998 between Netgateway and Training Resources
             International, Inc.

   10.51     Settlement and Release Agreement, entered into April 19, 1999 among Prosoft Training.com (formerly
             Prosoft I-Net Solutions, Inc., Training Resources International, Inc., S.T.E.P.S., Netgateway, Inc.,
             Michael Khaled, Scott Beebe and Donald Danks

   10.52     Form of Employment Agreement, dated as of June 1, 1999 between Netgateway, Inc. and John Wendel

   23.1      Consent of KPMG LLP

   23.2      Consent of Wright Ford Young & Company

   23.3      Consent of Allan Hogenson, Chartered Accountant

   23.4      Consent of Ted A. Madsen, Certified Public Accountant

   23.5*     Consent of Brock Silverstein LLC (contained in the Opinion filed as Exhibit 5.1)

   24.1**    Power of Attorney

   24.3**    Power of Attorney of William Brock

   24.4      Power of Attorney of Roy W. Camblin III

   24.5      Consent of Roy W. Camblin III

   24.6      Consent of James Demetriades

   24.7      Consent of John Dillon


------------------------

*   To be filed by amendment.

**  Previously filed.


    (b) Please note that certain confidential technical and commercial information has been redacted from some of the exhibits attached to this Form S-1 in order to preserve the confidentiality of such information. All of the confidential information which has been redacted is on file with the Securities and Exchange Commission and may be obtained in accordance with the Freedom of Information Act. Redacted material is indicated by the following sign where such redacted text would have appeared in the relevant exhibit to this Form S-1:



                                "[**REDACTED**]"


ITEM 17. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The Registrant hereby undertakes that it will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

    (c) The Registrant hereby undertakes that it will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (d) The Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of this prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

    (e) The Registrant hereby undertakes that it will:

        (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 200 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) Include any material information which with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Pre-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Long Beach, California on October 12, 1999.



                                NETGATEWAY, INC.

                                By:  /s/ KEITH D. FREADHOFF
                                     -----------------------------------------
                                     Name: Keith D. Freadhoff
                                     Title: Chairman of the Board of
                                     Directors


    Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                 TITLE                    DATE
------------------------------  --------------------------  -------------------
    /s/ KEITH D. FREADHOFF
------------------------------  Chairman of the Board of     October 12, 1999
      Keith D. Freadhoff          Directors

                                Chief Executive Officer
              *                   and Chief Information
------------------------------    Officer (Principal         October 12, 1999
      Roy W. Camblin III          Executive Officer)

                                Chief Financial Officer,
              *                   Chief Operating Officer,
------------------------------    and Director (Principal    October 12, 1999
    David Bassett-Parkins         Financial and Accounting
                                  Officer)

              *
------------------------------  President and Director       October 12, 1999
    Donald M. Corliss, Jr.

              *
------------------------------  Director                     October 12, 1999
         Scott Beebe

              *
------------------------------  Director                     October 12, 1999
        William Brock

              *
------------------------------  Director                     October 12, 1999
         Ronald Spire


*By:   /s/ KEITH D. FREADHOFF
      -------------------------
         Keith D. Freadhoff
          ATTORNEY-IN-FACT